                                                                   EXHIBIT 10.3

                                  $825,000,000

                                CREDIT AGREEMENT

                            Dated as of June 19, 2003

                                      Among

                            LAIDLAW INVESTMENTS LTD.,
                              LAIDLAW TRANSIT LTD.
                                       and

                      GREYHOUND CANADA TRANSPORTATION CORP.
                                  as Borrowers
                                       and

      THE INITIAL LENDERS, SWING LINE BANKS, INITIAL CANADIAN ISSUING BANK
                                       AND
                   INITIAL REVOLVING ISSUING BANK NAMED HEREIN

    as Initial Lenders, Swing Line Banks and Initial Revolving Issuing Banks
                                       and

                                 CITIBANK, N.A.
                           as Additional Issuing Bank
                                       and

                          CITICORP NORTH AMERICA, INC.

                               as Collateral Agent
                                       and

                          CITICORP NORTH AMERICA, INC.

                             as Administrative Agent
                                       and

                           CREDIT SUISSE FIRST BOSTON

                              as Syndication Agent
                                       and

          CITIGROUP GLOBAL MARKETS INC. and CREDIT SUISSE FIRST BOSTON

                             as Joint Lead Arrangers
                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                               as Sole Book-Runner
                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                           as Co- Documentation Agent

                                TABLE OF CONTENTS

SECTION                                                                                                           PAGE
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms...............................................................................  2
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.........................................  44
SECTION 1.03. Accounting Terms...................................................................................  44
SECTION 1.04. Currency Equivalents Generally.....................................................................  44

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit.............................................................  44
SECTION 2.02. Making the Advances................................................................................  49
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit.................................  52
SECTION 2.04. Repayment of Advances..............................................................................  55
SECTION 2.05. Incremental Term Loan Commitments..................................................................  57
SECTION 2.06. Termination or Reduction of the Commitments........................................................  58
SECTION 2.07. Prepayments........................................................................................  59
SECTION 2.08. Interest...........................................................................................  63
SECTION 2.09. Fees...............................................................................................  64
SECTION 2.10. Conversion of Advances.............................................................................  66
SECTION 2.11. Increased Costs, Etc...............................................................................  67
SECTION 2.12. Payments and Computations..........................................................................  69
SECTION 2.13. Taxes..............................................................................................  72
SECTION 2.14. Sharing of Payments, Etc...........................................................................  74
SECTION 2.15. Use of Proceeds....................................................................................  75
SECTION 2.16. Defaulting Lenders.................................................................................  75
SECTION 2.17. Evidence of Debt...................................................................................  78
SECTION 2.18. Drawings of Bankers' Acceptances and Notional Bankers' Acceptances.................................  79
SECTION 2.19. Renewal and Conversion of Bankers' Acceptances.....................................................  82

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit................................................  84
SECTION 3.02. Conditions to Escrow Release.......................................................................  92
SECTION 3.03. Conditions Precedent to Each Borrowing and Issuance and Renewal....................................  94

SECTION 3.04. Determinations Under Section 3.01..................................................................  95

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.....................................................  96

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants.............................................................................  103
SECTION 5.02. Negative Covenants................................................................................  113
SECTION 5.03. Reporting Requirements............................................................................  123
SECTION 5.04. Financial Covenants...............................................................................  128

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default.................................................................................  131
SECTION 6.02. Actions in Respect of the Letters of Credit, Bankers' Acceptances BA
         Equivalent Advances upon Default ......................................................................  134

                                   ARTICLE VII

                                   THE AGENTS

SECTION 7.01. Authorization and Action..........................................................................  135
SECTION 7.02. Agents' Reliance, Etc.............................................................................  136
SECTION 7.03. CNAI, CSFB and Affiliates.........................................................................  136
SECTION 7.04. Lender Party Credit Decision......................................................................  137
SECTION 7.05. Indemnification...................................................................................  137
SECTION 7.06. Successor Agents..................................................................................  138
SECTION 7.07. Appointment of Supplemental Collateral Agents.....................................................  149
SECTION 7.08. Appointment of Citibank, Canada as Fonde de Pouvoir...............................................  140

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01. Amendments, Etc...................................................................................  140
SECTION 8.02. Notices, Etc......................................................................................  141
SECTION 8.03. No Waiver; Remedies...............................................................................  142
SECTION 8.04. Costs and Expenses................................................................................  143
SECTION 8.05. Right of Set-off..................................................................................  144
SECTION 8.06. Binding Effect....................................................................................  145

SECTION 8.07. Assignments and Participations....................................................................  145
SECTION 8.08. Execution in Counterparts.........................................................................  148
SECTION 8.09. No Liability of the Issuing Banks.................................................................  149
SECTION 8.10. Confidentiality...................................................................................  149
SECTION 8.11. Release of Collateral.............................................................................  150
SECTION 8.12. Jurisdiction, Etc.................................................................................  150
SECTION 8.13. Judgment Currency.................................................................................  151
SECTION 8.14. Governing Law.....................................................................................  151
SECTION 8.15. Waiver of Jury Trial..............................................................................  152

SCHEDULES
Schedule I                -        Commitments and Applicable Lending Offices
Schedule II               -        US Subsidiary Guarantors and Canadian Subsidiary Guarantors
Schedule III              -        Form of Insurance Asset Report
Schedule 4.01(b)          -        Subsidiaries
Schedule 4.01(d)          -        Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)          -        Disclosed Litigation
Schedule 4.01(n)          -        Immaterial Subsidiaries
Schedule 4.01(o)          -        Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(p)          -        Environmental Disclosure
Schedule 4.01(q)          -        Open Years; Unpaid Tax Liabilities; Adjusted Tax Bases
Schedule 4.01(r)          -        Existing Debt
Schedule 4.01(s)          -        Surviving Debt
Schedule 4.01(t)          -        Liens
Schedule 4.01(u)(i)       -        Owned Real Property
Schedule 4.01(u)(ii)      -        Material Properties
Schedule 4.01(v)(i)       -        Leased Real Property (lessee)
Schedule 4.01(v)(ii)      -        Material Leases
Schedule 4.01(v)(iii)     -        Leased Real Property (lessor)
Schedule 4.01(w)          -        Investments
Schedule 4.01(x)          -        Intellectual Property
Schedule 4.01(y)          -        Material Contracts
Schedules 5.03(b)(i) and (ii)      Form of Annual Financials
Schedules 5.03(c)(i) and (ii)      Form of Quarterly Financials
Schedule 5.03(d)          -        Form of Monthly Financials

EXHIBITS
Exhibit A-1       -        Form of Revolving Credit Note
Exhibit A-2       -        Form of Term B Note
Exhibit B-1       -        Form of Notice of Borrowing
Exhibit B-2       -        Form of Notice of Drawing
Exhibit C         -        Form of Assignment and Acceptance
Exhibit D         -        Form of US Security Agreement
Exhibit E-1       -        Form of US Subsidiary Guaranty
Exhibit E-2       -        Form of Canadian Subsidiary Guaranty
Exhibit E-3       -        Form of Parent Guaranty
Exhibit F         -        Form of US Mortgage
Exhibit G         -        Form of Solvency Certificate
Exhibit H-1       -        Form of Opinion of Counsel to the Loan Parties (Closing Date)
Exhibit H-2       -        Form of Opinion of Counsel to the Loan Parties (Escrow Release Date)
Exhibit I         -        Form of Escrow Agreement
Exhibit J         -        Plan of Reorganization
Exhibit K         -        Form of Local Counsel Opinions
Exhibit L         -        Form of Canadian Security Agreement
Exhibit M         -        Form of Canadian Mortgage

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                  CREDIT AGREEMENT (this "AGREEMENT") dated as of June __, 2003 among Laidlaw Investments Ltd., an Ontario corporation ("LIL"), which is in the process of being reorganized under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.; the "BANKRUPTCY CODE") and the Companies' Creditors ArrangementS Act of Canada (the "CCAA"), as predecessor to Laidlaw International, Inc., to be domesticated as a Delaware corporation on the Business Day immediately succeeding the Closing Date ("NEW LINC" and, together with LIL, referred to herein collectively as the "US BORROWER"), Laidlaw Transit Ltd., an Ontario corporation ("LAIDLAW TRANSIT") and Greyhound Canada Transportation Corp., an Ontario corporation ("GREYHOUND CANADA" and together with Laidlaw Transit, the "CANADIAN BORROWERS" and, together with the US Borrower, the "BORROWERS"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the banks listed on the signature pages hereof as the Initial Issuing Banks (the "INITIAL REVOLVING ISSUING BANKS"), the bank listed on the signature pages hereof as the Initial Canadian Issuing Bank (the "INITIAL CANADIAN ISSUING BANK") and, together with the Initial Lenders (the "INITIAL LENDER PARTIES"), the bank listed on the signature page as the Initial Swing Line Bank, Citibank, N.A., as Initial Additional Issuing Bank, Citicorp North America, Inc. ("CNAI"), as collateral agent (together with any successor collateral agent, the Sub-Agent (as hereinafter defined) or any Supplemental Collateral Agent (as hereinafter defined) appointed pursuant to Article VII, the "COLLATERAL AGENT") for the Secured Parties (as hereinafter defined), CNAI as administrative agent (together with any successor administrative agent or any Sub-Agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT"), and Credit Suisse First Boston, acting through its Cayman Islands branch ("CSFB") as syndication agent (the "SYNDICATION AGENT" and, together with the Administrative Agent and the Collateral Agent, the "AGENTS") for the Lender Parties (as hereinafter defined) and General Electric Capital Corporation, as co-documentation agent (the "CO-DOCUMENTATION AGENT") together with a second Co-Documentation Agent to be appointed after the Closing Date.

PRELIMINARY STATEMENTS:

                  (1) On February 27, 2003, LIL and its debtor affiliates obtained an order of the Bankruptcy Court (the "CONFIRMATION ORDER") confirming the third amended plan of reorganization (the "PLAN OF REORGANIZATION") under the Bankruptcy Code in the form attached hereto as Exhibit J filed by the US Borrower with the Bankruptcy Court, dated as of January 23, 2003, and in connection therewith intends to substantially consummate the Plan of Reorganization prior to the Deadline Date (as hereinafter defined).

                  (2) LIL has requested that the Initial Lenders make the Initial Extension of Credit hereunder prior to the consummation of the Plan of Reorganization.

                  (3) The Lenders are entering into the transactions contemplated hereby subject to, and in reliance upon, among other things, (i) the agreement that any Advances hereunder made prior to the consummation of the Plan of Reorganization shall be funded into the

Escrow Account, (ii) the payment by LIL into escrow of $625,000,000 (plus such fees, interest payable through the Deadline Date and other amounts payable hereunder) for the account of the Agents and the Lenders as set forth herein, and (iii) the substantial consummation of the Plan of Reorganization described above prior to the Deadline Date.

                  (4) The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADDITIONAL COLLATERAL ACCOUNT" means the cash collateral account in the name of Citibank held by the Additional Issuing Bank and pledged in favor thereof by the US Borrower pursuant to the terms of the US Security Agreement to cash collateralize the Additional Letters of Credit.

                  "ADDITIONAL ISSUING BANK" means the Initial Additional Issuing Bank and any Eligible Assignee to which the Additional Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Additional Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Additional Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Additional Issuing Bank or Eligible Assignee, as the case may be, shall have an Additional Letter of Credit Commitment.

                  "ADDITIONAL LETTER OF CREDIT" has the meaning specified in
         Section 2.01(f)(iii).

                  "ADDITIONAL LETTER OF CREDIT COMMITMENT" means, with respect to the Additional Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Additional Letter of Credit Commitment" or, if such Additional Issuing Bank has entered into an Assignment and Acceptance, set forth for such Additional Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Additional Issuing Bank's "Additional Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "ADDITIONAL LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Additional Issuing Bank's Additional Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A. at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Account Name: Agent Medium Term Finance, Reference: Laidlaw, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

                  "ADVANCE" means a Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AGENTS" has the meaning specified in the recital of parties to this Agreement.

                  "AGREEMENT VALUE" means, for all Hedge Agreements with a particular counterparty, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination,
         (ii) such Loan Party or Subsidiary was the sole "Affected Party", and
         (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such

         Loan Party or Subsidiary pursuant to such Hedge Agreement, net, in each case, of any unrealized gains in respect of all such Hedge Agreements in favor of the relevant Loan Party or Subsidiaries for which the applicable counterparty is liable; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance, such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance, and such Lender's Canadian Lending Office in the case of a Canadian Advance.

                  "APPLICABLE MARGIN" means (a) in respect of the Revolving Credit Facility, (i) for the period commencing on the Effective Date and ending on the date falling six months after the Effective Date, 3.50% per annum for Base Rate Advances, 4.50% per annum for Eurodollar Rate Advances and 3.50% per annum for Canadian Advances and (ii) thereafter a percentage per annum determined by reference to the Leverage Ratio as set forth below, (b) in respect of the Bankers Acceptances and Notional Bankers' Acceptances, (i) for the period commencing on the Effective Date and ending on the date falling six months after the Effective Date, 4.50% per annum and (ii) thereafter a percentage per annum determined by reference to the Leverage Ratio as set forth below:

--------------------------------------------------------------------------------
                                 EURODOLLAR
                    BASE RATE       RATE          BANKERS'
                    ADVANCES      ADVANCES      ACCEPTANCES
                   (REVOLVING    (REVOLVING    AND NOTIONAL
                     CREDIT        CREDIT         BANKERS'      CANADIAN
LEVERAGE RATIO      FACILITY)     FACILITY)     ACCEPTANCES     ADVANCES
--------------------------------------------------------------------------------
Level I
less than 2.00:
1.0                   3.25%         4.25%          4.25%         3.25%
--------------------------------------------------------------------------------
Level II
2.00: 1.0 or
greater,
but less than
2.75: 1.0             3.50%         4.50%          4.50%         3.50%
--------------------------------------------------------------------------------
Level III
2.75: 1.0 or
greater               3.75%         4.75%          4.75%         3.75%
--------------------------------------------------------------------------------

         and (c) in respect of the Term B Facility, (1) 4.00% per annum for Base Rate Advances and 5.00% per annum for Eurodollar Rate Advances or (2) if an Incremental Term Facility exists and the then applicable Incremental Term Applicable Margin exceeds the percentages per annum set forth in clause (1) for the Term B Facility, the then applicable Incremental Term Applicable Margin.

         The Applicable Margin for each Base Rate Advance, each Canadian Advance, each Bankers' Acceptance and each Notional Bankers' Acceptance shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Leverage Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A)(x) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to
         Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the US Borrower demonstrating such Leverage Ratio, and (B) the Applicable Margin in respect of the Revolving Credit Facility shall be at Level III for so long as the US Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

                  "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term B Facility, the Incremental Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the US Revolving Letter of Credit Facility, (i) any US Revolving Issuing Bank and (ii) if the other Revolving Credit Lenders have made Revolving Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender, (c) the Canadian Letter of Credit Facility, (i) any Canadian Revolving Issuing Bank and (ii) if the other Revolving Credit Lenders have made Revolving Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender, (d) the Canadian Subfacility, (i) any Canadian Lender and (ii) if the other Revolving Credit Lenders have made Canadian Revolving Credit Advances pursuant to Section 2.02(c) that are outstanding at such time, each such other Revolving Credit Lender, (e) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other US Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.01(d) that are outstanding at such time, each such other Revolving Credit Lender and (f) the Additional Letter of Credit Facility, the Additional Issuing Bank.

                  "APPROVED FUND" means any Fund that is administered or managed by (i) a Lender Party, (ii) an Affiliate of a Lender Party or (iii) an entity or an Affiliate of an entity that administers or manages a Lender Party.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "AVAILABLE AMOUNT" of any Revolving Letter of Credit or Additional Letter of Credit means, at any time, the maximum amount available to be drawn under such Revolving Letter of Credit or Additional Letter of Credit, as the case may be, at such time (assuming compliance at such time with all conditions to drawing).

                  "BA COLLATERAL ACCOUNT" has the meaning specified in the Canadian Security Agreement.

                  "BA EQUIVALENT ADVANCE" has the meaning specified in Section 2.18(a).

                  "BA LENDER" means any Canadian Lender that is a bank chartered under the Bank Act (Canada) and which stamps and accepts bankers' acceptances.

                  "BA LENDING OFFICE" means, with respect to each Canadian Lender, the office of such Lender set forth as its "BA Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a lender or such other office of such Lender in Canada as such Lender may from time to time specify to the Canadian Borrowers and the Administrative Agent for such purpose.

                  "BA RATE" means:

                           (a) for each Schedule I Lender, and in respect of
                  each Notional Bankers' Acceptance, the average rate (calculated on an annual basis of a year of 365 days and rounded up to the nearest multiple of 1/4 of 1%, if such average is not such a multiple) for Canadian Dollar bankers' acceptances having a comparable term that appears on the Reuters Screen CDOR Page (or such other page as is a replacement page for such bankers' acceptances) at 10:00 A.M. (Toronto time) or, if such rate is not available at such time, the applicable discount rate in respect of such Bankers' Acceptances or Notional Bankers' Acceptances shall be the discount rate (calculated on an annual basis of 365 days), quoted by the Sub-Agent at 9:30 A.M. (Toronto time) on the date of such Drawing as the discount rate at which the Sub-Agent would purchase, on such date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances and Notional Bankers' Acceptances to be acquired by such Canadian Lender as part of such Drawing; and

                           (b) for each Schedule II Lender and Schedule III
                  Lender, the lesser of (i) the discount rate of such Lender for Canadian Dollar bankers' acceptances having a comparable term determined in accordance with its normal practice at or about 10:00 A.M. (Toronto time) on the date of issue and acceptance of such Bankers' Acceptances, and (ii) the average rate determined by the Sub-Agent pursuant to (a) plus 0.1%.

                  "BANKERS' ACCEPTANCE" has the meaning specified in Section 2.01(e).

                  "BANKRUPTCY CODE" has the meaning specified in the recital of parties to this Agreement.

                  "BANKRUPTCY COURT" means the U.S. Bankruptcy Court for the Western District of New York.

                  "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 6.01(f) or Title II, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month US Dollar non-personal time deposits in the United States, plus (iii) the ---- average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring US Dollar deposits of Citibank in the United States; and

                  (c)      1/2 of 1% per annum above the Federal Funds Rate.

                  "BASE RATE ADVANCE" means a US Revolving Credit Advance, a Term B Advance and a Revolving Letter of Credit Advance or an Incremental Term Advance that bears interest as provided in Section 2.08(a)(i).

                  "BLOCKED AMOUNT" means an amount equal to the aggregate Stipulated Loss Value with respect to the Greyhound Lines, Inc. leases (the "GREYHOUND LEASES") guaranteed by the US Borrower. The Blocked Amount will reduce (i) by the amount of any reduction in the amount guaranteed under the Greyhound Leases or (ii) if the US Borrower has the right to assume any such Greyhound Lease, the Blocked Amount will reduce by the amount of the Stipulated Loss Value in respect of such assumable lease; provided that any such right to assume shall be documented to the satisfaction of the Administrative Agent. Any such reductions in the Blocked Amount shall be done on a quarterly basis upon the delivery of the certificate described in Section 5.03(p).

                  "BONDING FACILITIES" means each of the AIG Bonding Facility, the Universal Bonding Facility, the Gulf Bonding Facility and the Federal Insurance Bonding Facility, each as more fully described in the Disclosure Statement and any similar facility replacing or supplementing any of the foregoing.

                  "BORROWERS" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWER'S ACCOUNT" means (i) with respect to the US Borrower, the account of such Borrower maintained by such Borrower with Citibank at its office at ____________________, New York, New York _____, Account No. __________, or such other account as such Borrower shall specify in writing to the Administrative Agent and (ii) with respect to the Canadian Borrowers, the accounts of such Borrowers maintained by such Borrowers with __________ at its office at __________, Canada, Account No. _____ (with respect to Laidlaw Transit) and Account No. _____ (with respect to Greyhound Canada), or such other account as such Canadian Borrower shall specify in writing to the Administrative Agent.

                  "BORROWING" means a Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City or Toronto, Canada and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CANADIAN ADVANCES" has the meaning specified in Section 2.01(c).

                  "CANADIAN BORROWERS" has the meaning specified in the recital of parties to this Agreement.

                  "CANADIAN BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Toronto, Ontario, Canada.

                  "CANADIAN COURT" means the Ontario Superior Court of Justice.

                  "CANADIAN DOLLARS" and "CN$" each means lawful money of Canada.

                  "CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Property Security Agreement as defined in the Canadian Security Agreement.

                  "CANADIAN INTERBANK RATE" means the interest rate, expressed as a percentage per annum, which is customarily used by the Sub-Agent when calculating interest due by it or owing to it arising from or in connection with correction of errors between it and other Canadian chartered banks.

                  "CANADIAN ISSUING BANK" means the Initial Canadian Issuing Bank and any Eligible Assignee to which the Canadian Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Canadian Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Canadian Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Canadian Issuing Bank or Eligible Assignee, as the case may be, shall have an Canadian Letter of Credit Commitment.

                  "CANADIAN L/C COLLATERAL ACCOUNT" has the meaning specified in the Canadian Security Agreement.

                  "CANADIAN L/C DISBURSEMENT" shall mean a payment or disbursement made by any Canadian Issuing Bank pursuant to a Canadian Letter of Credit.

                  "CANADIAN LENDER" means any Lender listed on the signature pages hereof as a Canadian Lender each of which is resident in Canada for purposes of the Income Tax Act (Canada).

                  "CANADIAN LENDING OFFICE" means with respect to any Canadian Lender, the office of such Canadian Lender specified as its Canadian Lending Office opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Canadian Lender, or such other office of such Canadian Lender as such Canadian Lender may from time to time specify to the US Borrower and the Administrative Agent.

                  "CANADIAN LETTER OF CREDIT ADVANCE" means an advance made by any Canadian Issuing Bank or any Revolving Credit Lender pursuant to
         Section 2.03(c).

                  "CANADIAN LETTER OF CREDIT COMMITMENT" means, with respect to any Canadian Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "CANADIAN LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Canadian Issuing Banks' Letter of Credit Commitments at such time and (b) U.S.$15 million, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "CANADIAN LETTERS OF CREDIT" has the meaning specified in
         Section 2.01(f).

                  "CANADIAN LOAN PARTY" means each Loan Party organized under the laws of Canada or a political subdivision thereof.

                  "CANADIAN MATERIAL LEASES" shall mean those leases set forth in Schedule 4.01(v)(ii) under the heading "Canadian Material Leases."

                  "CANADIAN MORTGAGES" has the meaning specific in Section 3.01(a)(vi).

                  "CANADIAN MORTGAGE POLICIES" has the meaning specified in
         Section 3.01(a)(vi).

                  "CANADIAN ORDER" means the order of the Canadian Court dated February 28, 2003 made pursuant to the CCAA in respect of LIL and an affiliate, among other things, recognizing the Confirmation Order.

                  "CANADIAN PRIME RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by the Sub-Agent in Toronto, Canada from time to time as its prime rate for determining rates of interest on commercial loans in Canadian Dollars made by it in Canada; and

                           (b) 3/4 of one percent per annum above the rate for 30-day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page (or any replacement page) as of 10:00 A.M. (Toronto, Ontario time) on the date of determination.

                  "CANADIAN PROPERTIES" shall mean those properties listed on
         Schedule 4.01(u)(i) under the heading "Canadian Properties".

                  "CANADIAN REVOLVING CREDIT ADVANCE" means Canadian Advances, Canadian Letter of Credit Advances, Bankers Acceptances and BA Equivalent Advances.

                  "CANADIAN REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Canadian Revolving Credit Advances made by the Canadian Lenders.

                  "CANADIAN REVOLVING CREDIT COMMITMENT" means, with respect to any Canadian Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Canadian Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "CANADIAN REVOLVING CREDIT NOTE" means a promissory note of a Canadian Borrower payable to the order of any Canadian Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Canadian Revolving Credit Advances made by such Lender, as amended.

                  "CANADIAN SECURITY AGREEMENT" has the meaning specified in
         Section 3.01(a)(iv).

                  "CANADIAN SECURITY DOCUMENTS" means the Quebec Security Documents, the Canadian Security Agreement, the Canadian Intellectual Property Agreement and the Canadian Mortgages.

                  "CANADIAN SECURED PARTY" means any Secured Party that has a Canadian Revolving Credit Commitment, has purchased, issued, participated in or otherwise acquired, a Canadian Revolving Credit Advance or has issued or participated in any Debt incurred under the Canadian Subfacility, or is a Hedge Bank in respect of a Secured Hedge Agreement that is entered into with a Canadian Loan Party, or any Agent acting on behalf thereof pursuant to any Canadian Security Document.

                  "CANADIAN SUBFACILITY" means, at any time, an amount equal to the aggregate amount of the Canadian Lenders' Canadian Revolving Credit Commitments at such time.

                  "CANADIAN SUBSIDIARY GUARANTORS" means the Canadian Subsidiaries of the US Borrower listed on Schedule II hereto and each other Canadian Subsidiary of the US Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

                  "CANADIAN SUBSIDIARY GUARANTY" means the guaranty of the US Subsidiary Guarantors and the Canadian Subsidiary Guarantors referred to in Section 3.01(a)(xvii) together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.

                  "CAPITAL EXPENDITURE ACQUISITION BASKET" means, for the Stub Period or any Fiscal Year, the amount set forth below for the Stub Period or such Fiscal Year, as the case may be:

     Period                             Amount
     ------                             ------
Stub Period                         U.S. $2,000,000
Fiscal Year 2004                   U.S. $30,000,000
Fiscal Year 2005                   U.S. $40,000,000
Fiscal Year 2006                   U.S. $40,000,000
Fiscal Year 2007                   U.S. $40,000,000
Fiscal Year 2008                   U.S. $45,000,000
Fiscal Year 2009                   U.S. $45,000,000

         provided, however, that if, for the Stub Period or any Fiscal Year set forth above, the amount specified above for the Stub Period or such Fiscal Year exceeds the aggregate amount of Investments made by the US Borrower and its Subsidiaries during the Stub Period or such Fiscal Year in accordance with the provisions of Section 5.02(f)(ix) (the amount of such excess being the "EXCESS INVESTMENT AMOUNT"), the US Borrower and its Subsidiaries shall be entitled to make additional Investments pursuant to Section 5.02(f)(ix) in the immediately succeeding Fiscal Year in an amount (such amount being referred to herein as the "INVESTMENT CARRYOVER AMOUNT") equal to the lesser of (i) the Excess Investment Amount and (ii) 25% of the amount specified above for such immediately preceding Fiscal Year or the Stub Period, as the case may be. References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries.

                  "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CARRYOVER AMOUNT" has the meaning specified in Section
         5.02(o).

                  "CASES" shall mean the Chapter 11 cases of certain Loan Parties before the Bankruptcy Court and the cases under the CCAA of certain Loan Parties before the Canadian Court.

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by the US Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of determination: (a) readily marketable direct obligations of the Government of the United States or Canada or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States or Canada, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion,
         (c) commercial paper in an aggregate amount of no more than $20,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or (d) Investments, classified in accordance with GAAP as Current Assets of the US Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

                  "CCAA" has the meaning specified in the recital of parties to this Agreement.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CFC" means an entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

                  "CGMI" means Citigroup Global Markets Inc.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the US Borrower (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the US Borrower; or (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the US Borrower; or
         (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the US Borrower (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the US Borrower.

                  "CITIBANK" means Citibank, N.A.

                  "CLOSING DATE" means the Effective Date.

                  "CNAI" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL DOCUMENTS" means the US Security Agreement, the Canadian Security Documents, the US Intellectual Property Security Agreement, the Mortgages, the Vehicle Collateral Agency Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 3.01(a)(i) and Section 5.01(j), and each other agreement that creates a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COMMITMENT" means a Term B Commitment, a Revolving Credit Commitment, a Letter of Credit Commitment, a Canadian Revolving Credit Commitment or an Incremental Term Commitment.

                  "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

                  "CONFIRMATION ORDER" has the meaning specified in the preliminary statements to this Agreement.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that solely for purposes of calculating the Leverage Ratio, the Obligations under the PBGC Agreement shall not be deemed to be "Contingent Obligations" hereunder. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONTINUING DIRECTORS" means the directors of the US Borrower on the Effective Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of the US Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.10 or 2.11.

                  "CSFB" has the meaning specified in the recital of parties to this Agreement.

                  "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "CURRENT LIABILITIES" of any Person means all items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person other than short term Debt and current maturities of long term Debt.

                  "DEADLINE DATE" means the date that is 15 days after the Effective Date.

                  "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures, bankers' acceptances or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,
         (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations and Off-Balance Sheet Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                  "DEBT FOR BORROWED MONEY" of any Person means, at any date of determination, (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person and all Off-Balance Sheet Obligations of such

         Person at such date, (b) all Obligations under bankers' acceptance, letter of credit or similar facilities and (c) solely for purposes of calculating the Leverage Ratio, all Contingent Obligations of such Person in respect of Debt, leases, dividends or other payment Obligations of any other Person other than any of the Loan Parties; provided that (i) in no event shall Debt in respect of the Bonding Facilities be considered to be "Debt for Borrowed Money" for any purpose hereunder and (ii) in no event shall letters of credit issued under the Additional Letter of Credit Facility be considered to be "Debt for Borrowing Money" for purposes of the Leverage Ratio and the Maximum Senior Secured Leverage Ratio.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

                  "DEFAULT INTEREST" has the meaning set forth in Section
         2.08(b).

                  "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(f) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.16(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) any Canadian Lender pursuant to Section 2.02(c) to purchase a portion of a Canadian Revolving Credit Advance made by such Canadian Lender, (b) any Revolving Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Revolving Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to
         Section 2.14 to purchase any participation in Advances owing to such other Lender Party, (e) any Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by such Swing Line Bank and (f) any Agent or any Issuing Bank pursuant to Section 7.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
         Section 2.16(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(d).

                  "DISCLOSURE STATEMENT" means the disclosure statement with respect to the Plan of Reorganization approved by a final order of the Bankruptcy Court on January 23, 2003.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the US Borrower and the Administrative Agent.

                  "DRAFT" means a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn in Canadian Dollars by a Canadian Borrower on any BA Lender, and which, except as otherwise provided herein, has not been completed or accepted by such Lender.

                  "DRAWING" means the simultaneous (i) acceptance of Drafts and purchase of Bankers' Acceptances by the Canadian Lenders, in accordance with Section 2.18(a), and (ii) making of BA Equivalent Advances by Non-BA Lenders.

                  "DRAWING PURCHASE PRICE" means, with respect to each Bankers' Acceptance to be purchased by any Canadian Lender at any time, the amount (adjusted to the nearest whole cent or, if there is no nearest whole cent, the next higher whole cent) obtained by dividing (i) the aggregate Face Amount of such Bankers' Acceptance, by (ii) the sum of
         (A) one and (B) the product of (1) the BA Rate in effect at such time (expressed as a decimal) multiplied by (2) a fraction the numerator of which is the number of days in the term to maturity of such Bankers' Acceptance and the denominator of which is 365 days or 366 days, as the case may be.

                  "EBITDA" means, at any date of determination, the sum, determined on a Consolidated basis, of (a) net income (or net loss),
         (b) interest expense, (c) income tax expense (or income tax recovery),
         (d) depreciation expense, (e) amortization expense, (f) reorganization costs related to and arising from the Transaction incurred on or prior to the Escrow Release Date in an aggregate amount not to exceed $41.1 million and (g) non-cash portion of non-operating expenses, in each case of the US Borrower and its Subsidiaries, and only to the extent included in the calculation of net income, determined in accordance with GAAP for the most recently completed Measurement Period; provided, that non-operating income and income tax recovery shall be excluded from EBITDA to the extent included therein. For the purposes of calculating "EBITDA", the term "Subsidiaries" shall not include Excluded Subsidiaries.

                  "EFFECTIVE DATE" means the first date on which the conditions set forth in Section 3.01 shall have been satisfied.

                  "ELIGIBLE ASSIGNEE" means (i) a Lender Party; (ii) an Affiliate of a Lender Party; (iii) an Approved Fund; and (iv) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the US Borrower, such approval, in each case, not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; provided, further that, with respect to any Advances under the Canadian Subfacility or Canadian Revolving Credit Commitments, any Person that is not resident in Canada for purposes of the Income Tax Act (Canada) shall not qualify as an Eligible Assignee under this definition.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL DEED RESTRICTION" means any document recorded pursuant to any Environmental Law against any property owned by the Loan Parties or any of their Subsidiaries which materially restricts the use or occupation of such property, or materially restricts the ownership or transfer of such property.

                  "ENVIRONMENTAL LAW" means any federal, state, provincial, local, municipal or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources applicable to the operations of any Loan Party, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "EQUIVALENT" means (a) in US Dollars of Canadian Dollars on any date of determination, the equivalent in US Dollars of Canadian Dollars determined by reference to the rate of exchange quoted by Citibank in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in US Dollars with Canadian Dollars and (b) in Canadian Dollars of US Dollars on any date of determination, the equivalent in Canadian Dollars of US Dollars determined by reference to the rate of exchange quoted by Citibank in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Canadian Dollars with US Dollars.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "ESCROW ACCOUNT" means the account or accounts established by the Escrow Account Bank that are the subject of the Escrow Agreement.

                  "ESCROW ACCOUNT BANK" means Deutsche Bank, or such other institution or institutions selected by the Agents.

                  "ESCROW AGREEMENT" means the escrow agreement dated the date hereof by and among the US Borrower, the Administrative Agent, on behalf of itself and the other Lender Parties and the Escrow Account Bank.

                  "ESCROW BANK" has the meaning specified in Section 2.16(c).

                  "ESCROW RELEASE DATE" means the first date on which the conditions set forth in Section 3.02 shall have been satisfied.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in US Dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided, that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in US Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period; provided, further, however, that in no event shall the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advance be less than 2.00% per annum.

                  "EURODOLLAR RATE ADVANCE" means a US Revolving Credit Advance, a Term B Advance or Incremental Term Advance that bears interest as provided in Section 2.08(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCESS CASH FLOW" means, for any Fiscal Year period (other than the Fiscal Year ending 2003),

                  (a)      the sum of:

                           (i) Consolidated net income (or loss) of the US Borrower and its Subsidiaries for such period plus

                           (ii) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated net income (or loss) plus

                           (iii) if there was a net increase in Consolidated Current Liabilities of the US Borrower and its Subsidiaries during such period, the amount of such net increase plus

                           (iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the US Borrower and its Subsidiaries during such period, the amount of such net decrease less

                  (b)      the sum of:

                           (i) the aggregate amount of all non-cash credits included in arriving at such Consolidated net income (or loss) plus

                           (ii) if there was a net decrease in Consolidated Current Liabilities of the US Borrower and its Subsidiaries during such period, the amount of such net decrease plus

                           (iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the US Borrower and its Subsidiaries during such period, the amount of such net increase plus

                           (iv) the aggregate amount of Capital Expenditures of the US Borrower and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement plus

                           (v) the aggregate amount of consideration paid in cash in respect of any acquisition consummated during such period to the extent permitted by Section 5.02(f)(ix) plus

                           (vi) the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period plus

                           (vii) the aggregate principal amount of all optional prepayments of the Term B Facility made during such period pursuant to Section 2.07(a) plus

                           (viii) the aggregate principal amount of all mandatory prepayments of the Term B Facility made during such period pursuant to Section 2.07 (b)(ii)(A) or (D) to the extent that the applicable Net Cash Proceeds were taken into account in calculating such Consolidated net income (or loss).

                  For the purposes of calculating "Excess Cash Flow", the term "Subsidiaries" shall not include any Excluded Subsidiary.

                  "EXCLUDED SUBSIDIARIES" means each of the Greyhound Lines, Inc., Hotard Coaches, Inc. and Interstate Leasing, Inc. and each of their respective Subsidiaries.

                  "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Escrow Release Date.

                  "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding, proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and (y) insurance and condemnation proceeds), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include (i) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received or otherwise reinvested in the business of the US Borrower and its Subsidiaries in accordance with the terms of the Loan Documents, so long as such application is made within 9 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto and (ii) cash receipts received as released collateral pledged in connection with the Bonding Facilities.

                  "FACE AMOUNT" means, with respect to any Bankers' Acceptance, the amount payable to the holder of such Bankers' Acceptance on its then existing Maturity Date, and, with respect to any Notional Bankers' Acceptance, means the theoretical amount that would be payable to the holder of such Notional Bankers' Acceptance on its then existing maturity date; in this Agreement, the Face Amount of an outstanding Notional Bankers' Acceptance shall mean an amount equal to the Face Amount of the Notional Bankers' Acceptance in respect of which a particular outstanding BA Equivalent Advance was made; in this Agreement, references to outstanding Notional Bankers' Acceptances shall be references to the outstanding BA Equivalent Advances made in respect of such Notional Bankers' Acceptances.

                  "FACILITY" means the Term B Facility, the Revolving Credit Facility, the Canadian Subfacility, the Swing Line Facility, the US Revolving Letter of Credit Facility, the Canadian Letter of Credit Facility, the Additional Letter of Credit Facility and the Incremental Term Facility.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means the fee letter dated February 26, 2003 between LIL and the Agents, as amended.

                  "FISCAL YEAR" means a fiscal year of the US Borrower and its Consolidated Subsidiaries ending on August 31 in any calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) the sum of Consolidated EBITDA plus aggregate rental expense payable under leases of real or personal, or mixed, property less Capital Expenditures (net of proceeds from dispositions of assets) and cash taxes to (b) the sum of (i) the excess of (x) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money over (y) interest income plus
         (ii) aggregate rental expense payable under leases of real or personal, or mixed, property plus (iii) scheduled principal amounts of all Debt for Borrowed Money payable, plus (iv) cash dividends payable on Equity Interests of the US Borrower, in each case, of or by the US Borrower and its Subsidiaries for the most recently completed Measurement Period. For the purposes of calculating this ratio, the term "Subsidiaries" shall not include any Excluded Subsidiary.

                  "FUND" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "FUNDED DEBT" of any Person means Debt in respect of the Advances and the Bankers' Acceptances, in the case of any Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, excluding, however, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

                  "GREYHOUND CANADA" has the meaning specified in the recital of parties to this Agreement.

                  "GREYHOUND LEASES" has the meaning set forth in the definition of "Blocked Amount."

                  "GUARANTEED OBLIGATIONS" has the meaning specified in each of the US Subsidiary Guaranty and the Canadian Subsidiary Guaranty.

                  "GUARANTORS" means the Borrower, the US Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

                  "HAZARDOUS MATERIALS" means chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law including, without limitation, petroleum or petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, fuel hedging contracts and other hedging agreements.

                  "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                  "IMMATERIAL SUBSIDIARY" means any Subsidiary listed on
         Schedule 4.01(n) hereto.

                  "INCOME TAX ACT (CANADA)" means the Income Tax Act (Canada) as the same may from time to time be in effect.

                  "INCREMENTAL TERM ADVANCES" means term advances made by one or more Lenders to the US Borrower pursuant to Section 2.01(a)(ii) in accordance with the relevant Incremental Term Loan Assumption Agreement.

                  "INCREMENTAL TERM AMOUNT" means an amount up to $100,000,000.

                  "INCREMENTAL TERM APPLICABLE MARGIN" has the meaning set forth in Section 2.05(b).

                  "INCREMENTAL TERM COMMITMENT" means, at any time, the commitment of any Incremental Term Lender, established pursuant to
         Section 2.05, to make Incremental Term Advances to the US Borrower or if such Incremental Term Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register Maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Incremental Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "INCREMENTAL TERM FACILITY" means, at any time, the aggregate amount of the Incremental Term Lenders' Incremental Term Commitments at such time.

                  "INCREMENTAL TERM LENDERS" means a Lender with an Incremental Term Commitment or outstanding Incremental Term Advances.

                  "INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT" means an incremental term loan assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and the US Borrower, among the US Borrower, the Administrative Agent and one or more Incremental Term Lenders.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

                  "INFORMATION MEMORANDUM" means the information memorandum dated May 12, 2003 used by the Administrative Agent in connection with the syndication of the Commitments.

                  "INITIAL BASE RATE PERIOD" has the meaning specified in
         Section 2.02(d).

                  "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "INITIAL US REVOLVING ISSUING BANKS", "INITIAL LENDER PARTIES", "INITIAL LENDERS", "INITIAL ADDITIONAL ISSUING Bank", "INITIAL CANADIAN ISSUING BANK" and "INITIAL SWING LINE BANK" each has the meaning specified in the recital of parties to this Agreement.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTERCREDITOR AGREEMENTS" means each of (i) the intercreditor agreement dated as of June __, 2003 among the Agent, on the behalf of the Lenders, the PBGC and certain Loan Parties and (ii) the intercreditor agreements dated as of June __, 2003 among the Agent, on the behalf of the Lenders, the sureties under the Bonding Facilities and certain Loan Parties.

                  "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, in each case, of or by the US Borrower and its Subsidiaries for the most recently completed Measurement Period. For the purposes of calculating this ratio, the term "Subsidiaries" shall not include any Excluded Subsidiary.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the applicable Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the applicable Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

                  "ISSUING BANK" means a Revolving Issuing Bank or the Additional Issuing Bank.

                  "JOINT LEAD ARRANGERS" means each of CGMI and CSFB.

                  "LAIDLAW GROUP" has the meaning specified in the PBGC
         Agreement.

                  "LAIDLAW TRANSIT" has the meaning specified in the recital of parties to this Agreement.

                  "L/C COLLATERAL ACCOUNTS" means the US L/C Collateral Account and the Canadian L/C Collateral Account.

                  "L/C DISBURSEMENT" means a US L/C Disbursement or a Canadian L/C Disbursement, as applicable.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(c)(ii)(A).

                  "LENDER PARTY" means any Lender, any Issuing Bank, the Swing Line Bank or any Canadian Lender.

                  "LENDER REPRESENTATIVES" has the meaning specified in Section 8.10.

                  "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

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                                       28

                  "LETTER OF CREDIT ADVANCE" means a Canadian Letter of Credit Advance or a US Revolving Letter of Credit Advance.

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.03(a).

                  "LETTER OF CREDIT COMMITMENT" means a Canadian Letter of Credit Commitment or a US Revolving Letter of Credit Commitment.

                  "LETTER OF CREDIT FACILITY" means, collectively, the Canadian Letter of Credit Facility, the US Revolving Letter of Credit Facility and the Additional Letter of Credit Facility.

                  "LETTERS OF CREDIT" means the Canadian Letters of Credit, the US Revolving Letters of Credit and the Additional Letters of Credit.

                  "LEVERAGE RATIO" means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of the US Borrower and its Subsidiaries at such date to Consolidated EBITDA of the US Borrower and its Subsidiaries for the most recently completed Measurement Period; provided, that for purposes of determining the aggregate amount of Consolidated Debt for Borrowed Money, any Contingent Obligation in respect of operating leases shall be determined based on the Stipulated Loss Value. For the purposes of calculating this ratio, the term "Subsidiaries" shall not include any Excluded Subsidiary.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor, a statutory deemed trust and any easement, right of way or other encumbrance on title to real property.

                  "LIL" has the meaning specified in the recital of parties to this Agreement.

                  "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes,
         (iii) the Bankers' Acceptances, (iv) the US Subsidiary Guaranty, (v) the Canadian Subsidiary Guaranty, (vi) the Collateral Documents, (vii) the Fee Letter, (viii) each Letter of Credit Agreement, (ix) the Escrow Agreement, (x) each Incremental Term Loan Assumption Agreement and (xi) each Secured Hedge Agreement, in each case as amended.

                  "LOAN PARTIES" means the Borrowers, the US Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects, material agreements or customer relations of the US Borrower and its Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects, material agreements or customer relations of the US Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

                  "MATERIAL CONTRACT" means each agreement set forth on Schedule 4.01(y).

                  "MATERIAL LEASES" shall mean those leases set forth in
         Schedule 4.01(v)(ii) which schedule shall be modified after the Closing Date to the extent that in the course of procuring mortgages with respect to such Material Leases, the Administrative Agent determines (in its sole discretion) that such leases are no longer material.

                  "MATERIAL PROPERTIES" shall mean those properties listed on
         Schedule 4.01(u)(ii).

                  "MATURITY DATE" means, for each Bankers' Acceptance or BA Equivalent Loan comprising part of the same Drawing, the date on which the Face Amount for such Bankers' Acceptance or applicable Notional Bankers' Acceptance, as the case may be, becomes due and payable in accordance with the provisions set forth below, which shall be a Canadian Business Day occurring thirty, sixty or ninety days or, if available to all Canadian Lenders purchasing Bankers' Acceptances in connection with the applicable Drawing, one hundred and eighty days after the date on which such Bankers' Acceptance or Notional Bankers' Acceptance is created and purchased as part of any Drawing, as the Canadian Borrower may select upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on a Canadian Business Day at least two Canadian Business Days prior to the date on which such Bankers' Acceptance or Notional Bankers' Acceptance is to be accepted and purchased (whether as a new Drawing, by renewal or by Conversion); provided, however, that:

                           (a) such Borrower may not select any Maturity Date for any Bankers' Acceptance or BA Equivalent Loan that occurs after the then scheduled Termination Date;

                           (b)      the Maturity Date for all Bankers'
                  Acceptances and BA Equivalent Loans comprising part of the same Drawing shall occur on the same date; and

                           (c) whenever the Maturity Date for any Bankers' Acceptance or BA Equivalent Loan would otherwise occur on a day other than a Canadian Business Day, such Maturity Date shall be extended to occur on the next succeeding Canadian Business Day.

                  "MAXIMUM SENIOR SECURED LEVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated Debt for Borrowed Money of the US Borrower and its Subsidiaries at such date secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) of the US Borrower or its Subsidiaries, to (b) Consolidated EBITDA of the US Borrower and its Subsidiaries for the most recently completed Measurement Period. For the purposes of calculating this ratio, the term "Subsidiaries" shall not include any Excluded Subsidiary.

                  "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the US Borrower ending on or prior to such date, provided that for purposes of determining interest expense or amortization of principal amounts of all Debt for Borrowed Money in connection with the calculation of any financial covenant or financial ratio for (x) the four fiscal quarters ended August 31, 2003, the amount of such item shall be equal to the amount of such item for the fiscal quarter ended August 31, 2003 multiplied by four, (y) the four fiscal quarters ended November 30, 2003, the amount of such item shall be equal to the amount of such item for the two fiscal quarters ended November 30, 2003 multiplied by two and (z) the four fiscal quarters ended February 28, 2004, the amount of such item shall be equal to the amount of such item for the three fiscal quarters ended February 28, 2004 multiplied by 4/3.

                  "MORTGAGES" means the Canadian Mortgages and the US Mortgages.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, that is subject to ERISA and to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means:

                           (a)      with respect to the sale or other
                  disposition of any asset by the US Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) (other than any sale or other disposition permitted pursuant to
                  Section 5.02(e)(i), (ii), (iii), (iv) or (v)), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such sale or other disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received but excluding any interest accruing on any such amounts) over (ii) the sum of
                  (A) the principal amount of any Debt that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Debt under the Loan Documents), (B) the out-of-pocket costs, fees, commissions, premiums and expenses incurred by the US Borrower or its Subsidiaries in connection with such sale, (C) federal, state, provincial, foreign and local taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith and (D) a reasonable reserve for any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the US Borrower or any of its Subsidiaries in connection with such sale or disposition (but excluding any indemnity, which by its terms will not, under any circumstances, be made prior to the Termination Date in respect of the Term B Facility);

                           (b)      with respect to receipt of any cash
                  insurance and condemnation proceeds received in respect of any asset by the US Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries), the excess, if any, of (i) the aggregate amount of such proceeds received over (ii) the sum of (A) the amount applied by the US Borrower and its Subsidiaries to replace, repair or rebuild such asset, so long as such application is commenced within 270 days after the receipt of such proceeds, (B) the out-of-pocket costs, fees, commissions, premiums and expenses incurred by the US Borrower or its Subsidiaries in connection with the receipt of such proceeds and (C) federal, state, provincial, foreign and local taxes reasonably estimated to be actually paid as a result of the receipt of such proceeds;

                           (c) with respect to the sale or issuance of any capital stock or other Equity Interest by the US Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such sale over (ii) the sum of (A) the underwriting discounts and commissions, and other out-of-pocket costs, fees, commissions, premiums and expenses, incurred by the issuer in connection with such sale and (B) the aggregate amount of such Net Cash Proceeds up to $50 million that are applied to make Investments permitted by
                  Section 5.02(f)(vii); provided, that Net Cash Proceeds shall not include any funds received in connection with the exercise of stock options granted to employees or directors of the US Borrower or any of its Subsidiaries; and

                           (d) with respect to the incurrence or issuance of Debt (other than Debt permitted by Section 5.02(b)) by the US Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions, and other out-of-pocket costs, fees, commissions, premiums and expenses, incurred by the US Borrower or such Subsidiary in connection with such incurrence or issuance.

                  "NET TANGIBLE ASSETS" shall on any date of determination mean the sum of the net book value of plant, property and equipment owned by the US Borrower and its Subsidiaries, (other than the Excluded Subsidiaries) on such date, plus receivables owned on such date by the US Borrower and the Guarantors (excluding any such receivables owed by the US Borrower and any of its Subsidiaries) less net allowances for doubtful accounts.

                  "NET TANGIBLE ASSETS RATIO" means on any date of determination a ratio of (A) Net Tangible Assets on such date to (B) an amount equal to the sum of the aggregate principal amount outstanding on such date under the Facilities (including the Available Amount under outstanding Letters of Credit), the aggregate principal amount of all secured Debt outstanding on such date and the aggregate principal amount of the Senior Notes outstanding on such date, excluding (i) Debt of Excluded Subsidiaries and (ii) Debt in respect of letters of credit issued under the Additional Letter of Credit Facility.

                  "NEW LINC" has the meaning specified in the recital of parties to this Agreement.

                  "NON-BA LENDER" means a Canadian Lender which is not permitted by applicable law or by customary market practices to stamp, for purposes of subsequent sale, or accept, a Bankers' Acceptance.

                  "NOTE" means a Term B Note or a Revolving Credit Note.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF DRAWING" has the meaning specified in Section 2.18(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                  "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(f)(iv).

                  "NOTICE OF SWING LINE BORROWING" has the meaning specified in
         Section 2.02(b).

                  "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(f)(iv).

                  "NOTIONAL BANKERS' ACCEPTANCE" has the meaning specified in
         Section 2.18(a).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, letter of credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OFF BALANCE SHEET OBLIGATION" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if such Obligations would give rise to a claim against such Person in a proceeding referred to in
         Section 6.01(f).

                  "OPEN YEAR" has the meaning specified in Section 4.01(q)(iii).

                  "OTHER TAXES" has the meaning specified in Section 2.13(b).

                  "PARENT GUARANTY" means the guaranty of the US Borrower referred to in Section 3.01(a)(xxx) as amended, amended and restated, modified or otherwise supplemented.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PBGC AGREEMENT" means that certain agreement to be entered into between Laidlaw Inc., the Encumbered Subsidiaries (as defined therein) and Greyhound Lines, Inc. and the PBGC on the Escrow Release Date.

                  "PENSION PLANS" has the meaning specified in the PBGC
         Agreement.

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 60 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) Permitted Encumbrances, (e) the silent second lien of the PBGC required under the PBGC Agreement in an aggregate amount not to exceed $100 million, (f) pledges or deposits of cash, cash equivalents or marketable securities required to secure the payment of incurred losses in respect of insurance programs (for captive insurance Subsidiaries),
         (g) pledges or deposits of cash, cash equivalents or marketable securities, together with letters of credit that are issued with respect thereto, solely to secure obligations of American Medical Response, Inc. and its Subsidiaries with respect to its insurance deductibles in an aggregate amount not to exceed $125 million, and (h) pledges or deposits of cash or cash equivalents, together with letters of credit that are issued with respect thereto, to secure obligations under the Bonding Facilities in an aggregate amount not to exceed $107.9 million (such amount to increase annually on each anniversary of the Effective Date by $5 million).

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLAN OF REORGANIZATION" has the meaning specified in the preliminary statements to this Agreement.

                  "PLEDGED DEBT" has the meaning specified in the US Security Agreement and the Canadian Security Agreement.

                  "PLEDGED EQUITY" has the meaning specified in the US Security Agreement and the Canadian Security Agreement.

                  "PPSA" means, with respect to a particular Province of Canada, the Personal Property Security Act enacted in force in such Province from time to time or in respect of the Province of Quebec means the Register of Personal and Moveable Real Rights.

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "PREPAYMENT DATE" means with respect to any cash receipts from a transaction described in clause (a), (b), (c) or (d) of the definition of "Net Cash Proceeds", the third Business Day following the date of the receipt of such Net Cash Proceeds by any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) or, if any cash receipts from a transaction described in clause (a) or (b) of the definition of "Net Cash Proceeds" are not reinvested in the business of the US Borrower and its Subsidiaries (other than any Excluded Subsidiary) in a manner consistent with the terms of this Agreement within 9 months after the date of receipt thereof, the date which is 9 months following the date of receipt of such cash receipts.

                  "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount multiplied by a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.06 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.06 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

                  "PROPERTIES" shall mean those properties listed in Schedule 4.01(u)(i).

                  "QUEBEC SECURITY DOCUMENTS" means the Deeds of hypothec to secure the payment of titles of indebtedness and a bond issued by each grantor of a Deed of hypothec pursuant to the terms thereof.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates prior to the Termination Date in respect of the Term B Facility, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REDUCTION AMOUNT" has the meaning specified in Section 2.07(b)(vii).

                  "REGISTER" has the meaning specified in Section 8.07(d).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means the Senior Note Documents, any intercompany notes issued pursuant to Section 5.02(b)(i)(B) or (ii), the Tax Agreement, the Confirmation Order, the Plan of Reorganization, the Disclosure Statement and the PBGC Agreement.

                  "REQUIRED FINANCIAL INFORMATION" means, as of any date, the most recent financial statements required to be delivered to the Lender Parties pursuant to Section 5.03(b) or 5.03(c) on or prior to such date.

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of, without duplication, (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time,
         (d) the aggregate unused Term B Commitments at such time and (e) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time,
         (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) such Lender's Pro Rata Share of the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time, (D) the aggregate unused Term B Commitment of such Lender at such time and (E) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, (a) the aggregate principal amount of US Letter of Credit Advances owing to any US Issuing Bank and of Swing Line Advances owing to any Swing Line Bank, the Available Amount of each US Letter of Credit shall be considered to be owed to the US Revolving Credit Lenders ratably in accordance with their respective US Revolving Credit Commitments and (b) the aggregate principal amount of Canadian Advances owing to any Canadian Lender, of Canadian Letter of Credit Advances owing to any Canadian Issuing Bank, the Available Amount of each Canadian Letter of Credit and the Aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances shall be considered to be owed to the US Revolving

         Credit Lenders and to the Canadian Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  "REQUIRED REVOLVING CREDIT LENDERS" means, at any time, Lenders (not including any Defaulting Lender) owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Revolving Credit Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time, and (d) the aggregate Unused Revolving Credit Commitments at such time. For purposes of this definition, (a) the aggregate principal amount of US Letter of Credit Advances owing to any US Issuing Bank and of Swing Line Advances owing to any Swing Line Bank, the Available Amount of each US Letter of Credit shall be considered to be owed to the US Revolving Credit Lenders ratably in accordance with their respective US Revolving Credit Commitments and (b) the aggregate principal amount of Canadian Revolving Credit Advances owing to any Canadian Lender, of Canadian Letter of Credit Advances owing to any Canadian Issuing Bank, the Available Amount of each Canadian Letter of Credit and the Aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances shall be considered to be owed to the US Revolving Credit Lenders and to the Canadian Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  "REQUIRED TERM B LENDERS" means, at any time, Lenders (not including any Defaulting Lender) owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Term B Advances outstanding at such time, (b) the aggregate unused Term B Commitments at such time.

                  "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

                  "REVOLVING CREDIT ADVANCE" means a US Revolving Credit Advance or a Canadian Revolving Credit Advance.

                  "REVOLVING CREDIT BORROWING" means a US Revolving Credit Borrowing or a Canadian Revolving Credit Borrowing.

                  "REVOLVING CREDIT COMMITMENT" means a US Revolving Credit Commitment or a Canadian Revolving Credit Commitment.

                  "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "REVOLVING CREDIT LENDER" means any US Revolving Credit Lender or any Canadian Lender.

                  "REVOLVING CREDIT NOTE" means a US Revolving Credit Note or a Canadian Revolving Credit Note.

                  "REVOLVING ISSUING BANKS" means each Initial US Revolving Issuing Bank and any other Revolving Credit Lender approved as a US Revolving Issuing Bank or a Canadian Issuing Bank by the Administrative Agent and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each such Revolving Credit Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Revolving Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial US Revolving Issuing Bank, Revolving Credit Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "REVOLVING LETTER OF CREDIT" means a US Revolving Letter of Credit or a Canadian Letter of Credit.

                  "REVOLVING LETTER OF CREDIT COMMITMENT" means a US Letter of Credit Commitment or a Canadian Letter of Credit Commitment.

                  "SCHEDULE I LENDERS" shall mean, at any time, the Lenders that are listed in Schedule I to the Bank Act (Canada) at such time.

                  "SCHEDULE II LENDERS" shall mean, at any time, the Lenders that are listed in Schedule II to the Bank Act (Canada) at such time.

                  "SCHEDULE III LENDERS" shall mean, at any time, the Lenders that are listed in Schedule III to the Bank Act (Canada) at such time.

                  "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Borrower and any Hedge Bank.

                  "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

                  "SECURED PARTIES" means the Agents, the Lender Parties, and the Hedge Banks and the Vehicle Collateral Agent.

                  "SENIOR NOTES" means the senior unsecured notes of the US Borrower in an aggregate principal amount of $406 million issued pursuant to the Senior Notes Indenture including any senior unsecured notes issued in exchange therefor.

                  "SENIOR NOTES DOCUMENTS" means the Senior Notes Indentures and all other agreements, indentures and instruments pursuant to which the Senior Notes are issued, in each case as amended to the extent permitted under the Loan Documents.

                  "SENIOR NOTES INDENTURES" means the Indenture dated as of June 3, 2003 between the US Borrower and Deutsche Bank Trust, as trustee, as amended, to the extent permitted under the Loan Documents.

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                                       38

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STAMPING FEE" means, with respect to each Bankers' Acceptance and Notional Bankers' Acceptance, an amount equal to (a) the Applicable Margin, as in effect on the date of the Drawing or renewal, as the case may be, of such Bankers' Acceptance or Notional Bankers' Acceptance multiplied by (b) the Face Amount of such Bankers' Acceptance or Notional Bankers' Acceptance, calculated on the basis of the term to maturity of such Bankers' Acceptance or Notional Bankers' Acceptance and a year of 365 days or 366 days, as the case may be.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "STIPULATED LOSS VALUE" means, with respect to any operating lease, the amount designated to be the stipulated loss value or similar amount thereunder.

                  "STUB PERIOD" means the period from the Escrow Release Date through August 31, 2003.

                  "SUB-AGENT" means Citibank Canada, for and on behalf of the Administrative Agent for the benefit of the Canadian Secured Parties.

                  "SUBORDINATED DEBT" means any Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                  "SUBORDINATED OBLIGATIONS" has the meaning specified in
         Section 7.06.

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                                       39

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in
         Section 7.07(a) and "SUPPLEMENTAL COLLATERAL AGENTS" shall have the corresponding meaning.

                  "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries (other than any Excluded Subsidiary) outstanding immediately after giving effect to the Plan of Reorganization as set forth on Schedule 4.01(s) hereto.

                  "SWING LINE ADVANCE" means an advance made by the Swing Line Bank pursuant to Section 2.01(d) or any Revolving Credit Lender pursuant to Section 2.02(b).

                  "SWING LINE BANK" means the Initial Swing Line Bank and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swing Line Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as the Initial Swing Line Bank or Eligible Assignee, as the case may be, shall have a Swing Line Commitment.

                  "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or the Revolving Credit Lenders pursuant to Section 2.02(b).

                  "SWING LINE COMMITMENT" means with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into an Assignment and Acceptance, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "SWING LINE FACILITY" means, at any time, an amount equal to the amount of the Swing Line Bank's Swing Line Commitments at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

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                                       40

                  "TAX AGREEMENT" means the Tax Sharing Agreement in substantially the form of Exhibit IX to the Plan of Reorganization, as amended, to the extent permitted under the Loan Documents.

                  "TAXES" has the meaning specified in Section 2.13(a).

                  "TERM B ADVANCE" has the meaning specified in Section 2.01(a). Unless the context shall otherwise require, the term "TERM B ADVANCE" shall also include Incremental Term Advances.

                  "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

                  "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.06. Unless the context shall otherwise require, after the effectiveness of any Incremental Term Commitment, the term "TERM B COMMITMENT" shall include such Incremental Term Commitment.

                  "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

                  "TERM B LENDER" means any Lender that has a Term B Commitment.

                  "TERM B NOTE" means a promissory note of the US Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the US Borrower to such Lender resulting from the Term B Advance made by such Lender, as amended.

                  "TERMINATION DATE" means the earliest of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments, the Additional Letter of Credit Commitments, the Swing Line Commitments and the Term B Commitments pursuant to Section
         2.06 or 6.01, (b)(i) for purposes of the Revolving Credit Facility, the Swing Line Facility and the Letter of Credit Facilities, June __, 2008,
         (ii) for purposes of the Term B Facility and for all other purposes, June __, 2009 and (iii) for purposes of the Incremental Term Facility, the date set forth in the Incremental Term Loan Assumption Agreement and (c) the Deadline Date, to the extent the release from escrow pursuant to Section 3.02 does not occur.

                  "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to any Borrower or any of its Subsidiaries (other than any Excluded Subsidiary) to effect payment for such inventory.

                  "TRANSACTION" means the consummation of the Plan of Reorganization, the Issuance of the Senior Notes and the other transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

                  "TRIGGERING EVENT" means, in respect of any bonded contract under which a Loan Party is obligated, an event under the applicable surety bond which triggers the obligation of the relevant surety under such surety bond to perform the obligations of the relevant Loan Party under such bonded contract.

                  "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UNDERGROUND STORAGE TANK" means any tank regulated pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. section 10901 et. seq.

                  "UNUSED CANADIAN REVOLVING CREDIT COMMITMENT" means, with respect to any Canadian Lender at any time, (a) such Lender's Canadian Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Canadian Revolving Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (without duplication) (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time, and (B) the aggregate principal amount of all Canadian Letter of Credit Advances made by the Canadian Issuing Banks pursuant to Section 2.03(c) and outstanding at such time.

                  "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (without duplication) (ii) such Lender's Pro Rata Share of (A) with respect to US Revolving Credit Lenders, the aggregate Available Amount of all Revolving Letters of Credit outstanding at such time and with respect to Canadian Lenders, the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time, (B) with respect to US Revolving Credit Lenders, the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and with respect to the Canadian Lenders, the aggregate principal amount of all Canadian Letter of Credit Advances made by the Canadian Issuing Banks pursuant to Section 2.03(c) and outstanding at such time, (C) with respect to US Revolving Credit Lenders, the aggregate principal amount of all Canadian Revolving Credit Advances made by the Canadian Lenders and outstanding at such time, (D) with respect to the US Revolving Credit Lenders, the aggregate principal amount of all Swing Line Advances made by the Swing Line Banks pursuant to Section 2.01(d) and outstanding at such time and
         (E) the
         aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time.

                  "US BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "US DOLLARS", "U.S.$" or "$" each means lawful money of the United States of America.

                  "US INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the "Intellectual Property Security Agreement" as defined in the US Security Agreement.

                  "US L/C COLLATERAL ACCOUNT" has the meaning specified in the US Security Agreement.

                  "US L/C DISBURSEMENT" shall mean a payment or disbursement made by any US Issuing Bank pursuant to a US Letter of Credit.

                  "US LOAN PARTY" means each Loan Party organized under the laws of a political subdivision of the United States.

                  "US MORTGAGE POLICIES" has the meaning specified in Section 3.01(a)(iii)(B).

                  "US MORTGAGES" has the meaning specified in Section 3.01(a)(iii).

                  "US REVOLVING CREDIT ADVANCE" has the meaning specified in
         Section 2.01(b) and includes US Letter of Credit Advances.

                  "US REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous US Revolving Credit Advances of the same Type made by the US Revolving Credit Lenders.

                  "US REVOLVING CREDIT COMMITMENT" means, with respect to any US Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "US REVOLVING CREDIT LENDER" means any Revolving Credit Lender that has a US Revolving Credit Commitment.

                  "US REVOLVING CREDIT NOTE" means a promissory note of the US Borrower payable to the order of any US Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances and the Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

                  "US REVOLVING ISSUING BANK" means Citibank, N.A. and any Eligible Assignee to which the US Revolving Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an US Revolving Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its US Revolving Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial US Revolving Issuing Bank or Eligible Assignee, as the case may be, shall have a US Revolving Letter of Credit Commitment.

                  "US REVOLVING LETTER OF CREDIT ADVANCE" means an advance made by any US Revolving Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

                  "US REVOLVING LETTER OF CREDIT COMMITMENT" means, with respect to any US Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "US Revolving Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "US REVOLVING LETTERS OF CREDIT" has the meaning specified in
         Section 2.01(f).

                  "US REVOLVING LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the US Issuing Banks' Letter of Credit Commitments at such time and (b) $35 million, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "US SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

                  "US SUBSIDIARY GUARANTORS" means the United States Subsidiaries of the US Borrower listed on Schedule II hereto and each other United States Subsidiary of the US Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

                  "US SUBSIDIARY GUARANTY" means the guaranty of the US Subsidiary Guarantors referred to in Section 3.01(a)(xvi) together with each other guaranty and guaranty supplement delivered pursuant to
         Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.

                  "VEHICLE COLLATERAL" has the meaning assigned to the term "Vehicles" set forth in the US Security Agreement and the Canadian Security Agreement.

                  "VEHICLE COLLATERAL AGENCY AGREEMENT" means the vehicle collateral agency agreement dated June __, 2003, between the Agent and the Vehicle Collateral Agent and acknowledged by the Loan Parties.

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                                       44

                  "VEHICLE COLLATERAL AGENT" means LexisNexis Document Solutions Inc.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is subject to ERISA and (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) in respect of which any Loan Party or any ERISA Affiliate could have liability.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

         SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

         SECTION 1.04. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and IX) or any of the other Loan Documents to be in US Dollars shall also include the equivalent of such amount in any currency other than US Dollars, such equivalent amount to be determined at the rate of exchange quoted by Citibank in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in US Dollars with such other currency.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

         SECTION 2.01. The Advances and the Letters of Credit. (a) (i) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the US Borrower on the Effective Date in an amount not to exceed such Lender's Term B Commitment at such time, and the proceeds of all such Term B Advances shall be deposited directly into the Escrow Account with the US Borrower only acquiring rights to such proceeds subject to the rights of the Lenders as beneficiaries pursuant to the Escrow Agreement. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. If the substantial consummation of the Plan of Reorganization does not occur prior to the Deadline Date, the proceeds of the Term B Advances shall be returned to the Administrative Agent for the account of the Term B Lenders as set forth in the Escrow Agreement and the Administrative Agent shall remit such proceeds back to the Term B Lenders.

                  (ii) The Incremental Term Advances. Each Incremental Term Lender severally agrees, on the terms and conditions set forth in Section 2.05, to make a single Incremental Term Advance to the US Borrower on a date selected by the US Borrower pursuant to Section 2.05, in an amount not to exceed such Lender's Incremental Term Commitment at such time, subject to the terms and conditions described in Section 2.05 and in the Incremental Term Loan Assumption Agreement. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed.

                  (b) The US Revolving Credit Advances. Each US Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "US REVOLVING CREDIT ADVANCE") in US Dollars to the US Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Revolving Credit Facility in an amount for each such Advance not to exceed an amount equal to such Lender's Unused Revolving Credit Commitment minus its Pro Rata Share of the Blocked Amount at such time; provided that each such Lender agrees to make advances of funds designated as the Blocked Amount solely to the extent that the US Borrower has been called upon to make payment of the Stipulated Loss Value under any guarantee of the Greyhound Leases in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. The proceeds of any US Revolving Credit Advances made prior to the Escrow Release Date shall be deposited directly into the Escrow Account with the US Borrower only acquiring rights to such proceeds subject to the rights of the Lenders as beneficiaries pursuant to the Escrow Agreement. Each US Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or Letter of Credit Advances) and shall consist of US Revolving Credit Advances made simultaneously by the US Revolving Credit Lenders ratably according to their US Revolving Credit Commitments. If the substantial consummation of the Plan of Reorganization does not occur prior to the Deadline Date, the proceeds of the US Revolving Credit Advances shall be returned to the Administrative Agent for the account of the US Revolving Credit Lenders as set forth in the Escrow Agreement. Within the limits of each US Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the US Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(b).

                  (c) The Canadian Advances. Each Canadian Lender severally agrees on the terms and conditions hereinafter set forth, to make advances (each a "CANADIAN ADVANCE") in Canadian Dollars to any Canadian Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Canadian Subfacility;

provided, that the amount for each such Advance shall not exceed the lesser of
(x) the aggregate of the Unused Canadian Revolving Credit Commitments at such time and (y) the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time (determined in the case of any Canadian Revolving Credit Borrowing denominated in Canadian Dollars by reference to the Equivalent thereof in US Dollars on such Business Day); and provided, further that after giving effect to any Canadian Revolving Credit Borrowing under this
Section 2.01(c), the sum of the Equivalent in US Dollars on such date of the aggregate principal amount outstanding on such date of, without duplication, Canadian Revolving Credit Advances, the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding and the aggregate Available Amount of all outstanding Canadian Letters of Credit shall not exceed U.S.$35 million. The proceeds of any Canadian Revolving Credit Advances made prior to the Escrow Release Date shall be deposited directly into the Escrow Account with the US Borrower only acquiring rights to such proceeds subject to the rights of the Lenders as beneficiaries pursuant to the Escrow Agreement. Each Canadian Revolving Credit Borrowing shall be in an aggregate amount of CN$3,000,000 or an integral multiple of CN$500,000 in excess thereof (other than a Canadian Revolving Credit Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Canadian Revolving Credit Advances made simultaneously by the Canadian Lenders ratably according to their Canadian Revolving Credit Commitments. If the substantial consummation of the Plan of Reorganization does not occur prior to the Deadline Date, the proceeds of the Canadian Revolving Credit Advances shall be returned to the Administrative Agent for the account of the Canadian Lenders as set forth in the Escrow Agreement. Within the limits of each Canadian Lender's Unused Canadian Revolving Credit Commitment in effect from time to time, the Canadian Borrowers may borrow under this Section 2.01(c), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(c).

                  (d) The Swing Line Advances. The Swing Line Bank agrees on the terms and conditions hereinafter set forth to make Swing Line Advances to the US Borrower from time to time on any Business Day during the period from the Escrow Release Date until the Termination Date in respect of the Revolving Credit Facility (i) in an aggregate amount not to exceed at any time outstanding the Swing Line Commitment and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the US Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as any Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(c) or prepay pursuant to
Section 2.07(a) and reborrow under this Section 2.01(d).

                  (e) The Bankers' Acceptances. (i) Each Canadian Lender severally agrees on the terms and conditions hereinafter set forth, in the case of each BA Lender, to accept Drafts (each such Draft so accepted, a "BANKERS' ACCEPTANCE") for the account of any Canadian Borrower, and to purchase such Bankers' Acceptances and in the case of non-BA Lenders to make BA Equivalents Advances, from time to time on any Canadian Business Day during the period from the Escrow Release Date until the Termination Date; provided, that (i) the Face

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                                       47

Amount of such Bankers' Acceptance and of any Notional Bankers' Acceptance shall not exceed the lesser of (x) the Unused Canadian Revolving Credit Commitment of such Canadian Lender and (y) the Unused Revolving Credit Commitment of such Canadian Lender; provided, further, that after giving effect to any Drawing under this Section 2.01(e), the sum of the Equivalent in US Dollars on such date of the aggregate principal amount outstanding on such date of, without duplication, Canadian Revolving Credit Advances, the aggregate Face Amount of all Bankers' Acceptances and the making of BA Equivalent Advances outstanding and the aggregate Available Amount of all outstanding Canadian Letters of Credit shall not exceed US$35 million. Each Drawing shall consist of the creation and purchase of Bankers' Acceptances and the making of BA Equivalent Advances at or about the same time by the Canadian Lenders ratably in accordance with their respective Canadian Revolving Credit Commitments. Within the limits of the Canadian Subfacility and within the limits referred to above in this Section 2.01(e), the Borrowers may borrow under this Section 2.01(e), prepay pursuant to
Section 2.07(a) and reborrow under this Section 2.01(e).

                  (f) Letters of Credit. (i) US Revolving Letters of Credit. Each US Revolving Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "US REVOLVING LETTERS OF CREDIT") in US Dollars for the account of the US Borrower from time to time on any Business Day during the period from the Escrow Release Date until 60 days before the Termination Date in respect of the Revolving Credit Facility in an aggregate outstanding Available Amount (A) for all US Revolving Letters of Credit issued by such US Revolving Issuing Bank not to exceed at any time the lesser of (x) the US Revolving Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (B) for each such US Revolving Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time; provided, however, that in no event shall the aggregate outstanding Available Amount for all US Revolving Letters of Credit exceed $35,000,000. Within the limits of the US Revolving Letter of Credit Facility, and subject to the limits referred to above, the US Borrower may request the issuance of US Revolving Letters of Credit under this Section 2.01(f)(i), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(e) and request the issuance of additional US Revolving Letters of Credit under this Section 2.01(f)(i).

                  (ii) Canadian Letters of Credit. Each Canadian Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "CANADIAN LETTERS OF CREDIT") in Canadian Dollars for the account of the Canadian Borrower from time to time on any Business Day during the period from the Escrow Release Date until 60 days before the Termination Date in respect of the Revolving Credit Facility in an aggregate outstanding Available Amount (A) for all Canadian Letters of Credit issued by such Canadian Issuing Bank not to exceed at any time the lesser of (x) the Canadian Letter of Credit Facility at such time and (y) such Canadian Issuing Bank's Canadian Letter of Credit Commitment at such time and (B) for each such Canadian Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time; provided, however, that in no event shall the aggregate outstanding Available Amount for all Canadian Letters of Credit exceed the Canadian equivalent of US$15,000,000; provided, further that after giving effect to any issuance of a Canadian Letter of Credit, the sum of (without duplication) (x) the Equivalent in US Dollars on such date of the aggregate principal amount outstanding on such date of Canadian Revolving Credit Advances, (y) the Equivalent in US Dollars on such date of the aggregate Available Amount of all outstanding Canadian Letters of Credit and (z) the Face Amount of all outstanding Bankers' Acceptances and Notional Bankers' Acceptances shall not exceed U.S.$35 million. Within the limits of the Canadian Letter of Credit and Notional Bankers' Acceptances Facility, and subject to the limits referred to above, the applicable Canadian Borrower may request the issuance of Canadian Letters of Credit under this Section 2.01(f)(ii), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(e) and request the issuance of additional Canadian Letters of Credit under this
Section 2.01(f)(ii).

                  (iii) Additional Letters of Credit. Each Additional Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "ADDITIONAL LETTERS OF CREDIT") in US Dollars for the account of the US Borrower from time to time on any Business Day during the period from the Escrow Release Date until 60 days before the Termination Date under the Additional Letter of Credit Facility in an aggregate outstanding Available Amount for all Additional Letters of Credit issued by an Additional Issuing Bank not to exceed at any time the lesser of (A) the Additional Letter of Credit Facility at such time and (B) the amount of cash on deposit in the Additional Collateral Account at such time; provided, however, that in no event shall the aggregate Available Amount for all Additional Letters of Credit exceed $100,000,000. Within the limits of the Additional Letter of Credit Facility, and subject to the limits referred to above, the US Borrower may request the issuance of Additional Letters of Credit under this Section 2.01(f)(iii), deposit additional amounts into the Additional Collateral Account and request the issuance of additional Additional Letters of Credit under this Section 2.01(f)(iii).

                  (iv) Terms Applying to All Letters of Credit. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than the earlier of 10 days before the Termination Date in respect of the Revolving Credit Facility and
(A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank that issued such Standby Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the applicable Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Standby Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided, that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 10 days before the Termination Date in respect of the Revolving Credit Facility. If either a Notice of Renewal is not given by the applicable Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the applicable Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement.

         SECTION 2.02. Making the Advances. (a) Except as otherwise provided in
Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on (A) the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or (B) the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances or (C) the first Canadian Business Day prior to the date of the proposed Borrowing, in the case of a Canadian Advance or (D) the third Canadian Business Day prior to the date of the proposed Borrowing in the case of Bankers' Acceptances and BA Equivalent Advances, in each case by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing (in the case of a US Revolving Credit Borrowing), (iv) aggregate amount of such Borrowing, (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance and the currency of each such Advance; provided, that for the first 2 weeks after the Initial Base Rate Period, the Borrowers may only select Interest Periods of one week for any Eurodollar Rate Advance and (vi) in the case of a Borrowing consisting of Bankers' Acceptances and BA Equivalent Advances, the term of each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower by crediting the Borrower's Account; provided, however, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make (x) a portion of such funds equal to the aggregate principal amount of any Canadian Revolving Credit Advances made by any Canadian Lender or any Canadian Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Canadian Lender or such Canadian Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Canadian Revolving Credit Advances and Canadian Letter of Credit Advances, (y) a portion of such funds equal to the aggregate principal amount of any US Letter of Credit Advances and any Swing Line Advances made by any Swing Line Bank or any US Issuing Bank, as the case may be, and by any other US Revolving Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Swing Line Bank or US Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such US Letter of Credit Advances and Swing Line Advances and (z) a portion of such funds equal to the Face Amount of any Bankers' Acceptance and any outstanding Notional Bankers' Acceptance made by any Lender outstanding on the date of such Revolving Credit Borrowing shall be deposited in the BA Collateral Account, and will be made available to such Lenders for repayment of outstanding Bankers' Acceptances and BA Equivalent Advances, as the case may be, upon the final maturity of such Bankers' Acceptances and BA Equivalent Advances.

                  (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the applicable Borrower to any Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, such Swing Line Bank elects to make the requested Swing Line Advance, such Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower by crediting such Borrower's Account. Upon written demand by any Swing Line Bank with an outstanding Swing Line Advance, with a copy of such demand to the Administrative Agent, each other Revolving Lender shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Revolving Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Each Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank that made such Advance; provided, that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing

Line Advance made by such Swing Line Bank shall be reduced by such amount on such Business Day.

                  (c) Upon written demand by any Canadian Lender, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender (or any of its Canadian Affiliates) shall (i) purchase from such Canadian Lender, and such Canadian Lender shall sell to each such other Revolving Credit Lender (or such Affiliate) and assign such Canadian Lender's Pro Rata Share of Canadian Revolving Credit Advances (other than Bankers' Acceptances and BA Equivalent Advances) and (ii) purchase from such Canadian Lender a participation in any Bankers' Acceptances or BA Equivalent Advances, as the case may be, outstanding as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Canadian Lender, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount (or Face Amount, in the case of Bankers' Acceptances and Notional Bankers' Acceptances) of such Canadian Revolving Credit Advances to be purchased by assignment or participation, as the case may be, by such Lender (or such Affiliate). Each Borrower hereby agrees to each such sale, assignment and participation. Each Revolving Credit Lender agrees to purchase (or cause one of its Canadian Affiliates to purchase) its Pro Rata Share of outstanding Canadian Revolving Credit Advances (including, without limitation, outstanding Bankers' Acceptances and Notional Bankers' Acceptances) on (i) the Business Day on which demand therefor is made by the Canadian Lenders that made such Advances; provided, that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Canadian Lender to any other Revolving Credit Lender (or any of its Canadian Affiliates) of a portion of a Canadian Revolving Credit Advance, such Canadian Lender (or such Affiliate) represents and warrants to such other Lender that such Canadian Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Canadian Revolving Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender (or any of its Canadian Affiliates) shall not have so made the amount of such Canadian Revolving Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay (or cause one of its Canadian Affiliates to pay) to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Canadian Lender until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender (or any of its Canadian Affiliates) shall pay to the Administrative Agent such amount for the account of such Canadian Lenders on any Business Day, such amount so paid in respect of principal (or Face Amount) shall constitute a Canadian Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Canadian Revolving Credit Advance made by such Canadian Lender shall be reduced by such amount on such Business Day.

                  (d) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurodollar Rate Advances for the initial Borrowing hereunder and for the period from the date hereof to the date that is 15 Business Days following the Escrow Release Date (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrowers and the Lenders) (the "INITIAL BASE RATE PERIOD") or for any

Borrowing if the aggregate amount of such Borrowing is less than US$5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.10 or 2.11 and (ii) the Term B Advances may not be outstanding as part of more than 8 separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than 10 separate Borrowings.

                  (e) Each Notice of Borrowing and Notice of Swing Ling Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the applicable Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (f) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and each Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at such time under Section 2.08 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (g) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the US Borrower to any US Revolving Issuing Bank or any Additional Issuing Bank, as the case may be, or by a Canadian Borrower to any Canadian Issuing Bank, as the case may be, which shall give to the Administrative Agent and each US Revolving

Credit Lender, in the case of a US Revolving Letter of Credit or each Canadian Revolving Credit Lender in the case of a Canadian Letter of Credit, prompt notice thereof by telecopier or electronic communication and such requirement shall be deemed waived if such notice is accepted by the Administrative Agent and the applicable Issuing Bank and received earlier than five days prior to the date of proposed issuance. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telecopier electronic communication, specifying therein the requested (A) date of such issuance (which shall be a Business Day or a Canadian Business Day, as applicable), (B) Available Amount and currency (which shall be US Dollars, in the case of a US Revolving Letter of Credit or an Additional Letter of Credit or Canadian Dollars, in the case of a Canadian Letter of Credit) of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) (other than in the case of Additional Letters of Credit) it has not received notice of objection to such issuance from Lenders holding at least a majority of the Revolving Credit Commitments, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to such Borrower at its office referred to in Section 8.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (c) Participations in Letters of Credit. Upon the issuance of a Revolving Letter of Credit by any Revolving Issuing Bank under
Section 2.03(a), such Revolving Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, in the case of a Canadian Letter of Credit, or each US Revolving Credit Lender, in the case of a US Revolving Letter of Credit, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay (or, in the case of a Canadian Letter of Credit, to cause one of its Canadian Affiliates to pay) such Lender's Pro Rata Share of each L/C Disbursement made by such Revolving Issuing Bank and not reimbursed by the applicable Borrower forthwith on the date due as provided in Section 2.04(e) by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(c) in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Credit Lender (or, in the case of a Canadian Letter of Credit, any of its Canadian Affiliates) shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Credit Lender agrees to pay (or, in the case of a Canadian Letter of credit, to cause one of its Canadian Affiliates to pay) to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.04(e) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender (or, in the case of a Canadian Letter of Credit, any of its Canadian Affiliates) shall pay to the Administrative Agent such amount for the account of such Revolving Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit (other than any Additional Letter of Credit) shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the case of a Letter of Credit Advance made by a US Revolving Issuing Bank or a Canadian Advance, in the case of a Letter of Credit Advance made by a Canadian Issuing Bank, in each case in the amount of such draft.

                  (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  (f) Additional Letter of Credit Drawing. If any draft is drawn under any Additional Letter of Credit, the Additional Issuing Bank shall pay such draft by withdrawing the amount of such draft from the Additional Collateral Account.

         SECTION 2.04. Repayment of Advances. (a) (i) Term B Advances. The US Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances (other than the Incremental Term Advances) on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):

      Date                                      Amount
      ----                                      ------
June 30, 2003                             U.S. $  6,250,000
September 30, 2003                        U.S. $  6,250,000
December 31, 2003                         U.S. $  6,250,000
March 31, 2004                            U.S. $  6,250,000
June 30, 2004                             U.S. $  6,250,000
September 30, 2004                        U.S. $  6,250,000
December 31, 2004                         U.S. $  6,250,000
March 31, 2005                            U.S. $  6,250,000
June 30, 2005                             U.S. $  6,250,000
September 30, 2005                        U.S. $  6,250,000
December 31, 2005                         U.S. $  6,250,000
March 31, 2006                            U.S. $  6,250,000
June 30, 2006                             U.S. $  6,250,000
September 30, 2006                        U.S. $  6,250,000
December 31, 2006                         U.S. $  6,250,000
March 31, 2007                            U.S. $  6,250,000
June 30, 2007                             U.S. $  6,250,000
September 30, 2007                        U.S. $  6,250,000
December 31, 2007                         U.S. $  6,250,000
March 31, 2008                            U.S. $  6,250,000
June 30, 2008                             U.S. $125,000,000
September 30, 2008                        U.S. $125,000,000
December 31, 2008                         U.S. $125,000,000
June __, 2009                             U.S. $125,000,000

provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

                  (ii) Incremental Term Advances. The US Borrower shall repay to the Administrative Agent for the ratable account of the Incremental Term Lenders the aggregate outstanding principal amount of the Incremental Term Advances on the dates and amounts indicated in the Incremental Term Loan Assumption Agreement (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06 and the Incremental Term Loan Assumption Agreement); provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Incremental Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Incremental Term Advances outstanding on such date.

                  (b) US Revolving Credit Advances. The applicable US Borrower shall repay to the Administrative Agent for the ratable account of the US Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the US Revolving Credit Advances then outstanding.

                  (c) Swing Line Advances. The US Borrower shall repay to the Administrative Agent for the account of each Swing Line Bank and each other Revolving Credit

Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

                  (d) Canadian Revolving Credit Advances, Bankers' Acceptances and BA Equivalent Advances. The applicable Canadian Borrower shall repay to the Administrative Agent for the account of each Canadian Lender and each other Revolving Credit Lender that has made a Canadian Revolving Credit Advance or purchased and accepted a Bankers' Acceptance or made a BA Equivalent Advance the outstanding principal amount of each Canadian Revolving Credit Advance and the aggregate Face Amount of the Bankers' Acceptances and corresponding Notional Bankers' Acceptances, as applicable, made by each of them on the Termination Date in respect of the Revolving Credit Facility (subject to earlier repayment on the applicable Maturity Date for Bankers' Acceptances as provided herein).

                  (e) Letter of Credit Advances. (i) The applicable Borrower shall repay to the Administrative Agent for the account of each Revolving Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date in respect of the Revolving Credit Facility the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by any Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by such Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of such Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

         SECTION 2.05. Incremental Term Loan Commitments. (a) The US Borrower may, at one time only during the term of the Term B Facility and prior to June 30, 2006, by written notice to the Administrative Agent, request Incremental Term Commitments which shall have substantially similar terms to the Term B Commitments (other than with respect to amortization and interest rate spread) in an amount not to exceed the Incremental Term Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided, that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld and, if withheld, the reason therefor shall be specified in writing). Such notice shall set forth the amount of the Incremental Term Commitments being requested (which shall be in a minimum amount of $50,000,000, a maximum amount of $100,000,000 and in minimum increments of $1,000,000).

                  (b) The US Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Advances to be made thereunder with respect to interest rate spreads (the "INCREMENTAL TERM LOAN APPLICABLE MARGIN"); provided, that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Incremental Term Advances shall be no earlier than the Termination Date with respect to the Term B Facility and
(ii) the average life to maturity of any Incremental Term Advances shall be no shorter than the average life to maturity of the loans under the Term B Facility. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Commitment evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the US Borrower's consent (not to be unreasonably withheld) and furnished to the other parties hereto.

Notwithstanding the foregoing, to the extent any terms in the Incremental Term Loan Assumption Agreement are more favorable to the Incremental Term Lenders than the terms of the Term B Facility are to the Term B Lenders, the Term B Facility shall be modified to include such more favorable terms to the extent directed by the Administrative Agent, in its sole discretion.

                  (c) Notwithstanding the foregoing, no Incremental Term Commitment shall become effective under this Section 2.05 unless (i) on the date of such effectiveness, the conditions set forth in Section 3.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the Chief Financial Officer, Treasurer or Assistant Treasurer of the US Borrower, (ii) the Leverage Ratio as of the last day of the preceding fiscal quarter would be less than the ratios required on such date by at least a 0.25 to 1.00 ratio, as if the Incremental Term Commitments requested were incurred as Incremental Term Advances on such date (and any Debt to be repaid or Investments to be made with the proceeds thereof were repaid or made on such date), and (iii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) closing certificates and documentation reasonably specified by the Administrative Agent.

         SECTION 2.06. Termination or Reduction of the Commitments. (a) Optional. The Borrowers may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part (i) the unused portions of the Term B Commitments, the Canadian Subfacility, the US Revolving Letter of Credit Facility, the Additional Letter of Credit Facility or the Canadian Letter of Credit Facility and (ii) the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof (or, in each case, the Equivalent thereof in Canadian Dollars) and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. (i) From time to time upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding (after giving effect to any such repayment or prepayment thereof).

                  (ii) The US Revolving Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the US Revolving Credit Facility by the amount, if any, by which the amount of the US Revolving Letter of Credit Facility exceeds the US Revolving Credit Facility after giving effect to such reduction of the US Revolving Credit Facility.

                  (iii) The Canadian Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Canadian Subfacility by the amount, if any, by which the amount of the Canadian Letter of Credit Facility exceeds the Canadian Subfacility after giving effect to such reduction of the Canadian Subfacility.

                  (iv) The Canadian Subfacility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Canadian Subfacility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (v) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the US Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the US Revolving Credit Facility after giving effect to such reduction of the US Revolving Credit Facility.

                  (vi) The Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.07(b)(i) or (ii) in an amount equal to the applicable Reduction Amount; provided, that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

                  (c) Additional Collateral Account. Upon any reduction in whole or in part of the unused portion of the Additional Letter of Credit Facility, the Administrative Agent shall withdraw an amount equal to such reduction from the Additional Collateral Account and shall either (i) if the Administrative Agent has received a certificate of the US Borrower certifying that the US Borrower or any of its Subsidiaries shall use all or a portion of the amounts on deposit in the Additional Collateral Account up to the amount of such reduction as cash collateral for an obligation of the US Borrower or any of its Subsidiaries in lieu of having a Letter of Credit issued in respect of such obligation, remit such amount specified in such certificate to the US Borrower or (ii) otherwise apply such amount as set forth in Section 2.07(b)(viii).

         SECTION 2.07. Prepayments. (a) Optional. Any Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances, one Canadian Business Day's notice in the case of Canadian Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent by 11:00 A.M. (New York City time) on such day, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding aggregate principal amount of such Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof (or the Equivalent thereof in Canadian Dollars if applicable) and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, such Borrower shall also pay any amounts owing pursuant to Section 8.04(c); provided, further that optional prepayments of outstanding Bankers' Acceptances shall not be permitted hereunder. Each such prepayment of any Term B Advances shall be applied to the installments thereof on a pro rata basis.

                  (b) Mandatory. (i) The US Borrower shall, on the 90th day following the end of each Fiscal Year thereafter, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Collateral Account as set forth in clause (vii) below in an amount equal to (A) 75% of the amount of Excess Cash Flow for such

Fiscal Year, as applicable, if the Leverage Ratio as of the last day of such Fiscal Year is greater than or equal to 2.25:1, (B) 50% of the amount of Excess Cash Flow for such Fiscal Year, as applicable, if the Leverage Ratio as of the last day of such Fiscal Year is less than 2.25:1 but greater than or equal to 1.50:1 and (C) which percentage shall be reduced to 0% of the amount of Excess Cash Flow for such Fiscal Year, as applicable, if the Leverage Ratio as of the last day of such Fiscal Year is less than 1.50:1. Each such prepayment shall be applied first ratably to each of the Term B Facility and the Incremental Term Facility, and to the installments of each such Facility on a pro rata basis and second to the Revolving Credit Facility as set forth in clause (vii) below.

                  (ii) The US Borrower shall, on the Prepayment Date in respect of the transaction resulting in Net Cash Proceeds, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Collateral Account or the BA Collateral Account, if applicable, in an amount equal to the percentage of Net Cash Proceeds hereinafter set forth: (A) in the case of any transaction described in either clause (a) or (b) of the definition of Net Cash Proceeds, the greater of (i) 75% of the Net Cash Proceeds from such transaction and (ii) the amount of such Net Cash Proceeds necessary to maintain a Leverage Ratio as of the end of the most recent Measurement Period of 2.00:1 (calculated on a pro forma basis after giving effect to such transaction), (B) in the case of clause (d) of the definition of Net Cash Proceeds, if the Leverage Ratio after giving effect to such transaction would be greater than or equal to 1.50:1, 100% of such Net Cash Proceeds or if the Leverage Ratio after giving effect to such transaction is less than 1.50:1, 50% of such Net Cash Proceeds, (C) in the case of any transaction described in clause (c) of the definition of Net Cash Proceeds, if after giving effect to such transaction the Leverage Ratio is greater than or equal to 1.50:1, 50% of such Net Cash Proceeds or if the Leverage Ratio after giving effect to such transaction is less than 1.50:1, 0% of such Net Proceeds and (D) 100% of Extraordinary Receipts in excess of an aggregate amount equal to $5,000,000 received by or paid to or for the account of any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Collateral Account or the BA Collateral Account, as applicable, in an amount equal to the amount of such Net Cash Proceeds or Extraordinary Receipts. Each such prepayment shall be applied first ratably to each of the Term B Facility and the Incremental Term Facility and to the installments of each such Facility on a pro rata basis and second to the Revolving Credit Facility as set forth in clause (vii) below.

                  (iii) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of the US Revolving Credit Advances comprising part of the same Borrowings, the US Letter of Credit Advances, the Swing Line Advances, the Canadian Advances comprising part of the same Borrowings and the Canadian Letter of Credit Advances and deposit an amount (1) in the US L/C Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the US Revolving Credit Advances and (y) the US Letter of Credit Advances then outstanding plus the aggregate Available Amount of all US Letters of Credit then outstanding exceeds (B) the US Revolving Credit Facility on such Business Day (determined in the case of any of the foregoing denominated in Canadian Dollars by reference to the Equivalent thereof in US Dollars on such Business Day) and (2) in the Canadian L/C Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Canadian Advances, (y) the Canadian Letter of Credit Advances and (z) the Face Amount of outstanding Bankers' Acceptances and Notional Bankers' Acceptances then outstanding plus the aggregate Available Amount of all Canadian Letters of Credit then outstanding exceeds (B) the Canadian Subfacility on such Business Day (determined in the case of any of the foregoing by reference to the Equivalent thereof in US Dollars on such Business
Day).

                  (iv) The Borrowers shall, on each Business Day, pay to the Administrative Agent for deposit in (A) the US L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the US L/C Collateral Account to equal the amount by which the aggregate Available Amount of all US Revolving Letters of Credit then outstanding exceeds the US Revolving Letter of Credit Facility on such Business Day and (B) in the Canadian L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the Canadian L/C Collateral Account to equal the amount by which the aggregate Available Amount of all Canadian Revolving Letters of Credit then outstanding exceeds the Canadian Letter of Credit Facility (determined in the case of any Canadian Letter of Credit by reference to the Equivalent thereof in US Dollars on such Business Day).

                  (v) The applicable Canadian Borrower shall, on each Canadian Business Day, pay to the Administrative Agent for deposit in the BA Collateral Account an amount sufficient to cause the aggregate amount on deposit in such account to equal the amount by which the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances then outstanding under the Canadian Subfacility exceeds the Canadian Subfacility on such Canadian Business Day.

                  (vi) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii) or (v) above or clause (vii) or (viii) below shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay ratably Revolving Credit Advances then outstanding until such Advances are paid in full and fourth deposited ratably in the L/C Collateral Account and BA Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit and 100% of the Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances then outstanding, respectively; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) above the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit and 100% of the Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances then outstanding (the sum of such prepayment amounts in respect of Revolving Credit Advances and Letter of Credit Advances, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrowers and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.06(b)(vi). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable. Upon payment of any Bankers' Acceptance on its maturity or upon the maturity date of a BA Equivalent Advance for which funds are on deposit in the BA Collateral Account, such funds shall be applied to reimburse the relevant Canadian Lender or Lenders, as applicable. For so long as no Event of Default has occurred and is continuing, (i) cash collateral shall be released to the applicable Borrowers upon the termination or expiry of any Revolving Letter of Credit, or the maturity of any Bankers' Acceptance or BA Equivalent Advance, as the case may be, in an amount equal to the cash collateral pledged in respect of such Revolving Letter of Credit, Bankers' Acceptance or BA Equivalent Advance, as the case may be or (ii) if, because of a fluctuation in the currency in which any such Revolving Letter of Credit, Bankers' Acceptance or BA Equivalent Advance is denominated, amounts on deposit in the relevant cash collateral account in respect of such Revolving Letter of Credit, Bankers' Acceptance or BA Equivalent Advance exceed 100% of the Available Amount of such Revolving Letter of Credit, or of the Face Amount of such Bankers' Acceptance or the applicable Notional Bankers' Acceptance, as the case may be, the amount of such excess cash collateral shall be released to the applicable Borrower.

                  (vii) If the conditions to Section 3.02 hereof are not satisfied prior to the Deadline Date, (x) the US Borrower shall make a prepayment on the Deadline Date of the entire outstanding principal amount of Term B Advances and the US Revolving Credit Advances and shall deposit in the US L/C Collateral Account an amount equal to the aggregate of the Available Amount of all US Letters of Credit outstanding and as of the Deadline Date (y) the Canadian Borrowers shall make prepayments on the Deadline Date of the entire outstanding principal amount of Canadian Advances and Canadian Letter of Credit Advances, shall deposit in the BA Collateral Account an amount equal to the aggregate Face Amount of all outstanding Bankers' Acceptances and Notional Bankers' Acceptances and shall deposit in the US L/C Collateral Account an amount equal to the aggregate of the Available Amount of all Canadian Letters of Credit outstanding as of the Deadline Date.

                  (viii) On any day on which the Additional Letter of Credit Commitment is reduced in whole or in part and the circumstances described in clause (i) of Section 2.06(c) do not apply, the US Borrower shall make a prepayment in respect of the Term B Facility (for this purpose not including the Incremental Term Facility) in an amount equal to such reduction and the Administrative Agent shall withdraw an amount equal to such reduction from the Additional Collateral Account and apply such funds to such prepayment. Such prepayment shall be applied to the installments of the Term B Facility (for this purpose not including the Incremental Term Facility) on a pro rata basis.

                  (ix) Notwithstanding any other provision of this Section 2.07, no Canadian Borrower or Canadian Guarantor shall be liable for or required to repay any Obligation of the Loan Parties under the Loan Documents other than those Obligations incurred under the Canadian Subfacility.

                  (x) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 8.04(c).

         SECTION 2.08. Interest. (a) Scheduled Interest. The US Borrower and the Canadian Borrowers shall pay interest on the unpaid principal amount of each Advance owing by each of them, respectively, to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full; provided, that Incremental Term Advances, if any, shall bear interest at the rate specified in the Incremental Term Loan Assumption Agreement.

                  (iii) Canadian Advances. A rate per annum equal at all times to the sum of (A) the Canadian Prime Rate in effect from time to time plus (B) the Applicable Margin for Canadian Advances in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods, on the date such Canadian Advance shall be Converted, on the date of any repayment thereof pursuant to Section 2.04, on the date of any prepayment thereof to the extent required under Section 2.06 and on the Termination Date.

                  (b) Default Interest. To the fullest extent permitted by applicable law, (x) upon the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f) the Administrative Agent shall and (y) upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may and, upon the request of the Required Lenders shall, require that the US Borrower and the Canadian Borrowers pay interest on their respective Obligations ("DEFAULT INTEREST") on (i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i), (ii) or (iii) of Section 2.08(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i), (ii) or (iii) of
Section 2.08(a), as applicable, and (ii) the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or (ii) of Section 2.08(a) or on Canadian Advances pursuant to clause (iii) of Section 2.08(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.08(a); provided, however, that following the acceleration of the Advances, or the giving of notice by the Administrative Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.10 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the applicable Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(a)(ii) above.

                  (d) BA Rate Determination. If the Reuters Screen CDOR Page is not available for the timely determination of the BA Rate, and the BA Rate for any Bankers' Acceptances or Notional Bankers' Acceptances can not otherwise be determined in a timely manner in accordance with the definition of "BA Rate", the Administrative Agent shall forthwith notify the applicable Canadian Borrower and the Canadian Lenders that such interest rate cannot be determined for such Bankers' Acceptances and Notional Bankers' Acceptances, and the obligation of the Canadian Lenders to make, or to renew, Bankers' Acceptances and Notional Bankers' Acceptances shall be suspended until the Administrative Agent shall notify the applicable Canadian Borrower and the Canadian Lenders that the circumstances causing such suspension no longer exist.

         SECTION 2.09. Fees. (a) Commitment Fee. The US Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the Initial Extension of Credit, thereafter quarterly on the last day of each March, June, September and December, commencing June 30, 2003, and on the Termination Date in respect of the applicable Facility, at the rate of 1/2 of 1% per annum on the sum of the average daily Unused Revolving Credit Commitment of each Appropriate Lender plus, if such Lender is a US Revolving Credit Lender, its Pro Rata Share of (i) the average daily outstanding Canadian Revolving Credit Advances during such quarter and (ii) the average daily outstanding Swing Line Advances during such quarter to the extent the Lenders have not purchased their Pro Rata Share of such Swing Line Advances; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the US Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the US Borrower prior to such time; and provided, further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. It is understood and agreed that for purposes of this Section 2.09(a) and (b) the Canadian Borrowers shall have no liability in respect of fees payable by the US Borrower.

                  (b) Letter of Credit Fees, Etc. (i) The US Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2003, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date in respect of the US Revolving Letter of Credit Facility and in respect of the Canadian Letter of Credit Facility, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of

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                                       65

all Letters of Credit which are Revolving Letters of Credit outstanding from time to time at the rate of at the Applicable Margin for Eurodollar Rate Advances under the US Revolving Credit Facility. Upon (x) the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f) the Administrative Agent shall and (y) the occurrence and during the continuance of an Event of Default, the Administrative Agent may and, upon the request of the Required Lenders shall, increase the amount of commission payable by the US Borrower under this clause (b)(i) by 2% per annum.

                  (ii) The US Borrower shall pay to each Issuing Bank, for its own account, an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.25% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as such Borrower and such Issuing Bank shall agree.

                  (c) Agents' Fees. Each Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between such Borrower and such Agent.

                  (d) Stamping Fees. Each Canadian Borrower shall, on the date of each Drawing and on the date of each renewal of any outstanding Bankers' Acceptances or BA Equivalent Advances, pay to the Administrative Agent, in Canadian Dollars, for the ratable account of the Canadian Lenders accepting Drafts and purchasing Bankers' Acceptances or making BA Equivalent Advances, the Stamping Fee with respect to such Bankers' Acceptances or corresponding BA Equivalent Advances. Each Canadian Borrower irrevocably authorizes each such Canadian Lender to deduct the Stamping Fee payable with respect to each Bankers' Acceptance or Notional Bankers' Acceptances of such Canadian Lender from the Drawing Purchase Price payable by such Canadian Lender in respect of such Bankers' Acceptance or Notional Bankers' Acceptances in accordance with Section
2.18 and to apply such amount so withheld to the payment of such Stamping Fee for the account of the applicable Canadian Borrower and, to the extent such Stamping Fee is so withheld and legally permitted to be so applied, the applicable Canadian Borrower's obligations under the preceding sentence in respect of such Stamping Fee shall be satisfied.

         SECTION 2.10. Conversion of Advances. (a) Optional. (x) Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.11, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(d), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(d) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into

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Eurodollar Rate Advances, the duration of the initial Interest Period for such
Advances. Each notice of Conversion shall be irrevocable and binding on the applicable Borrower; and (y) any Canadian Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on a Business Day at least two Canadian Business Days prior to the date of the proposed conversion and subject to the provisions of Sections 2.08 or 2.11, convert all or any portion of the Canadian Revolving Credit Advances comprising part of the same Borrowing to Drawings in accordance with Section 2.18(a) hereof; provided, however, that any Conversion of Bankers' Acceptances or BA Equivalent Advances shall be made in accordance with Section 2.19. Each such notice of Conversion shall specify (A) the date of such Conversion, (B) the Canadian Revolving Credit Advances to be Converted, (C) if less than all of the Canadian Revolving Credit Advances comprising part of any Borrowing are to be Converted, the aggregate amount of Canadian Revolving Credit Advances to be so Converted and (D) the initial term to maturity of the Bankers' Acceptances or BA Equivalent Advances (which shall comply with the definition of "Maturity Date" in Section 1.01); provided, however, that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon the applicable Canadian Borrower) that the Bankers' Acceptances or BA Equivalent Advances cannot be Converted ratably by the Canadian Lenders, due solely to the requested aggregate Face Amount thereof, the aggregate Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances to be created and purchased by any Canadian Lender shall be reduced to such lesser amount as the Administrative Agent determines will permit such Conversion to be so made and each Canadian Lender shall make a Credit Advance in the amount of the difference between such Canadian Lender's ratable portion of the original aggregate amount of the Canadian Revolving Credit Advances to be Converted and the Face Amount of the Bankers' Acceptances and Notional Bankers' Acceptances to be created by such Canadian Lender after giving effect to such Conversion. Each notice of Conversion under this Section 2.10 shall be irrevocable and binding on the applicable Canadian Borrower.

                  To the extent of any inconsistency between the provisions of this Section 2.10(a) and Section 2.19 as regards the conversion of Bankers' Acceptances and BA Equivalent Advances, the provisions of Section 2.19 shall apply.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period

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                                       67

therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.11. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances or of purchasing, accepting or maintaining Bankers' Acceptances or Notional Bankers' Acceptances (excluding, for purposes of this Section 2.11, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost.

                  (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend, to accept, purchase, maintain loans, and/or discount Banker's Acceptances or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend, to accept, purchase, maintain loans, and/or discount Bankers' Acceptances or Notional Bankers' Acceptances or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit.

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Appropriate Lenders, whereupon
(i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the

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                                       68

Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (e) Notwithstanding any other provision of this Agreement, if the introduction of or any change in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Canadian Lender or its BA Lending Office to perform its obligations hereunder to complete and accept Drafts, to purchase Bankers' Acceptances or Notional Bankers' Acceptances or to continue to fund or maintain Bankers' Acceptances or Notional Bankers' Acceptances hereunder, then, on notice thereof and demand therefor by such Canadian Lender to the applicable Canadian Borrower through the Administrative Agent (i) an amount equal to the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances outstanding at such time shall, upon such demand (which shall only be made if deemed necessary by the applicable Canadian Lender to comply with applicable law), be deposited by the applicable Canadian Borrower into the BA Collateral Account until the Maturity Date of each such Bankers' Acceptance and Notional Bankers' Acceptance, (ii) upon the Maturity Date of any Bankers' Acceptance or Notional Bankers' Acceptance in respect of which any such deposit has been made, the Agent shall be, and hereby is, authorized (without notice to or any further action by the applicable Canadian Borrower) to apply, or to direct the Administrative Agent to apply, such amount (or the applicable portion thereof) to the reimbursement of such Bankers' Acceptance and (iii) the obligation of the Canadian Lenders to complete and accept Drafts and purchase Bankers' Acceptances and Notional Bankers' Acceptance shall be suspended until the Administrative Agent shall notify the Applicable Canadian Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

         SECTION 2.12. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.16), not later than 11:00 A.M. (New York City time) on the day when due in US Dollars to the Administrative Agent at the Administrative Agent's

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                                       69

Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrowers is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrowers hereby authorize each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrowers' accounts with such Lender Party or such Affiliate any amount so due (it being understood that the accounts of the Canadian Borrowers shall not be charged for amounts owing in respect of the Obligations of the US Borrower).

                  (c) All computations of interest based on the Base Rate and the Canadian Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the

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                                       70

Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the applicable Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) Whenever any payment hereunder or in respect of Bankers' Acceptances or BA Equivalent Advances shall be stated to be due on a day other than a Canadian Business Day such payment shall be made on the next succeeding Canadian Business Day and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.

                  (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

                  (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

                  (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Banks, Swing Line Bank and the Canadian Lenders (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Banks and the Canadian Lenders on such date;

                  (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 8.04 hereof, Section 25 of the US Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                  (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.11 and 2.13 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

                  (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.09(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

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                                       71

                  (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.08(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                  (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.08(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                  (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

                  (ix) ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party's Pro Rata Share of the sum of (A) the aggregate principal amount of all Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender Party, and, in the case of the Term B Facility, for application to such principal repayment installments thereof, as the Administrative Agent shall direct. Notwithstanding the foregoing, no payment made by any Canadian Borrower hereunder shall be applied to satisfy the Obligations of the US Borrower hereunder.

         SECTION 2.13. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under the Notes or in respect of any Bankers' Acceptances or BA Equivalent Advances or any other Loan Document shall be made, in accordance with Section 2.12 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its net income by the United States or any state within the United States and taxes that are imposed on its net income (and franchise taxes that are increased as a result of the receipt of any interest payment under this Agreement) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case

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                                       72

of each Lender Party, taxes that are imposed on its net income (and franchise taxes that are increased as a result of the receipt of any interest payment under this Agreement) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes or in respect of any Bankers' Acceptances or BA Equivalent Advances or any other Loan Document being hereinafter referred to as "TAXES"). Notwithstanding the foregoing sentence, the term Taxes shall include (i) taxes imposed by the United States or Canada in connection with the domestication of the US Borrower as a Delaware corporation, and (ii) taxes imposed by Canada or any political subdivision thereof that arise in any manner, directly or indirectly, in the event that the domestication of the US Borrower as a Delaware corporation is not effective or respected for purposes of the Income Tax Act (Canada) or any Canadian provincial equivalent. If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Bankers' Acceptances or BA Equivalent Advances or any other Loan Document to any Lender Party or any Agent, (i) the sum payable by the Borrowers shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or in respect of any Bankers' Acceptances or BA Equivalent Advances or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes, the Mortgages or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

                  (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

                  (e) With respect to funds borrowed by the US Borrower, each Lender Party (including any SPC under Section 8.07(k)), that is organized under the laws of a jurisdiction

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                                       73

outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by any Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or other applicable form, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments made by the US Borrower pursuant to this Agreement or the Notes or in respect of any Bankers' Acceptances, BA Equivalent Advances or any other Loan Document. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the applicable Borrower and shall not be obligated to include in such form or document such confidential information. For purposes of this Section 2.13(e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (f) For any period with respect to which a Lender Party that is lending to the US Borrower has failed to provide the US Borrower with the appropriate form, certificate or other document described in subsection (e) above, which failure shall include for this purpose any material failure, at any time such Lender Party remains a party to this Agreement, of the form, certificate or other document to specify the correct rate of United States withholding tax, to the extent such specification is required by such form, certificate or other document (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled (during the period such failure exists) to the increase described in subsection
(a)(i) or the indemnification under subsection (c) of this Section 2.13 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such

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                                       74

Taxes and such Lender Party shall be responsible for such Loan Parties' reasonable out of pocket expenses.

         SECTION 2.14. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes, in respect of any Bankers' Acceptances or BA Equivalent Advances and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party and under any Bankers' Acceptances and BA Equivalent Advances at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes, under any Bankers' Acceptances and BA Equivalent Advances and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes and under any Bankers' Acceptances and BA Equivalent Advances at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes, under any Bankers' Acceptances and BA Equivalent Advances and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes, under any Bankers' Acceptances and BA Equivalent Advances and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and under any Bankers' Acceptances and BA Equivalent Advances at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided, further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders; provided, further, that to the extent any such excess payment was received by such Lender Party due to an error of the Administrative Agent, such Lender shall forward such excess payment back to the Administrative Agent for proper disbursement. Each Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.

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                                       75

         SECTION 2.15. Use of Proceeds. The proceeds of the Advances, the Drawings under the Bankers' Acceptances and issuances of Letters of Credit shall be available (and each Borrower agrees that it shall use such proceeds and Letters of Credit) solely to finance the consummation of the Plan of Reorganization and the Transaction, pay transaction fees and expenses, provide working capital for each Borrower and its Subsidiaries (other than any Excluded Subsidiary) and for general corporate purposes.

         SECTION 2.16. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, such Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The applicable Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by such Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.16.

                  (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) any Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the

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                                       76

Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                  (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                  (ii) second, to the Issuing Banks, the Swing Line Banks and the Canadian Lenders for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Banks, the Swing Line Banks and the Canadian Lenders; and

                  (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by such Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.16.

                  (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) any Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the "ESCROW BANK") selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are

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                                       77

required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

                  (ii) second, to the Issuing Banks, the Swing Line Banks and the Canadian Lenders for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Banks, the Swing Line Banks and the Canadian Lenders;

                  (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iv) fourth, to such Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that such Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

         SECTION 2.17. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender Party to any Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, such Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note and/or a Term B Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment and/or the Term B Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

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                                       78

                  (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from such Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from such Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of such Borrower under this Agreement.

         SECTION 2.18. Drawings of Bankers' Acceptances and Notional Bankers' Acceptances. (a) Request for Drawing. Each Drawing shall be made on notice, given not later than 11:00 a.m. (New York City time) on a Canadian Business Day at least three Canadian Business Days prior to the date of the proposed Drawing, by any Canadian Borrower to the Administrative Agent, which shall give each Canadian Lender prompt notice thereof by telecopier. Each notice of a Drawing (a "NOTICE OF DRAWING") shall be in writing (including by telecopier), in substantially the form of Exhibit B-2 hereto, specifying therein the requested
(i) date of such Drawing (which shall be a Canadian Business Day), (ii) aggregate Face Amount of such Drawing and (iii) initial Maturity Date for each Bankers' Acceptance and BA Equivalent Advances comprising part of such Drawing; provided, however, that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon such Canadian Borrower) that the Drafts to be accepted and purchased as part of any Drawing cannot, due solely to the requested aggregate Face Amount thereof, be accepted and/or purchased ratably by the Canadian Lenders in accordance with Section 2.01(e), then the aggregate Face Amount of such Drawing (or the Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances to be created and purchased by any Canadian Lender) shall be reduced to such lesser amount as the Administrative Agent determines will permit such Drafts comprising part of such Drawing to be so accepted and purchased and, unless such Canadian Borrower shall have given written notice to the contrary to the Administrative Agent, each Canadian Lender shall fund the difference between such Lender's ratable portion of the original aggregate Face Amount of such Drawing and the Face Amount of the Bankers' Acceptances to be created by such Lender after giving effect to such reduction in the form of a Canadian Advance, which shall be deemed for all purposes hereof to be a Canadian Advance made pursuant to Section 2.01(c). The Administrative Agent agrees that it will, as promptly as practicable, notify such Canadian Borrower of the unavailability of Bankers' Acceptances and, if applicable, of the date and the amount of each Canadian Advance to be made or actually made in accordance with the immediately preceding sentence. Each Draft in connection with any requested Drawing (A) shall be in a minimum amount of CN$1,000,000

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                                       79

or an integral multiple of CN$100,000 in excess thereof, and (B) shall be dated the date of the proposed Drawing. Each Canadian Lender that is a BA Lender shall, before 1:00 P.M. (Toronto time) on the date of each Drawing, complete one or more Drafts in accordance with the related Notice of Drawing, accept such Drafts and purchase the Bankers' Acceptances created thereby for the Drawing Purchase Price and shall, before 1:00 P.M. (Toronto time) on such date, make available for the account of its Applicable Lending Office to the Administrative Agent at its appropriate Administrative Agent's Account, in same day funds, the Drawing Purchase Price payable by such Lender for such Drawing less the Stamping Fee payable to such Lender with respect thereto under Section 2.09(d). Each Non-BA Lender shall, in lieu of accepting its proportionate amount of Bankers Acceptances forming part of a Drawing, make available to Borrower a loan (a "BA EQUIVALENT ADVANCE") in Canadian Dollars in an amount equal to the Drawing Purchase Price of the Bankers' Acceptances (which Bankers' Acceptances are referred to herein collectively as the "NOTIONAL BANKERS' ACCEPTANCES") that Non-BA Lender would have been required to accept if it were a BA Lender. Each Non-BA Lender shall, before 1:00 p.m. (Toronto time) on the date of each Drawing, make available for the account of its Applicable Lending Office to the Administrative Agent at its appropriate Administrative Agent's Account, in same day funds, the amount of the BA Equivalent Advance, less an amount equal to the Stamping Fee that would have been applicable to the Notional Bankers' Acceptance had it being a Bankers' Acceptance. In this Agreement, for the purposes of calculating the outstanding amount of any BA Equivalent Advance, such outstanding amount will be equal to the Face Amount of the Notional Bankers' Acceptance that corresponds to such BA Equivalent Advance. Upon the fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make the funds it has received from the Canadian Lenders available to such Canadian Borrower by crediting the relevant Borrower's Account.

                  (b) Limitations on Drawings. Anything in Section 2.18(a) to the contrary notwithstanding, no Canadian Borrower may select a Drawing if the obligation of the Canadian Lenders to purchase and accept Bankers' Acceptances shall then be suspended pursuant to Section 2.18(d) or 2.11.

                  (c) Binding Effect of Notices of Drawing. Each Notice of Drawing shall be irrevocable and binding on the applicable Canadian Borrower. In the case of any proposed Drawing, the applicable Canadian Borrower shall indemnify each Canadian Lender (absent any gross negligence by the Canadian Lender) against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Drawing for such Drawing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Drawing Purchase Price (or in the case of Non-BA Lenders, the BA Equivalent Advance) to be paid by such Lender as part of such Drawing when, as a result of such failure, such Drawing is not made on such date (but, in any event, excluding any loss of profit and the Stamping Fee applicable to such Drawing or Advance).

                  (d) Circumstances Making Bankers' Acceptances Unavailable. (i) If, with respect to any proposed Drawing, the Administrative Agent determines in good faith that circumstances affecting the money markets at the time any related Notice of Drawing is delivered or is outstanding will result in no market for the Bankers' Acceptances to be created in connection with such Drawing or an insufficient demand for such Bankers' Acceptances to allow

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                                       80

the Lenders creating such Bankers' Acceptances to sell or trade the Bankers' Acceptances to be created and purchased or discounted by them hereunder in connection with such Drawing, then, upon notice to the applicable Canadian Borrower and the Canadian Lenders thereof, (A) the Notice of Drawing with respect to such proposed Drawing shall be canceled and the Drawing requested therein shall not be made and (B) the right of such Canadian Borrower to request a Drawing shall be suspended until the Administrative Agent shall notify such Borrower that the circumstances causing such suspension no longer exist. In the case of any such cancellation of a Notice of Drawing, unless such Canadian Borrower shall give written notice to the contrary to the Administrative Agent, the cancellation of any such Notice of Drawing shall be deemed to be the giving by such Canadian Borrower of a Notice of Borrowing for Canadian Borrower Advances consisting of Canadian Advances in an aggregate principal amount equal to the aggregate Face Amount of such proposed Drawing and the Canadian Lenders shall, subject to the terms and conditions hereof applicable to the making of Canadian Advances, make such Advances available to such Canadian Borrower, if practicable, on the same Business Day as the date of the requested Drawing, and otherwise on the next Business Day. The Administrative Agent agrees that it will, as promptly as practicable, notify such Canadian Borrower of the unavailability of Bankers' Acceptances and, if applicable, of the date and the amount of each Canadian Advance to be made or actually made in accordance with the immediately preceding sentence.

                  (ii) Upon the occurrence and during the continuance of any Default, the obligation of the Canadian Lenders to create and purchase Bankers' Acceptances shall be suspended.

                  (e) Assumptions of the Administrative Agent. Unless the Administrative Agent shall have received notice from a Canadian Lender prior to the date of any Drawing that such Lender will not make available to it such Lender's ratable share of the proceeds of such Drawing, in accordance with
Section 2.18(a), the Administrative Agent may assume that such Lender has made such ratable share available to it on the date of such Drawing in accordance with Section 2.18(a) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Canadian Borrower on such date a corresponding amount. If and to the extent that any such Lender shall not have so made such ratable share available to the Administrative Agent, such Lender and the Canadian Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the applicable Canadian Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the applicable Canadian Borrower, a rate per annum equal to the BA Rate used in calculating the Drawing Purchase Price with respect to such Drawing, and (ii) in the case of such Lender, the Canadian Interbank Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's ratable share of the proceeds of such Drawing for all purposes under this Agreement.

                  (f) Presigned Draft Forms. To enable the Canadian Lenders which are BA Lenders to create Bankers' Acceptances in accordance with Section 2.01(e) and this Section 2.18, the Canadian Borrowers shall supply each BA Lender, upon the Canadian Borrowers' execution of this Agreement and from time to time thereafter, with such number of Drafts provided to the Canadian Borrowers by the Administrative Agent as the Administrative

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                                       81

Agent may from time to time reasonably request, duly endorsed and executed on behalf of each Canadian Borrower by any one or more of its duly authorized officers. Each BA Lender shall exercise such care in the custody and safekeeping of any Drafts in its possession from time to time as it would exercise in the custody and safekeeping of similar property owned by it. The signatures of officers of the Canadian Borrowers on Drafts may be mechanically reproduced in facsimile and Bankers' Acceptances bearing such facsimile signatures shall be binding upon each Canadian Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft as one of such officers may no longer hold office at the date of such draft or at the date of its acceptance by a Lender hereunder or at any time thereafter, any Draft or Bankers' Acceptance so signed shall be valid and binding upon, and enforceable against, each Canadian Borrower. Each Canadian Borrower hereby appoints each Canadian Lender holding a Draft with respect to a Drawing made under this Agreement, as its attorney-in-fact to, from time to time, complete such Draft to adequately reflect such Drawing made by such Canadian Lender.

                  (g) Distribution of Bankers' Acceptances. Bankers' Acceptances purchased by a Canadian Lender in accordance with the terms of
Section 2.01(e) and this Section 2.18 may, in such Lender's sole discretion, be held by such Lender for its own account until the applicable Maturity Date or sold, rediscounted or otherwise disposed of by it at any time prior thereto in any relevant market therefor.

                  (h) Failure to Fund in Respect of Drawings. The failure of any Canadian Lender to fund the Drawing Purchase Price to be funded by it as part of any Drawing or to make a BA Equivalent Advance shall not relieve any other Canadian Lender of its obligation hereunder to fund its Drawing Purchase Price on the date of such Drawing or to make a BA Equivalent Advance, but no Canadian Lender shall be responsible for the failure of any other Canadian Lender to fund the Drawing Purchase Price or make the BA Equivalent Advance to be funded or made, as the case may be by such other Canadian Lender on the date of any Drawing.

         SECTION 2.19. Renewal and Conversion of Bankers' Acceptances. (a) Optional Renewal. Any Canadian Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on a Business Day at least three Canadian Business Days prior to the date of the proposed renewal and subject to the provisions of Section 2.11, renew all or any portion of the Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing; provided, however, that:

                  (i) any renewal of Bankers' Acceptances or BA Equivalent Advances shall be made only on the then existing Maturity Date for such Bankers' Acceptances or BA Equivalent Advances;

                  (ii) each renewal of Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing shall be made ratably among the Lenders holding such Bankers' Acceptances and having made BA Equivalent Advances in accordance with the respective amount of such Bankers' Acceptances so held and BA Equivalent Advances so made; and

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                                       82

                  (iii) upon the occurrence and during the continuance of any Event of Default no renewal of any Bankers' Acceptance or BA Equivalent Advances may be made.

Each such notice of renewal shall, within the restrictions set forth above, specify (A) the date of such renewal (which shall be the then existing Maturity Date of such Bankers' Acceptances and BA Equivalent Advances and shall be a Canadian Business Day), (B) the Bankers' Acceptances to be renewed, (C) if less than all of the Bankers' Acceptances and BA Equivalent Advances comprising part of any Drawing are to be renewed, the aggregate Face Amount for such renewal and
(D) the term to maturity of the renewed Bankers' Acceptances and BA Equivalent Advances (which shall comply with the definition of "Maturity Date" in Section 1.01); provided, however, that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon such Canadian Borrower) that the Bankers' Acceptances and BA Equivalent Advances cannot, due solely to the requested aggregate Face Amount thereof, be renewed ratably by the Canadian Lenders, the aggregate Face Amount of such renewal (or the Face Amount of Bankers' Acceptances or Notional Bankers' Acceptances to be created by any Canadian Lender) shall be reduced to such lesser amount as the Administrative Agent determines will permit such renewal to be so made and each Canadian Lender shall fund the difference between such Canadian Lender's ratable portion of the original aggregate Face Amount of such renewal and the Face Amount of the Bankers' Acceptances or Notional Bankers' Acceptances to be created by such Canadian Lender after giving effect to such reduction in the form of a Canadian Advance, which shall be deemed for all purposes hereof to be a Canadian Advance made pursuant to Section 2.01(c). Each notice of renewal under this Section 2.19 shall be irrevocable and binding on the applicable Canadian Borrower. Upon any renewal of Bankers' Acceptances and BA Equivalent Advances comprising part of any Drawing in accordance with this Section 2.19(a), the Canadian Lenders that hold the Bankers' Acceptances and that made BA Equivalent Advances to be renewed shall exchange such maturing Bankers' Acceptances for new Bankers' Acceptances and shall make a new BA Equivalent Advances, containing the terms set forth in the applicable notice of renewal, and the Drawing Purchase Price payable for each such renewed Bankers' Acceptance and the proceeds of the new BA Equivalent Advance shall be applied, together with other funds, if necessary, available to the applicable Canadian Borrower, to reimburse the Bankers' Acceptances and BA Equivalent Advances otherwise maturing on such date. Each Canadian Borrower hereby irrevocably authorizes and directs each Canadian Lender to apply the proceeds of each renewed Bankers' Acceptance or BA Equivalent Advance owing to it to the reimbursement, in accordance with this Section 2.19(a), of the Bankers' Acceptances or BA Equivalent Advances owing to such Canadian Lender and maturing on such date.

                  (b) Optional Conversion. Each Canadian Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on a Business Day at least two Canadian Business Days prior to the date of the proposed Conversion and subject to the provisions of Section 2.19, Convert all or any portion of the Bankers' Acceptances or BA Equivalent Advances comprising part of the same Drawing to a Canadian Revolving Credit Borrowing comprised of Canadian Advances; provided, however, that:

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                                       83

                  (i) any Conversion of Bankers' Acceptances and BA Equivalent Advances shall be made only on the then existing Maturity Date for such Bankers' Acceptances and BA Equivalent Advances;

                  (ii) each Conversion of Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing shall be made ratably among the Lenders that hold such Bankers' Acceptances and that made such BA Equivalent Advances in accordance with the respective amounts of such Bankers' Acceptances and BA Equivalent Advances so held and made; and

                  (iii) no Conversion may be made if (A) the amount of the Advance to be made by any Canadian Lender in connection with such Conversion would exceed such Canadian Lender's unused portion of its Canadian Revolving Credit Commitment under the Canadian Subfacility in effect at the time of such Conversion, or (B) after giving effect to such Conversion, the sum of the aggregate principal amount of outstanding Canadian Advances plus the aggregate Face Amount of Bankers' Acceptances and Notional Bankers' Acceptances then outstanding in respect of outstanding BA Equivalent Advances then outstanding plus the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time plus outstanding Canadian Letter of Credit Advances would exceed the Canadian Subfacility.

Each such notice of Conversion shall, within the restrictions set forth above, specify (A) the date of such Conversion (which shall be the then existing Maturity Date of such Bankers' Acceptances and BA Equivalent Advances and shall be a Canadian Business Day), (B) the Bankers' Acceptances and BA Equivalent Advances to be Converted and (C) if less than all of the Bankers' Acceptances and BA Equivalent Advances comprising part of any Drawing are to be Converted, the aggregate Face Amount of such Conversion. Each notice of Conversion under this Section 2.19 shall be irrevocable and binding on each Canadian Borrower. Upon any Conversion of Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing in accordance with this Section 2.19(b), the obligation of the Canadian Borrower to reimburse the Lenders under Section 2.12 in respect of the Bankers' Acceptances and BA Equivalent Advances otherwise maturing on such date shall, to the extent of such conversion, be Converted to an obligation to reimburse the Lenders making the Canadian Advances made in respect of such maturing Bankers' Acceptances and BA Equivalent Advances on such date ratably in accordance with the amount of the Advances held by such Lender at the time of reimbursement. Each Canadian Borrower hereby irrevocably authorizes and directs each Canadian Lender to apply the net proceeds of each Canadian Advance made by such Lender pursuant to this Section 2.19(b) to the reimbursement of the Bankers' Acceptances or Notional Bankers' Acceptances owing to such Lender and maturing on such date.

                  (c) Mandatory Conversion. Upon the occurrence and during the continuance of any Default and any or all renewals of any Bankers' Acceptances or BA Equivalent Advances are not appropriate, or if the Canadian Borrower shall fail (i) to deliver a properly completed notice of renewal under
Section 2.19(a) or a properly completed notice of Conversion under Section 2.19(b) indicating its intention to renew or to Convert any maturing Bankers' Acceptances and BA Equivalent Advances or (ii) to reimburse the Canadian Lenders for any Bankers' Acceptances and BA Equivalent Advances comprising part of the same Drawing

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                                       84

pursuant to Section 2.04, the Administrative Agent will forthwith so notify the applicable Canadian Borrower and the Canadian Lenders, whereupon each such Bankers' Acceptance and BA Equivalent Advances will automatically, on the then existing Maturity Date of such Bankers' Acceptance or BA Equivalent Advances, Convert into a Canadian Advance.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

         SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance into the Escrow Account on the Closing Date and of the Canadian Lenders to accept and/or purchase Bankers' Acceptances or make BA Equivalent Advances is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.17.

                           (ii) The Intercreditor Agreements, executed by each party thereto, in form and substance satisfactory to the Lenders.

                           (iii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered by a US Subsidiary Guarantor pursuant to Section 5.01(j), in each case as amended, the "US SECURITY AGREEMENT"), duly executed by each US Loan Party, together with:

                                    (A)      certificates representing the
                           Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;

                                    (B)      acknowledgement copies or stamped
                           copies of proper financing statements duly filed before the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the US Security Agreement, covering the Collateral described in the US Security Agreement;

                                    (C)      duly executed certificates of title
                           with respect to the Vehicle Collateral with such releases of Liens and applications therefor, as

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                                       85

                           the Administrative Agent shall require to enable the prompt processing of each such title by the appropriate governmental agency in order to properly reflect the Lien of the Vehicle Collateral Agent thereon;

                                    (D)      completed requests for information,
                           dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any US Loan Party as debtor, together with copies of such other financing statements;

                                    (E)      the US Intellectual Property
                           Security Agreement duly executed by each US Loan
                           Party;

                                    (F)      evidence that all other recordings
                           and filings of or with respect to the US Security Agreement and the US Intellectual Property Security Agreement that the Administrative Agent may deem necessary in order to perfect the security interest created thereunder are in appropriate form and ready for filing and recording;

                                    (G)      evidence that all of the necessary
                           retitling documentation relating to the certificates of title for the Vehicle Collateral have been prepared and are in appropriate form for filing;

                                    (H)      the Pledged Account Letters
                           referred to in the US Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement;

                                    (I)      the Securities Account Control
                           Agreement referred to in the US Security Agreement, duly executed by the Collateral Agent, the applicable US Loan Party and the applicable securities intermediary;

                                    (J)      the Vehicle Collateral Agency
                           Agreement, duly executed by the parties thereto; and

                                    (K)      evidence that all other action that
                           the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the US Security Agreement and the US Intellectual Property Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

                           (iv) A security agreement in substantially the form of Exhibit L hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in respect of the Canadian Subfacility in each case as amended, the "CANADIAN SECURITY AGREEMENT"), duly executed by each Canadian Loan Party, together with:

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                                       86

                                    (A)      certificates representing the
                           Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                                    (B)      verification statements in respect
                           of financing statements duly filed before the Initial Extension of Credit under the PPSA in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Canadian Security Agreement, the Canadian Intellectual Property Security Agreement and the Quebec Security Documents covering the Collateral described in the Canadian Security Agreement, the Canadian Intellectual Property Security Agreement and the Quebec Security Documents,

                                    (C)      completed requests for information,
                           dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Canadian Loan Party as debtor, together with copies of such other financing statements,

                                    (D)      the Canadian Intellectual Property
                           Security Agreement duly executed by each Canadian Loan Party,

                                    (E)      the Quebec Security Documents,

                                    (F)      evidence that all other recordings
                           and filings of or with respect to the Canadian Security Agreement, the Canadian Intellectual Property Security Agreement and the Quebec Security Documents that the Administrative Agent may deem necessary in order to perfect the security interest created thereunder are in appropriate form and ready for filing and recording,

                                    (G)      evidence that all other action that
                           the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Canadian Security Agreement, the Canadian Intellectual Property Security Agreement and the Quebec Security Document has been taken (including, without limitation, receipt of duly executed payoff letters, PPSA discharge statements and landlords' and bailees' waiver and consent agreements).

                           (v)      [Intentionally Omitted]

                           (vi)     [Intentionally Omitted]

                           (vii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if

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                                       87

                  any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

                           (viii) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each US Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation; provided that the good standing certificate with respect to Geiger Transfer Service, Inc., a Mississippi corporation, shall be delivered by the date that is 60 days after the Closing Date.

                           (ix) A copy of the articles of each Canadian Loan Party incorporated under the Canada Business Corporations Act, certified by Industry Canada dated reasonably near the date of the Initial Extension of Credit.

                           (x) A copy of the articles of each Canadian Loan Party incorporated under a Province of Canada, duly certified by the Secretary or an Assistant Secretary of such Loan Party to be true and correct and dated the date of the Initial Extension of Credit.

                           (xi) A certificate of compliance or certificate of status, as the case may be, in respect of each Canadian Loan Party, dated reasonably near the date of the Initial Extension of Credit.

                           (xii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary or any authorized officer, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(vii) or the Certificate of Industry Canada referred to in Section 3.01(a)(ix), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(vi) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

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                                       88

                           (xiii) A certificate of the Secretary or an Assistant Secretary or any authorized officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (xiv) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                           (xv) Certified copies of (A) the Confirmation Order obtained from the Bankruptcy Court on February 27, 2003,
                  (B) the Plan of Reorganization approved thereby, (C) the Disclosure Statement approved by a final order of the Bankruptcy Court on January 23, 2003 and (D) the Canadian Order.

                           (xvi) The US Subsidiary Guaranty in substantially the form of Exhibit E-1 hereto, duly executed by each US Subsidiary Guarantor.

                           (xvii)   The Canadian Subsidiary Guaranty in
                  substantially the form of Exhibit E-2 hereto, duly executed by each Canadian Subsidiary Guarantor in respect of the Canadian Subfacility.

                           (xviii)  Certificates, in substantially the form of
                  Exhibit G hereto, attesting to the Solvency of each Loan Party (other than any Immaterial Subsidiary) before and after giving effect to the Transaction, from its Chief Financial Officer.

                           (xix)    Such financial, business and other
                  information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested.

                           (xx) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance.

                           (xxi) Certified copies of all Material Contracts and Material Leases of each Loan Party and its Subsidiaries.

                           (xxii) A Notice of Borrowing relating to the Initial Extension of Credit.

                           (xxiii)  A favorable opinion of Jones Day, counsel
                  for the Loan Parties, in substantially the form of Exhibit H-1 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xxiv) A favorable opinion of Goodmans LLP, Canadian counsel for the Loan Parties as to such matters as any Lender Party through the Administrative Agent may reasonably request.

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                                       89

                           (xxv) Favorable opinions of local counsel for the Loan Parties in provinces in which the Material Properties are located, with respect to the enforceability and perfection of all Canadian Mortgages covering Material Properties in such provinces and any related fixture filings substantially in the form of Exhibit K hereto, and otherwise in form and substance satisfactory to the Administrative Agent.

                           (xxvi) Favorable opinions of local counsel for the Loan Parties in states and provinces in which the Loan Parties are located and Vehicle Collateral is registered and otherwise in form and substance satisfactory to the Administrative Agent.

                           (xxvii)  A favorable opinion of Shearman & Sterling,
                  counsel for the Joint Lead Arrangers, in form and substance satisfactory to the Lenders.

                           (xxviii) The Escrow Agreement in substantially the
                  form of Exhibit I hereto, duly executed by each party thereto.

                           (xxix) Copies of any Greyhound Lease that has been guaranteed by any Loan Party and a certificate of the US Borrower dated as of the Closing Date certifying, as to (i) the Stipulated Loss Value under the Greyhound Leases guaranteed by the US Borrower as of the Closing Date and (ii) if the US Borrower has the right to assume any Greyhound Lease, the amount of the Stipulated Loss Value in respect of such assumable Lease.

                           (xxx) The Parent Guaranty in substantially the form of Exhibit E-3 hereto, duly executed by the US Borrower, as parent guarantor.

                           (xxxi) A Certificate of the chief executive officer of the US Borrower certifying that other than with respect to the liabilities of the Excluded Subsidiaries that have been disclosed to the Lenders relating to (i) the contributions to the pension plans pursuant to the PBGC Agreement and other liabilities that arise under ERISA, (ii) the guarantees issued with respect to the Greyhound Leases, (iii) letters of credit issued with respect to the Greyhound Leases and (iv) a letter of credit supporting liabilities in respect of the Supplemental Employee Retirement Plan of Greyhound Lines, Inc., to the knowledge of the chief executive officer of the US Borrower no other liability, potential liability, Obligation or Contingent Obligation exists on the part of the US Borrower or any Loan Party in respect of the Excluded Subsidiaries.

                  (b) The Lender Parties shall be satisfied with (i) the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, articles, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization and (ii) the form, terms and conditions of the Senior Notes and the Senior Note Indenture.

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                                       90

                  (c) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change other than any change of the type which customarily occurs as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Chapter 11 cases before the Bankruptcy Court and the CCAA cases before the Canadian Court.

                  (d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION") or (ii) could be reasonably likely to adversely affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction other than the Cases, the Confirmation Order and the Disclosed Litigation described on
         Schedule 4.01(f) hereto.

                  (e) All Governmental Authorizations, Bankruptcy Court, Canadian Court and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority; the appeal period and any period for leave to appeal with respect to the Canadian Order shall have expired without an appeal of such order having been commenced or, in the event of an appeal or application for leave to appeal, a final determination recognizing the Confirmation Order and providing such other relief as is reasonably satisfactory to the Lender Parties shall have been made by the applicable appellate tribunal; and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (f) The Borrowers shall concurrently deposit into the Escrow Account an amount equal to the sum of (i) the aggregate amount of interest that would be payable hereunder on the aggregate principal amount of Advances made on the Closing Date for the full term of the arrangements under the Escrow Agreement, (ii) all accrued fees of the Agents and the Lender Parties and (iii) all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

                  (g) The Lender Parties shall be reasonably satisfied with the Confirmation Order, the Canadian Order, the Plan of Reorganization and the Disclosure Statement and all other agreements, instruments and documents relating to the Transaction.

                  (h) The Facilities shall be rated at least BB+ (stable) by Standards & Poor's Ratings Services and at least Ba3 (stable) by Moody's Investors Service, Inc.

                  (i) The US Borrower shall have received into escrow in connection with the issuance and sale of the Senior Notes $400.6 million in gross cash proceeds (before any underwriting discounts, commissions and similar expenses).

                  (j) Not later than ten business days before the Effective Date, the Lender Parties shall have received (a) audited consolidated balance sheets and related statements of operations, shareholders' equity and cash flows of the US Borrower for the last fiscal year ended before the Effective Date prepared in accordance with United States generally accepted accounting principles, (b) to the extent available, unaudited consolidated balance sheets and related statements of operations, shareholders' equity, and cash flows of the US Borrower for the most recent completed fiscal quarter and (c) unaudited Consolidated balance sheets and statements of operations of the US Borrower and the Subsidiaries (other than the Excluded Subsidiaries) for the last fiscal year ended before the Effective Date and the most recent completed fiscal quarter, which audited and unaudited financial statements (i) shall be in form and scope reasonably satisfactory to the Lender Parties and (ii) shall not be materially inconsistent with the financial statements previously provided to the Lender Parties.

                  (k) The Lender Parties shall have received a pro forma consolidated balance sheet of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) as of February 28, 2003, after giving effect to the Transactions, together with a certificate of the chief financial officer of the US Borrower to the effect that such statements accurately present the pro forma financial position of the US Borrower and its subsidiaries in accordance with generally accepted accounting principles, and the Lender Parties shall be satisfied that such balance sheets are not materially inconsistent with the forecasts previously provided to the Lender Parties.

                  (l) The Lender Parties shall have received (a) a written certification of the US Borrower's chief financial officer that (i) the Consolidated EBITDA of the US Borrower and its Subsidiaries for the immediately preceding fiscal year was at least $421.0 million, (ii) the Consolidated EBITDA of the US Borrower and its Subsidiaries for the period from the beginning of the current fiscal year through the end of the most recent fiscal quarter for which unaudited financial statements have been provided was at least $241.9 million, (iii) the Consolidated EBITDA of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) for the immediately preceding fiscal year was at least $354.2 million and (iv) the Consolidated EBITDA of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) for the period from the beginning of the current fiscal year through the end of the most recent fiscal quarter for which unaudited financial statements have been provided was at least $239.0 million and (b) a written certification of the chief financial officer of the US Borrower that the Consolidated EBITDA of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) for each fiscal month after the end of the most recent fiscal quarter for which unaudited financial statements have been provided was not materially inconsistent with the forecasts for such months set forth in the annual budget of the US Borrower previously provided to the Administrative Agent.

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                  (m)      There shall be no less than $70 million of
         availability under the Revolving Credit Facility as of the Closing Date after giving effect to all Borrowings and issued and outstanding Letters of Credit.

                  (n) All documentation relating to the Bonding Facilities shall be in form and substance satisfactory to the Agent.

         SECTION 3.02. Conditions to Escrow Release. The obligation of each Lender to make an Advance (other than a Term B Advance), the Canadian Lenders to accept and/or purchase Bankers' Acceptances or make BA Equivalent Advances or of any Issuing Bank to issue a Letter of Credit and the obligation of the Escrow Account Bank to release the Term B Advances and Revolving Credit Advances from the Escrow Account as required under the Escrow Agreement is subject to the satisfaction of the following conditions precedent prior to the Deadline Date:

                  (a)      The satisfaction of the conditions set forth in
         Section 3.01 hereof.

                  (b) The occurrence of the "Effective Date" of the Plan of Reorganization in accordance with its terms.

                  (c) The Administrative Agent shall have received a certificate, signed on behalf of the US Borrower by its President or a Vice President certifying that as of the Escrow Release Date, each of the Confirmation Order and the Canadian Order shall not have been reversed, vacated, modified or stayed and the Plan of Reorganization shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent.

                  (d) The Administrative Agent shall have received (i) a copy of the certificate issued by the Secretary of State of the State of Delaware evidencing the continuation of LIL as New LINC, (ii) a copy of the certificate of incorporation of New LINC, as amended and restated pursuant to the Plan of Reorganization, in substantially the form of Exhibit XIII to the Plan of Reorganization, certified as of the Effective Date by the Secretary of State of the State of Delaware as being a true and complete copy thereof, and (iii) a copy of the by-laws of New LINC, as amended and restated pursuant to the Plan of Reorganization, in substantially the form of Exhibit XIV to the Plan of Reorganization, together with a certificate of the Secretary or Assistant Secretary of New LINC, dated as of the Escrow Release Date, certifying as to such by-laws being a true and complete copy thereof, with no amendments thereto.

                  (e) The Administrative Agent shall have received a certificate of each Borrower, signed on behalf of each Borrower by its President or a Vice President, dated the Escrow Release Date (the statements made in which certificate shall be true on and as of the Escrow Release Date), certifying as to (i) the truth of the representations and warranties contained in Article IV hereof, (ii) the compliance by each Borrower with each of the covenants contained in
         Article V hereof during the period from the Effective Date to the Escrow Release Date and (iii) the absence of any Default.

                  (f) The Disclosure Statement shall have been approved by final order of the Bankruptcy Court and the Confirmation Order (i) shall have been entered by the

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                                       93

         Bankruptcy Court, (ii) shall be in full force and effect, (iii) shall not have been reversed, stayed, modified or amended (unless the order providing for such reversal, stay, modification or amendment shall no longer be in effect) and (iv) shall not have been the subject of a timely filed appeal unless the effectiveness of the Confirmation Order shall not have been stayed in accordance with the Federal Rules of Bankruptcy Procedure or, in the event such order was stayed pending appeal, such stay shall have been terminated by a subsequent court order and the Canadian Order (i) shall have been entered by the Canadian Court, (ii) shall be in full force and effect, (iii) shall not have been reversed, stayed, modified or amended (unless the order providing for such reversal, stay, modification or amendment shall no longer be in effect) and (iv) shall not have been the subject of an appeal or an application for leave to appeal, and the appeal period and any period for leave to appeal with respect to the Canadian Order shall have expired without an appeal of such order having been commenced or, in the event of an appeal or application for leave to appeal, a final determination recognizing the Confirmation Order and providing such other relief as is reasonably satisfactory to the Lender Parties shall have been made by the applicable appellate tribunal.

                  (g) There shall be no less than $50 million of availability under the Revolving Credit Facility as of the Escrow Release Date after giving effect to the Transactions and all Borrowings and issued and outstanding Letters of Credit.

                  (h) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments relating thereto terminated and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

                  (i) The PBGC Agreement shall have been executed and delivered in form and substance satisfactory to the Lender Parties.

                  (j) A favorable opinion of Jones Day, counsel for the Loan Parties, in substantially the form of Exhibit H-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (k) Deeds of trust, trust deeds, mortgages and hypothecs in substantially the form of Exhibit M hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance satisfactory to the Administrative Agent and covering those Properties located in Canada (together with each other mortgage delivered pursuant to Section 5.01(j) and 5.01(s), in each case as amended, the "CANADIAN MORTGAGES"), duly executed by the appropriate Canadian Loan Party in respect of the Canadian Subfacility, together with:

                                    (A)      evidence that counterparts of the
                           Canadian Mortgages are in proper form for recording on or before the Escrow Release Date in all filing or recording offices that the Administrative Agent may deem necessary or desirable, together with such releases of Liens as necessary, in order to create a valid first and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the

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                                       94

                           Secured Parties and that arrangements have been made for the payment of all filing and recording taxes and fees,

                                    (B)      fully paid title insurance policies
                           (the "CANADIAN MORTGAGE POLICIES") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Canadian Mortgages covering the Canadian Properties to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics', builder's and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                                    (C)      surveys with respect to those
                           Canadian Properties designated by the Administration Agent, for which necessary fees (where applicable) have been paid, and dated no more than 30 days before the day of the Initial Extension of Credit, certified to the Administrative Agent, the Collateral Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the Province in which the relevant property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                                    (D)      such consents and agreements of
                           lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable,

                                    (E)      evidence of the insurance required
                           by the terms of the Canadian Mortgages, and

                                    (F)      evidence that all other action that
                           the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Canadian Mortgages has been taken.

         SECTION 3.03. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c), a

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                                       95

Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b) and a Canadian Advance made by a Revolving Credit Lender pursuant to Section 2.02(c)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing and the obligation of the Canadian Lenders to accept and/or purchase Bankers' Acceptances or make BA Equivalent Advances, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or such Issuing Bank a certificate signed by a duly authorized officer of the applicable Borrower and the US Borrower, dated the date of such Borrowing or issuance or renewal, stating that and the acceptance by the applicable Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by such Borrowers that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

                  (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

         SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Borrower. The US Borrower represents and warrants, after giving effect to the transactions contemplated by the Loan Documents and the Plan of Reorganization, as though such transactions and the Plan of Reorganization were consummated on and as of the Effective Date, as follows:

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                                       96

                  (a) Each Loan Party and each of its Subsidiaries (other than the Excluded Subsidiaries) (i) is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, amalgamation or continuance, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries (other than the Excluded Subsidiaries) of each Loan Party, showing as of the Escrow Release Date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the Escrow Release Date and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Escrow Release Date. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws,
         (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
         (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction,
         (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral

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                                       97

         Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
         Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

                  (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (f) There is no action, suit, litigation, proceeding or official investigation (of which any of the Loan Parties have received notice from the applicable authority) affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the actual knowledge of any Loan Party, threatened before any Governmental Authority that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, other than the Cases and the Confirmation Order.

                  (g) The Consolidated and consolidating balance sheets of the US Borrower and its Subsidiaries as at August 31, 2002, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of the US Borrower and its Subsidiaries for the fiscal year then ended, accompanied (in the case of such Consolidated financial statements) by an unqualified opinion of PricewaterhouseCoopers, independent public accountants, and the Consolidated and consolidating balance sheets of the US Borrower and its Subsidiaries as at February 28, 2003, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of the US Borrower and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the US Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated and consolidating financial condition of the US Borrower and its Subsidiaries as at such dates and the Consolidated and consolidating results of operations of the US Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since August 31, 2002, there has been no Material Adverse Change other than any change of the type which customarily occurs as a result of events leading up to and following the commencement of a proceeding similar to the Cases and the commencement of the Cases.

                  (h) The Consolidated and consolidating pro forma balance sheets of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) as at February 28, 2003, and the related Consolidated and consolidating pro forma statements of income and cash flows of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) for the 12 months then ended, certified by the Chief Financial Officer of the US Borrower, copies of which have been furnished to each Lender Party, fairly present

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                                       98

         the Consolidated and consolidating pro forma financial condition of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) as at such date and the Consolidated and consolidating pro forma results of operations of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

                  (i) The Consolidated and consolidating forecasted balance sheets, statements of income and statements of cash flows of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) delivered to the Lender Parties pursuant to Section 3.01(a)(xvii) or
         5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the US Borrower's best estimate of its future financial performance.

                  (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (k) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (m) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and

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                                       99

         clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (n) Each Loan Party (other than any Immaterial Subsidiary) is, individually and together with its Subsidiaries, Solvent.

                  (o) (i) Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all material Plans and Multiemployer Plans.

                  (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

                  (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                  (v) Except as could not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (vi) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"):

                           (i) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

                           (ii) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

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                                      100

                           (iii) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                  (p)      (i) Except as otherwise set forth on Part I of
         Schedule 4.01(p) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs that could be reasonably likely to have a Material Adverse Effect and no circumstances exist that could (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could be reasonably likely to have a Material Adverse Effect or (B) cause any such property to be subject to any Environmental Deed Restriction.

                  (ii) Except as otherwise set forth on Part II of Schedule 4.01(p) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or to the knowledge of the Loan Parties proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial or local list; there are no underground storage tanks in which Hazardous Materials are being or have been stored in violation of applicable Environmental Laws on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that requires removal or encapsulation under Environmental Law; and Hazardous Materials have not been released, discharged or disposed in violation of Environmental Law on any currently or, during any Loan Party's or any Subsidiaries' ownership or operation thereof, formerly owned or operated property in each case under this subsection (ii) that could reasonably be likely to have a Material Adverse Effect.

                  (iii) Except as otherwise set forth on Part III of Schedule 4.01(p) hereto, neither any Loan Party nor any of its Subsidiaries has been identified as a potentially responsible party at any third-party waste disposal facility that would reasonably be expected to result in a material liability to any Loan Party or any of its Subsidiaries; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any currently or, during any Loan Party's or any Subsidiaries' ownership or operation thereof, formerly owned or operated property, by any Loan Party or any of its Subsidiaries or to the knowledge of any Loan Party or any of its Subsidiaries, by any other Person, have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                  (q) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Agreement.

                  (ii) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (federal, state, provincial, local, municipal and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

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                                      101

                  (iii) Set forth on Schedule 4.01(q) hereto is a complete and accurate list, as of the Escrow Release Date, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                  (iv) The aggregate unpaid amount, as of the Escrow Release Date, of adjustments to the federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service or the Canada Customs and Revenue Agency, as the case may be, with respect to Open Years does not exceed $0. No issues have been raised by the Internal Revenue Service or the Canada Customs and Revenue Agency, as the case may be, in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (v) The aggregate unpaid amount, as of the Escrow Release Date, of adjustments to the state, provincial, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, provincial, local and foreign taxing authorities (other than amounts arising from adjustments to federal income tax returns) does not exceed $500,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                  (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the Escrow Release Date the obligor and the principal amount outstanding thereunder.

                  (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Surviving Debt, showing as of the Escrow Release Date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries (other than the Excluded Subsidiaries), showing as of the Escrow Release Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (u) (i) Set forth on Schedule 4.01(u)(i) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries (other than the Excluded Subsidiaries), showing as of the Escrow Release Date the street address, county or other relevant jurisdiction, state, province, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents and (ii) set forth on Schedule 4.01(u)(ii) is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries (other than Excluded Subsidiaries) located in (A) the United States with a fair market value (inclusive of land, buildings and improvements and fixtures) of more

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                                      102

         than $1,000,000 and (B) Canada with a fair market value (inclusive of land, buildings and improvements and fixtures) of more than $1,000,000.

                  (v) (i) Set forth on Schedule 4.01(v)(i) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries (other than the Excluded Subsidiaries) is the lessee, and to the extent such Schedule includes the names of the lessor and lessee, the location of such real property, the expiration date of such leases and the annual rental cost thereof, such information is true and correct, (ii) set forth on Schedule 4.01(v)(ii) hereto is a complete and accurate list of those leases that are located in (A) the United States which (I) expire or terminate in accordance with their terms after June 1, 2008, (II) have a monthly rent of at least $7,000 or a yearly rent of at least $84,000 and (III) are for properties located in states in which any Loan Party or its Subsidiaries has Owned Real Property and (B) in Canada which are material to the operations carried on by the Canadian Borrowers and their Affiliates in Canada, having regard for the location of the leased premises and the number of months remaining under the terms of the leases and (iii) set forth on Schedule 4.01(v)(iii) hereto is a complete and accurate list of all leases of real property under which any Loan Party is the lessor, showing as of the Escrow Release Date the street address, county or other relevant jurisdiction, state, province, lessor, lessee, expiration date and annual rental cost thereof.

                  (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries (other than the Excluded Subsidiaries) on the Escrow Release Date, showing as of the Escrow Release Date the amount, obligor or issuer and maturity, if any, thereof.

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all material patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries (other than the Excluded Subsidiaries), showing as of the Escrow Release Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries (other than the Excluded Subsidiaries), showing as of the Escrow Release Date the parties, subject matter and term thereof.

                  (z) Each of the Confirmation Order and the Canadian Order has not been reversed, vacated, modified or stayed, no application or motion has been filed or served on any Loan Party seeking leave to appeal or a stay pending appeal and the Plan of Reorganization has not been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent.

                  (aa) As of the Effective Date, the aggregate fair value of the assets held by the Immaterial Subsidiaries is not greater than $1,000,000.

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                                      103

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

         SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit or any Bankers' Acceptance or BA Equivalent Advance shall be outstanding or any Lender Party shall have any Commitment hereunder, the US Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the US Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, and require each of its Subsidiaries (other than its Excluded Subsidiaries) and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and material Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by Environmental Laws; provided, however, that neither the US Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings, appropriate reserves are being maintained with respect to such circumstances and any such Hazardous Materials do not and could not reasonably be expected to pose an imminent and substantial endangerment to human health or the environment.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) to maintain, insurance including, without limitation, business interruption insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the US Borrower or such Subsidiary operates.

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                                      104

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that neither the US Borrower nor any of its Subsidiaries shall be required to preserve its existence or any right, permit, license, approval, privilege or franchise if the Board of Directors of the US Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the US Borrower or such Subsidiary, as the case may be, and that the loss thereof could not be reasonably likely, either individually or together with all other similar losses, to have a Material Adverse Effect.

                  (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the US Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the US Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants. References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries except to the extent that the reason for any such request for visitation rights is related to potential liability of any Loan Party under the Pension Plans.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the US Borrower and each such Subsidiary in accordance with United States generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not materially adversely affect the use of the related property.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the US Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than transactions among Loan Parties.

                  (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries (other than any Excluded Subsidiary) by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest

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                                      105

         in favor of the Collateral Agent for the benefit of the Secured Parties, then in each case at the US Borrower's expense:

                           (i)      in connection with the formation or
                  acquisition of a Subsidiary that is not an insurance company, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents or, if a Canadian Subsidiary, guaranteeing the Obligations of the Canadian Loan Parties under the Loan Documents, provided, however, that solely with respect to a guaranty or guaranty supplement to secure the Obligations of the U.S. Loan Parties under the Loan Documents, this clause (i) will not apply to any Subsidiary that is (A) a CFC or (B) a Subsidiary that is held directly or indirectly by a CFC.

                           (ii) within 10 days after (A) such request furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent and (B) such formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of such Subsidiary or the real and personal properties so acquired, in each case in detail satisfactory to the Collateral Agent,

                           (iii) within 15 days after (A) such request or acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary, duly execute and deliver and cause each Subsidiary to duly execute and deliver to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Collateral Agent, securing payment of all of the obligations of such Subsidiary under the Loan Documents; provided, however, that only for purposes of securing the Obligations of the US Loan Parties under the Loan Documents if such new property is Equity Interests in a CFC, only 66% of such Equity Interests shall be pledged in favor of the Secured Parties,

                           (iv) within 30 days after such request, formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code and/or PPSA financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this
                  Section 5.01(j), enforceable against all third parties in accordance with their terms; provided, however, that Liens granted by a Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC shall not secure the Obligations of the U.S. Loan Parties under the Loan Documents,

                           (v) within 60 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to (1) the matters contained in clauses (i), (iii) and (iv) above,
                  (2) such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and (4) such other matters as the Collateral Agent may reasonably request,

                           (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary that is not an insurance company, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent; provided, however, that Liens granted by any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC shall not secure the Obligations of the US Loan Parties under the Loan Documents, and

                           (vii) at any time and from time to time, cause each Loan Party and each newly acquired or newly formed Subsidiary that is not an insurance company to promptly execute and deliver any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary that is not an insurance company to take, all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements; provided, however, that

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                                      107

                  Liens granted by any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC shall not secure the Obligations of the US Loan Parties under the Loan Documents.

                  (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents,
         (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries (other than the Excluded Subsidiaries) is or is to be a party, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) to do so.

                  (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it (including without limitation, the performance by any Excluded Subsidiary of its obligations under the PBGC Agreement), maintain each such Related Document in full force and effect, and enforce such Related Document in accordance with its terms, except in each case for any action that, if not taken, could not reasonably be likely to have a Material Adverse Effect.

                  (m) Preparation of Environmental Reports. At the request of the Administrative Agent or the Collateral Agent if the Lender Parties have a reasonable basis to believe that there has been a material release of Hazardous Materials at any property currently owned or operated by any Loan Party or any of its Subsidiaries, that any Loan Party or any of its Subsidiaries is in material non-compliance with any Environmental Law or Environmental Permit with respect to any property currently owned or operated by any Loan Party or any of its Subsidiaries, or that any property currently owned or operated by any Loan Party or any of its Subsidiaries is subject to, or is threatened to be subject to, an Environmental Deed Restriction, provide to the Lender Parties within 60 days after such request, at the expense of the US Borrower, an

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                                      108

         environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials in violation of Environmental Law and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials in violation of Environmental Law on such properties; without limiting the generality of the foregoing, if the US Borrower fails to provide the report in the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report, and the US Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment. References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries.

                  (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the US Borrower or any of its Subsidiaries (other than any Excluded Subsidiary) is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries (other than the Excluded Subsidiaries) to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not have a Material Adverse Effect.

                  (o) Cash Concentration Accounts. Except for accounts pledged in connection with the Bonding Facilities:

                           (i)      Maintain, and cause each of its US
                  Subsidiaries (other than the Excluded Subsidiaries) to maintain, main cash concentration accounts with Citibank or another institution satisfactory to the Administrative Agent and lockbox accounts into which all proceeds of Collateral are paid with one or more banks acceptable to the Collateral Agent that have accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

                           (ii) Maintain, and cause the Canadian Borrower and the Canadian Subsidiaries to maintain, "mirror" cash concentration accounts with Canadian Imperial Bank of Commerce or one or more banks acceptable to the Collateral Agent that have accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

                  (p) Interest Rate Hedging. Enter into prior to the date that is 90 days after the Closing Date, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less

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                                      109

         than a percentage of the Term B Facility such that 50% of the sum of the Term B Facility and the outstanding Senior Notes bears interest at a fixed rate for a period of no less than 3 years in a manner consistent with prudent business practices.

                  (q) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not have a Material Adverse Effect.

                  (r) US Mortgages. By the date that is 60 days after the Closing Date, as such time period may be extended in the Administrative Agent's sole discretion (provided, that if substantially all of the items described in this Section 5.01(r) are not delivered by the date that is 120 days after the Closing Date, any additional extensions shall be subject to the approval of the Required Lenders), the Borrowers shall deliver deeds of trust, trust deeds and mortgages in substantially the form of Exhibit F hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance satisfactory to the Administrative Agent and covering those Properties and Material Leases located in the United States (together with each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "US MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                           (A) evidence that counterparts of the US Mortgages have been duly recorded on or before the date that is 60 days after the Closing Date (or such later date approved by the Administrative Agent in its sole discretion) in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                           (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "US MORTGAGE POLICIES") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued by title insurers acceptable to the Administrative Agent, insuring the US Mortgages covering the Material Properties to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens),

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                                      110

                           (C) American Land Title Association/American Congress on Surveying and Mapping form surveys covering the Material Properties, for which necessary fees (where applicable) have been paid, and dated no more than the date that is 60 days after the Closing Date (or such later date approved by the Administrative Agent in its sole discretion), certified to the Administrative Agent, the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably acceptable to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                           (D) such consents and agreements of other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable in its reasonable discretion; provided, however, that the Administrative Agent acknowledges and agrees that certain of the Material Leases may not provide that the other parties to such Material Leases are required to provide estoppel or consent agreements in a form and substance reasonably satisfactory to the Administrative Agent and, in such case, such Loan Parties' sole obligation is to use reasonable efforts to obtain such agreements and items,

                           (E) with respect to the Material Leases, estoppel and consent agreements, in form and substance satisfactory to the Administrative Agent, executed by each of the lessors of the leased real properties listed on Schedule 4.01(v)(ii) hereto, along with (x) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (z) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent provided, however, that the Administrative Agent acknowledges and agrees that certain of the Material Leases may not provide that the other parties to such Material Leases are required to provide estoppel or consent agreements in a form and substance reasonably satisfactory to the Administrative Agent and may also not permit Loan Parties to provide the items set forth in clauses (x), (y) and (z) of this provision, and, in such case, such Loan Parties' sole obligation is to use reasonable efforts to obtain such agreements and items,

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                                      111

                           (F) evidence of the insurance required by the terms of the US Mortgages, and

                           (G) evidence that all other action that the Administrative Agent may deem necessary or desirable, in its reasonable discretion, in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                           (H) Favorable opinions of local counsel for the Loan Parties (i) in states in which the Material Properties and Material Leases are located, with respect to the enforceability and perfection of all US Mortgages covering Material Properties and Material Leases and any related fixture filings, substantially in the form of Exhibit K hereto and otherwise in form and substance satisfactory to the Administrative Agent and (ii) in states in which the Loan Parties party to the US Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the US Mortgages, in form and substance satisfactory to the Administrative Agent.

                  (s) Canadian Leasehold Mortgages. By the date that is 60 days after the Closing Date, as such time period may be extended in the Administrative Agent's sole discretion (provided, that if substantially all of the items described in this Section 5.01(s) are not delivered by the date that is 120 days after the Closing Date, any additional extensions shall be subject to the approval of the Required Lenders), the Borrowers shall deliver deeds of trust, trust deeds, mortgages and hypothecs in substantially the form of Exhibit M hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance satisfactory to the Administrative Agent and covering those Material Leases located in Canada, duly executed by the appropriate Canadian Loan Party in respect of the Canadian subfacility, together with:

                           (A) evidence that counterparts of the Canadian Mortgages covering Material Leases have been duly recorded on or before the date that is 60 days after the Closing Date (or such later date approved by the Administrative Agent in its sole discretion) in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                           (B) fully paid Canadian Mortgage Policies in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Canadian Mortgages covering the Canadian Material Leases to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics', builder's and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such

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                                      112

                  coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                           (C) with respect to the Canadian Material Leases, estoppel and consent agreements, in form and substance satisfactory to the Administrative Agent, executed by each of the lessors of the leased real properties listed on Schedule 4.01(v)(ii) hereto, along with (x) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (z) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent provided, however, that the Administrative Agent acknowledges and agrees that certain of the Material Leases may not provide that the other parties to such Material Leases are required to provide estoppel or consent agreements in a form and substance reasonably satisfactory to the Administrative Agent and may also not permit Loan Parties to provide the items set forth in clauses (x), (y) and (z) of this provision, and, in such case, such Loan Parties' sole obligation is to use reasonable efforts to obtain such agreements and items,

                           (D) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable provided, however, that the Administrative Agent acknowledges and agrees that certain of the Material Leases may not provide that the other parties to such Material Leases are required to provide estoppel or consent agreements in a form and substance reasonably satisfactory to the Administrative Agent and, in such case, such Loan Parties' sole obligation is to use reasonable efforts to obtain such agreements and items,

                           (E) evidence of the insurance required by the terms of the Canadian Mortgages covering the Material Leases, and

                           (F) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Canadian Mortgages covering the Material Leases has been taken.

                           (G) favorable opinions of local counsel for the Loan Parties in provinces in which the Material Leases are located, with respect to the enforceability, perfection and corporate power and authority in the granting of all Canadian Mortgages covering Material Leases in such provinces and any related

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                                      113

                  fixture filings substantially in the form of Exhibit K hereto, and otherwise in form and substance satisfactory to the Administrative Agent .

                  (t) Good Standing of Geiger Transfer Service, Inc. The US Borrower shall deliver a good standing certificate with respect to Geiger Transfer Service, Inc. by the date that is 60 days after the Closing Date.

         SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit or any Bankers' Acceptance or any BA Equivalent Advance shall be outstanding or any Lender Party shall have any Commitment hereunder, the US Borrower will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than the Excluded Subsidiaries) to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries (other than the Excluded Subsidiaries) to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, or the applicable PPSA a financing statement that names the US Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) as debtor, or sign or suffer to exist, or permit any of its Subsidiaries (other than the Excluded Subsidiaries) to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries (other than the Excluded Subsidiaries) to assign, any accounts or other right to receive income, except:

                           (i) Liens created under the Loan Documents (including, without limitation, the Additional Collateral Account);

                           (ii)     Permitted Liens;

                           (iii) Liens existing on the date hereof and described on Schedule 4.01(t) hereto;

                           (iv) purchase money Liens upon or in real property or equipment acquired or held by the US Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens

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                                      114

                  permitted by this clause (iv) shall not exceed (together with Debt described in Section 5.02(a)(vi) below) $25,000,000 at any time outstanding;

                           (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(D); provided, that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (vi) other Liens securing Debt outstanding in an aggregate principal amount (together with Debt described in Section 5.02(a)(iv) above) not to exceed $25,000,000; provided, that no such Lien shall extend to or cover any Collateral; and

                           (vii) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (vi) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than the Excluded Subsidiaries) to create, incur, assume or suffer to exist, any Debt, except:

                           (i)      in the case of the US Borrower,

                                    (A)      Debt in respect of Hedge Agreements
                           designed to hedge against fluctuations in interest rates or foreign exchange rates or fuel hedging contracts incurred in the ordinary course of business and consistent with prudent business practice;

                                    (B)      Debt owed to a wholly owned
                           Subsidiary (other than an Immaterial Subsidiary) of the Borrower, which Debt (w) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt,
                           (x) shall be on terms acceptable to the
                           Administrative Agent, (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement, and
                           (z) shall, in the case of Debt owed to a Subsidiary that is not a Loan Party, (i) be subordinated to the Obligations of the US Borrower under the Loan Documents on terms acceptable to the Administrative Agent and (ii) be permitted by Section 5.02(f)(i);

                                    (C)      Debt evidenced by the Senior Notes
                           and the guarantees thereof contemplated by the Senior Notes Indenture not to exceed in the aggregate $406 million in aggregate principal amount at any time outstanding; and

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                                      115

                                    (D)      Any Debt evidenced by notes for the
                           purpose of refinancing in whole or in part the Term B Facility in respect of which (i) the covenants and events of default, taken as a whole, are no more burdensome to the Loan Parties than the covenants and events of default, taken as a whole, contained in the Senior Notes, (ii) the principal amount of such Debt shall not exceed the principal amount of such refinanced debt outstanding immediately prior to such refinancing, (iii) the terms relating to principal amount, amortization, maturity and subordination (if any), and other material terms taken as a whole, of any such Debt, and of any agreement or instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of the Senior Notes and
                           (iv) the interest rate applicable to any such Debt shall not exceed the then applicable market interest rate;

                           (ii) in the case of any Subsidiary of the US Borrower, Debt owed to the US Borrower or to a wholly owned Subsidiary of the US Borrower, provided that, in each case, such Debt (v) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, (w) shall be on terms acceptable to the Administrative Agent, (x) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement, (y) shall, in the case of Debt owed to an Immaterial Subsidiary or a Subsidiary that is not a Loan Party, be subordinated to the Obligations of the US Borrower or such Subsidiary under the Loan Documents on terms acceptable to the Administrative Agent and (z) shall be permitted by Section 5.02(f)(i); and

                           (iii) in the case of the US Borrower and its Subsidiaries,

                                    (A)      Debt under the Loan Documents;

                                    (B)      Debt secured by Liens permitted by
                           Section 5.02(a)(iv);

                                    (C)      Debt secured by Liens permitted by
                           Section 5.02(a)(vi) not to exceed in the aggregate $25,000,000 at any time outstanding;

                                    (D)      (x) Capitalized Leases at any time
                           outstanding not to exceed in the aggregate the sum of
                           (1) $25,000,000 plus (2) the aggregate amount of Capitalized Leases assumed in connection with any acquisition permitted pursuant to Section 5.02(f)(ix), and (y) in the case of Capitalized Leases to which any Subsidiary of the US Borrower is a party, Debt of the US Borrower of the type described in clause (i) of the definition of "DEBT" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases subject to the limitations set forth in Section 5.02(f)(i);

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                                      116

                                    (E)      unsecured Debt incurred in the
                           ordinary course of business for borrowed money in an aggregate amount not to exceed $10,000,000 at any time outstanding.

                                    (F)      Surviving Debt; and

                                    (G)      Debt in respect of the Bonding
                           Facilities in an aggregate principal amount not to exceed for the first year following the Closing Date, $375,000,000 at any time outstanding (such amount to increase annually on each anniversary of the Effective Date by $25,000,000).

                  References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries.

                  (c) Change in Nature of Business. Make, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to make, any material change in the nature of its business as carried on at the date hereof.

                  (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to do so, except that:

                           (i) any Subsidiary of the US Borrower may merge into, amalgamate, or consolidate with any other Subsidiary of the US Borrower; provided, that, in the case of any such merger, amalgamation or consolidation, the Person formed by such merger, amalgamation or consolidation shall be a wholly owned Subsidiary of the US Borrower; provided, further, that, in the case of any such merger, amalgamation or consolidation to which a US Subsidiary Guarantor or a Canadian Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall (1) be a US Subsidiary Guarantor or Canadian Subsidiary Guarantor, respectively, and (2) not be an Immaterial Subsidiary; provided further that in the case of a merger, amalgamation or consolidation to which both a US Subsidiary Guarantor and a Canadian Subsidiary Guarantor are parties, the person formed by such merger, amalgamation or consolidation shall be a US Subsidiary Guarantor;

                           (ii) in connection with any acquisition permitted under Section 5.02(f), any Subsidiary of the US Borrower may merge into, amalgamate or consolidate with any other Person or permit any other Person to merge into, amalgamate or consolidate with it; provided, that (i) the Person surviving such merger or amalgamation shall be a wholly owned Subsidiary of the US Borrower and (ii) in the case of any such merger, amalgamation or consolidation to which a US Subsidiary Guarantor or a Canadian Subsidiary Guarantor is a party, the Person formed by such merger, amalgamation or consolidation shall be a US Subsidiary Guarantor or a Canadian Subsidiary Guarantor, respectively;

                           (iii) in connection with any sale or other disposition permitted under Section 5.02(e) (other than clause
                  (ii) thereof), any Subsidiary of the US Borrower

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                                      117

                  may merge into, amalgamate or consolidate with any other Person or permit any other Person to merge into, amalgamate or consolidate with it; and

                           (iv) the US Borrower and its Subsidiaries may consummate the Transaction;

         provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing. References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries.

                  (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                           (i) sales in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire in the ordinary course of its business;

                           (ii) in a transaction authorized by Section 5.02(d) (other than subsection (iii) thereof);

                           (iii) sales, transfers or other dispositions of assets among Loan Parties (other than Immaterial Subsidiaries) (provided that neither the US Borrower nor any US Subsidiary Guarantor shall sell, transfer or otherwise dispose of assets to a Canadian Subsidiary Guarantor or Canadian Borrower other than (i) as permitted by Section 5.02(f)(i) or (ii) in connection with the assumption by the US Borrower of any Greyhound Lease);

                           (iv)     sales or other dispositions by any
                  Subsidiary that is an insurance company of Investments held by it in the ordinary course of its business;

                           (v) sales, transfers or other dispositions pursuant to the Transaction; and

                           (vi) sales, transfers or other dispositions of assets for cash and for fair value in an aggregate amount not to exceed U.S.$5,000,000 in any Fiscal Year so long as no Default shall have occurred and be continuing or would result from such sale;

         provided, that in the case of sales of assets pursuant to clause (vi) above, the US Borrower shall prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.07(b)(ii), as specified therein. References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries.

                  (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to make or hold, any Investment in any Person, except:

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                                      118

                           (i) (A) Investments by the US Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof; provided that Investments outstanding on the date hereof that consist of guarantees by the US Borrower of operating leases of Greyhound Lines, Inc., shall not be extended or renewed by the US Borrower and letters of credit issued in connection therewith shall not be extended beyond the termination of such operating leases, (B) additional Investments in Loan Parties (other than any Immaterial Subsidiary); provided that the aggregate amount invested in non-U.S. Loan Parties from the date hereof shall not exceed $35,000,000 and (C) additional Investments in wholly owned Subsidiaries that (1) are Immaterial Subsidiaries or (2) are not Loan Parties in an aggregate amount invested from the date hereof not to exceed $25,000,000; provided that the aggregate amount invested from the date hereof in Greyhound Lines, Inc. and its Subsidiaries shall not exceed $15,000,000;

                           (ii) loans and advances to employees in the ordinary course of the business of the US Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

                           (iii) Investments by the US Borrower and its Subsidiaries in Cash Equivalents;

                           (iv) Investments existing on the date hereof and described on Schedule 4.01(y) hereto;

                           (v) Investments by the US Borrower in Hedge Agreements permitted under Section 5.02(b)(i)(A);

                           (vi) Investments consisting of intercompany Debt permitted under Section 5.02(b);

                           (vii) Investments by the US Borrower and its Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed U.S. $35,000,000; provided, that, (1) no such Investment shall be in any Excluded Subsidiary or any Immaterial Subsidiary and (2) with respect to each Investment made pursuant to this clause (vii):

                                    (A)      such Investment shall not include
                           or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the US Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors or persons performing similar functions of the US Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

                                    (B)      such Investment shall be in
                           property and assets which are part of, or in lines of business which are, substantially the same lines of

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                                      119

                           business as one or more of the principal businesses of the US Borrower and its Subsidiaries in the ordinary course;

                                    (C)      any determination of the amount of
                           such Investment shall include all cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the US Borrower and its Subsidiaries in connection with such Investment;

                                    (D)      (1) immediately before and
                           immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the US Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such Investment had been consummated as of the first day of the fiscal period covered thereby; and

                                    (E)      the cash consideration for such
                           Investment shall be solely from (i) the Net Cash Proceeds of the sale or issue of any Equity Interests and (ii) the portion of Excess Cash Flow for any Fiscal Year that is permitted to be retained by the Borrower;

                           (viii) Investments by the US Borrower in its insurance company Subsidiaries solely to the extent necessary for such Subsidiaries to pay any required insurance premiums;

                           (ix) Investments by the US Borrower and its Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed in any Fiscal Year the Capital Expenditure Acquisition Basket for such Fiscal Year; provided, that, with respect to each Investment made pursuant to this clause (ix):

                                    (A)      such Investment shall be made in
                           the education services business segment of the US Borrower and its Subsidiaries and shall be made solely in lieu of the US Borrower and its Subsidiaries making a Capital Expenditure;

                                    (B)      such Investment shall not include
                           or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the US

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                                      120

                           Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors or persons performing similar functions of the US Borrower of such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

                                    (C)      such Investment shall be in
                           property and assets which are part of, or in lines of business which are, substantially the same lines of business as the education services business segment in the ordinary course;

                                    (D)      any determination of the amount of
                           such Investment shall include all cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the US Borrower and its Subsidiaries in connection with such Investment; and

                                    (E)      (1) immediately before and
                           immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the US Borrower and its Subsidiaries shall be in pro forma compliance with all the covenants set forth in
                           Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

                           (x) Investments by the US Borrower and its Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed U.S. $3,000,000; and

                           (xi) Investments by the US Borrower and its Subsidiaries in an aggregate amount not to exceed $10 million consisting of preferred shares in a certain performance bonding company for the purpose of procuring performance bonds; provided, that cash collateral pledged in respect of the Bonding Facilities shall be released at least dollar for dollar with the amount invested in any such preferred shares.

                  References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries.

                  (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to do any of the foregoing, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the US Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                           (i)      the US Borrower may declare and pay
                  dividends and distributions payable only in common stock of the US Borrower, and

                           (ii) any Subsidiary of the US Borrower may (A) declare and pay cash dividends to any other Loan Party (other than an Immaterial Subsidiary) of which it is a Subsidiary and
                  (B) accept capital contributions from its parent to the extent permitted under Section 5.02(f)(i).

                  (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to amend, its certificate of incorporation or bylaws or other constitutive documents other than amendments that would not be reasonably expected to have a Material Adverse Effect.

                  (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

                  (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement and (ii) required prepayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to do any of the foregoing other than to prepay any Debt payable to any Loan Party.

                  (k) Amendment, Etc., of Related Documents. (i) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (ii) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, (iii) waive any default under or any breach of any term or condition of any Related Document, (iv) agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or (v) take any other action in connection with any Related Document that, in the case of clauses (ii) through (v), could be reasonably likely to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing. For the avoidance of doubt, this covenant applies to any of the foregoing actions taken by any Excluded Subsidiary with respect to the PBGC Agreement.

                  (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) restrictions contained in any agreements in effect on the Effective Date, (ii) in favor of the Secured Parties or (iii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt or (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(D) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

                  (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (n) Speculative Transactions. Engage, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than bona fide nonspeculative hedging transactions entered into in the ordinary course of business consistent with past practices.

                  (o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) excluding Investments consisting of Capital Expenditures made under Section 5.02(f)(vii) (together with the amount invested during such period in accordance with the terms of Section 5.02(f)(ix)) in any period set forth below to exceed the amount set forth below for such period:

------------------------------------------
QUARTER ENDING IN               AMOUNT
------------------------------------------
 August 31, 2003              $95,000,000
------------------------------------------

------------------------------------------
FISCAL YEAR ENDING IN            AMOUNT
------------------------------------------
         2004                 $270,000,000
         2005                 $340,000,000
         2006                 $320,000,000
         2007                 $390,000,000
         2008                 $340,000,000
         2009                 $280,000,000
------------------------------------------

         provided, however, that if, for any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the aggregate amount of Capital Expenditures made by the US Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being the "EXCESS AMOUNT"), the US Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year in an amount (such amount being referred to herein as the "CARRYOVER AMOUNT") equal to the lesser of (i) the Excess Amount and (ii) 25% of the amount specified above for such immediately preceding Fiscal Year. References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries.

                  (p) Formation of Subsidiaries. Organize or invest, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to organize or invest, in any new Subsidiary except as permitted under
         Section 5.02(f)(i) or (vii).

                  (q) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries (other than any Excluded Subsidiary) to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the US Borrower or any Subsidiary of the US Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except as required from time to time under the existing Federal Insurance Bonding Facility and the Loan Documents.

                  (r) Amendment, Etc., of Material Contracts. (i) Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder,
         (iii) waive any default under or breach of any Material Contract, (iv) agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or (v) take any other action in connection with any Material Contract that, in the case of clauses (ii) through (v), could be reasonably likely to have a Material Adverse Effect, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to do any of the foregoing.

                  (s) Amendment of Bonding Facility Documents. Amend or otherwise modify any document pertaining to the Bonding Facilities in any manner that could be reasonably likely to have a Material Adverse Effect.

         SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit or any Bankers' Acceptance or any BA Equivalent Advance shall be outstanding or any Lender Party shall have any Commitment hereunder, the US Borrower, or the applicable Borrower, as the case may be, will furnish to the Agents and the Lender Parties:

                  (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the applicable Borrower setting forth details of such Default and the action that such Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the US Borrower and its Subsidiaries, including therein Consolidated balance sheets and related Consolidated statements of operations, shareholders' equity and cash flows, in each case accompanied by an opinion acceptable to the Required Lenders of PricewaterhouseCoopers or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a report of such accounting firm certifying to the Lender Parties that in the course of the regular audit of the business of the US Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred (in so far as such default relates to accounting matters) and is continuing, or if, in the opinion of such accounting firm, a Default (related to accounting matters) has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04; provided, that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the US Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the US Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the US Borrower has taken and proposes to take with respect thereto and a financial statement footnote providing Consolidated balance sheets, statements of operations and cash flows for both the US Borrower and its Subsidiaries (other than Excluded Subsidiaries) and for the Excluded Subsidiaries in substantially the form of Schedule 5.03(b)(i) attached hereto and a schedule providing a consolidating balance sheet, statement of operations and purchases of property and equipment across the businesses in substantially the form of Schedule 5.03(b)(ii) attached hereto.

                  (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the US Borrower and its Subsidiaries and related Consolidated statements of operations, shareholders' equity and cash flows for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of operations, shareholders' equity and cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial

         Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the US Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the US Borrower in determining compliance with the covenants contained in Section 5.04; provided, that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the US Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and a financial statement footnote providing Consolidated balance sheets, statements of operations and cash flows for both the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) and for the Excluded Subsidiaries in substantially the form of Schedule 5.03(c)(i) attached hereto, and a schedule providing a consolidating balance sheet, statement of operations and purchases of property and equipment across the businesses in substantially the form of Schedule 5.03(c)(ii) attached hereto, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the US Borrower as having been prepared in accordance with GAAP.

                  (d) Monthly Financials. As soon as available and in any event within 35 days after the end of each month, consolidating balance sheets and statements of operations across the businesses in substantially the form of Schedule 5.03(d) attached hereto, in each case in reasonable detail and duly certified by the Chief Financial Officer of the US Borrower.

                  (e) Annual Forecasts. As soon as available and in any event no later than 30 days after the end of each Fiscal Year, consolidating forecasts of the US Borrower and its Subsidiaries (other than the Excluded Subsidiaries) prepared by management of the US Borrower, in form satisfactory to the Administrative Agent, of balance sheets, statements of operations and cash flows on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date in respect of the Term B Facility.

                  (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on
         Schedule 4.01(f) hereto. References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries except to the extent that any of the foregoing relates to the Pension Plans.

                  (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the US Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange. References herein to "Subsidiaries" shall not be deemed to include the Excluded Subsidiaries except to the extent that any of the foregoing relates to the Pension Plans.

                  (h) Tax Reports. Within 10 days after receipt, (i) copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the regular federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the US Borrower is a member aggregating $7,000,000 or more; and (ii) copies of any assessment or reassessment made by the Canada Customs and Revenue Agency or any communication issued by the Canada Customs and Revenue Agency proposing or indicating that an assessment or reassessment may be made, of the US Borrower or any corporation related to it ,within the meaning of the Income Tax Act (Canada), involving an increase in the taxable income of such entity exceeding CN $5,000,000, or an increased tax liability of such entity exceeding CN $1,750,000.

                  (i) Tax Certificates. Promptly, and in any event within ten Business Days after the due date (with extensions) for filing the final federal income tax return in respect of each taxable year, a certificate signed by the President or the Chief Financial Officer of the US Borrower, stating that the US Borrower has paid to the Internal Revenue Service or other taxing authority, the full amount that such affiliated group is required to pay in respect of federal income tax for such year. Promptly, and in any event within ten Business Days after the due date for filing the federal income tax return in respect of each taxation year of each corporation that was incorporated under the laws of Canada or a Province or Territory of Canada, carried on business in Canada for the purposes of the Income Tax Act (Canada) or disposed of taxable Canadian property as defined in the Income Tax Act (Canada) and that is related to the US Borrower within the meaning of the Income Tax Act (Canada), a certificate signed by the President or the Chief Financial Officer of the US Borrower, stating that such corporations have paid to the Canada Customs and Revenue Agency, or other taxing authority having jurisdiction, as the case may be, the full amount that such corporations are required to pay under any Canadian federal statute that imposes taxes.

                  (j) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the US Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (ii) Plan Terminations. Promptly and in any event within three Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) Actuarial Valuation Reports. Promptly and in any event within 30 days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each annual valuation report prepared with respect to any Pension Plan.

                  (v) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (k) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (l) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(u)(i), 4.01(u)(ii), 4.01(v)(i) and 4.01(v)(ii) hereto, including an identification of all owned and leased real property disposed of by the US Borrower or any of its Subsidiaries (other than any Excluded Subsidiary) during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                  (m) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the US Borrower and its Subsidiaries (other than any Excluded Subsidiary) and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

                  (n) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                  (o) Insurance Asset Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter of each Fiscal Year, insurance asset reports that set forth insurance reserves and collateral in the form of Schedule III hereto.

                  (p) Greyhound Lease Certificates. At the end of each fiscal quarter, a certificate of an officer of the US Borrower certifying (i) the Stipulated Loss Value under the Greyhound Leases guaranteed by the US Borrower as of the end of such fiscal quarter and the amount of any reduction from the previous fiscal quarter and (ii) if the US Borrower has the right to assume any Greyhound Lease, the amount of the Stipulated Loss Value in respect of such assumable lease.

                  (q) Vehicle Reports. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report that lists and describes (including the owner, vehicle type, vehicle identification number, state of registration, and purchase price or sale price, as applicable) all Vehicles acquired or disposed of during such Fiscal Year.

         SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit or any Bankers' Acceptance or any BA Equivalent Advance shall be outstanding or any Lender Party shall have any Commitment hereunder, the US Borrower will:

                  (a) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than the amount set forth below for each Measurement Period set forth below:

==============================================================
MEASUREMENT PERIOD ENDING                              RATIO
==============================================================
    August 31, 2003                                  1.05 to 1
    November 30, 2003                                1.15 to 1
    February 29, 2004                                1.15 to 1
    May 31, 2004                                     1.15 to 1
    August 31, 2004                                  1.15 to 1
    November 30, 2004                                1.15 to 1
    February 28, 2005                                1.15 to 1
    May 31, 2005                                     1.15 to 1
    August 31, 2005                                  1.15 to 1
    November 30, 2005                                1.15 to 1
    February 28, 2006                                1.25 to 1
    May 31, 2006                                     1.25 to 1
    August 31, 2006                                  1.25 to 1
    November 30, 2006                                1.25 to 1
    February 28, 2007                                1.25 to 1
    May 31, 2007                                     1.25 to 1
    August 31, 2007                                  1.25 to 1
    November 30, 2007                                1.25 to 1
==============================================================

==============================================================
MEASUREMENT PERIOD ENDING                              RATIO
==============================================================

    February 29, 2008                                1.25 to 1
    May 31, 2008                                     1.25 to 1
    August 31, 2008                                  1.25 to 1
    November 30, 2008                                1.25 to 1
    February 28, 2009                                1.25 to 1
    April __, 2009                                   1.25 to 1
==============================================================

                  (b) Leverage Ratio. Maintain at all times a Leverage Ratio of not more than the amount set forth below for each Measurement Period set forth below:

========================================================
MEASUREMENT PERIOD ENDING                        RATIO
========================================================
    August 31, 2003                            3.25 to 1
    November 30, 2003                          3.25 to 1
    February 29, 2004                          3.00 to 1
    May 31, 2004                               3.00 to 1
    August 31, 2004                            3.00 to 1
    November 30, 2004                          2.75 to 1
    February 28, 2005                          2.75 to 1
    May 31, 2005                               2.75 to 1
    August 31, 2005                            2.50 to 1
    November 30, 2005                          2.25 to 1
    February 28, 2006                          2.25 to 1
    May 31, 2006                               2.25 to 1
    August 31, 2006                            2.25 to 1
    November 30, 2006                          2.00 to 1
    February 28, 2007                          2.00 to 1
    May 31, 2007                               2.00 to 1
    August 31, 2007                            2.00 to 1
    November 30, 2007                          2.00 to 1
    February 29, 2008                          2.00 to 1
    May 31, 2008                               2.00 to 1
    August 31, 2008                            2.00 to 1
    November 30, 2008                          2.00 to 1
    February 28, 2009                          2.00 to 1
    April __, 2009                             2.00 to 1
========================================================

                  (c) Interest Coverage Ratio. Maintain at all times an Interest Coverage Ratio of not less than the amount set forth below for each Measurement Period set forth below:

========================================================
MEASUREMENT PERIOD ENDING                       RATIO
========================================================
    August 31, 2003                            3.85 to 1
    November 30, 2003                          4.00 to 1
    February 29, 2004                          4.00 to 1
========================================================

========================================================
MEASUREMENT PERIOD ENDING                       RATIO
========================================================
    May 31, 2004                               4.00 to 1
    August 31, 2004                            4.00 to 1
    November 30, 2004                          4.50 to 1
    February 28, 2005                          4.50 to 1
    May 31, 2005                               4.50 to 1
    August 31, 2005                            4.50 to 1
    November 30, 2005                          5.00 to 1
    February 28, 2006                          5.00 to 1
    May 31, 2006                               5.00 to 1
    August 31, 2006                            5.00 to 1
    November 30, 2006                          5.00 to 1
    February 28, 2007                          5.00 to 1
    May 31, 2007                               5.00 to 1
    August 31, 2007                            5.00 to 1
    November 30, 2007                          5.00 to 1
    February 29, 2008                          5.00 to 1
    May 31, 2008                               5.00 to 1
    August 31, 2008                            5.00 to 1
    November 30, 2008                          5.00 to 1
    February 28, 2009                          5.00 to 1
    April __, 2009                             5.00 to 1
========================================================

                  (d) Net Tangible Assets Ratio. Maintain at all times a Net Tangible Assets Ratio of at least 1.5:1.0; provided, that the Borrower shall be permitted to cure any failure to comply with the Net Tangible Assets Ratio by making an optional prepayment under Section 2.07(a) hereof.

                  (e) Maximum Senior Secured Leverage Ratio. Maintain at all times a Maximum Senior Secured Leverage Ratio of not less than the amount set forth below for each Measurement Period set forth below:

========================================================
MEASUREMENT PERIOD ENDING                        RATIO
========================================================
    August 31, 2003                            2.00 to 1
    November 30, 2003                          2.00 to 1
    February 29, 2004                          1.75 to 1
    May 31, 2004                               1.75 to 1
    August 31, 2004                            1.75 to 1
    November 30, 2004                          1.75 to 1
    February 28, 2005                          1.50 to 1
    May 31, 2005                               1.50 to 1
    August 31, 2005                            1.50 to 1
    November 30, 2005                          1.25 to 1
    February 28, 2006                          1.25 to 1
    May 31, 2006                               1.25 to 1
========================================================

========================================================
MEASUREMENT PERIOD ENDING                        RATIO
========================================================
    August 31, 2006                            1.25 to 1
    November 30, 2006                          1.00 to 1
    February 28, 2007                          1.00 to 1
    May 31, 2007                               1.00 to 1
    August 31, 2007                            1.00 to 1
    November 30, 2007                          1.00 to 1
    February 29, 2008                          1.00 to 1
    May 31, 2008                               1.00 to 1
    August 31, 2008                            1.00 to 1
    November 30, 2008                          1.00 to 1
    February 28, 2009                          1.00 to 1
    April __, 2009                             1.00 to 1
========================================================

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) any Borrower shall fail to pay any principal of any Advance or any portion of any Bankers' Acceptance or any BA Equivalent Advance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within 2 Business Days after the same shall become due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

                  (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.15, 5.01(e), (f),
         (i), (j), (m) or (p), 5.02, 5.03 or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the US Borrower by any Agent or any Lender Party; or

                  (e) any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an

         Agreement Value) of at least $10,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted or any step taken by or against any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) (i) seeking to adjudicate it a bankrupt or insolvent, (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (iii) seeking the entry of an order for relief against it or any substantial part of its property,
         (iv) for the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or (v) seeking the seizure of or control over any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $15,000,000 shall be rendered against any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary) that could have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby or any such Loan Party shall so state in writing; or

                  (k) a Change of Control shall occur other than as a result of giving effect to the Transaction; or

                  (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $15,000,000; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000 or requires payments exceeding $3,500,000 per annum; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $3,500,000; or

                  (o) the aggregate amount of quarterly contributions required to be made under Section 412(m) of the Internal Revenue Code (determined by the actuary for the Pension Plans in accordance with the PBGC Agreement and assuming timely payment of the Enhanced Contributions (as defined in the PBGC Agreement)) with respect to the

         Pension Plans for any plan year except 2006 shall exceed $20 million, or for the 2006 plan year shall exceed $50.5 million; or

                  (p) an "Event of Default" (as defined in the PBGC Agreement) shall have occurred under the PBGC Agreement, unless waived by the PBGC or cured by the US Borrower and its Subsidiaries in accordance with the PBGC Agreement; or

                  (q) the PBGC Agreement shall be amended, modified or supplemented or any member of the Laidlaw Group shall enter into an additional agreement with the PBGC, in each case which materially increases the obligations of the Laidlaw Group with respect to the Pension Plans, including, without limitation, any amendment accelerating the payment obligations of any member of the Laidlaw Group under the PBGC Agreement; or

                  (r) a Triggering Event shall occur under surety bonds in an aggregate penal amount of $5 million or more.

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the US Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Canadian Revolving Credit Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) of each Canadian Lender to create and/or purchase Bankers' Acceptances and/or make BA Equivalent Advances and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the US Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the US Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that upon the occurrence of an Event of Default pursuant to
Section 6.01(f) (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Canadian Revolving Credit Advances by a Revolving Credit Lender pursuant to
Section 2.02(c)) and of each Canadian Lender to accept and/or purchase Bankers' Acceptances and/or Notional Bankers' Acceptances and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

         SECTION 6.02. Actions in Respect of the Letters of Credit, Bankers' Acceptances BA Equivalent Advances upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, (a) make demand upon any Borrower to, and forthwith upon such demand such Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding and (b) make demand upon any Canadian Borrower to, and forthwith upon such demand, such Canadian Borrower will, pay to the Administrative Agent on behalf of the Canadian Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the BA Collateral Account, an amount equal to the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, such Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law. If at any time the Administrative Agent determines that any funds held in the BA Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Canadian Lenders or that the total amount of such funds is less than the aggregate Face Amount of all Bankers' Acceptances and Notional Bankers' Acceptances, any Canadian Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the BA Collateral Account, an amount equal to the excess of (a) such aggregate Face Amount over (b) the total amount of funds, if any, then held in the BA Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                  ARTICLE VII

                                   THE AGENTS

         SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, an Issuing Bank (if applicable), a Swing Line Bank (if applicable), a Canadian Lender (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; which powers shall include, without limitation, the entry by the Administrative Agent, on behalf of the Lenders, into the Intercreditor Agreements. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03. CNAI, CSFB and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, CNAI and CSFB shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include CNAI and CSFB in their respective individual capacities. CNAI and CSFB and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CNAI and CSFB were not Agents and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

         SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                  (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

                  (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender

Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term B Commitments at such time, (iv) their respective pro rata shares of the aggregate Face Amount of all Bankers' Acceptances or Notional Bankers' Acceptances outstanding at such time and (v) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Canadian Advances owing to any Canadian Lender, the Face Amount of Bankers' Acceptances or Notional Bankers' Acceptances outstanding at such time and of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 7.06. Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the US Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent, Canadian Lender and Letter of Credit Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrowers in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this
Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

         SECTION 7.07. Appointment of Supplemental Collateral Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

                  (b) In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 8.04 that refer to the Collateral Agent or the Agents shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Collateral Agent or the Agents shall be deemed to include a reference to such Supplemental Collateral Agent, as the context may require.
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                                      140

                  (c) Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

         SECTION 7.08. Appointment of Citibank, Canada as Fonde de Pouvoir. The Lenders hereby appoint Citibank, Canada to act as the fonde de pouvoir ("person holding the power of attorney") on behalf of the Lenders, as contemplated in article 2692 of the Civil Code of Quebec, in order to obtain, receive and hold for, in the name of and for the benefit of the Lenders, all hypothecs, rights and security interests created by the Quebec Security Documents as security for the payment of the Obligations and the Guaranteed Obligations and the performance of the Obligations and the Guaranteed Obligations under the Loan Documents, including the Quebec Security Documents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or Section 3.02 or, in the case of the Initial Extension of Credit, Section 3.03, (ii) change the number of Lenders or the definition of Required Lenders or the percentage of (w) the Commitments, (x) the aggregate unpaid principal amount of the Advances, (y) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder or (z) the aggregate Face Amount of outstanding Bankers' Acceptances or Notional Bankers' Acceptances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty issued by it or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, or (v) amend Section 2.14 or this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a
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                                      141

Commitment under, or is owed any amounts under or in respect of, the Term B Facility or the Revolving Credit Facility if such Lender is directly and adversely affected by such amendment, waiver or consent: (i) increase the Commitments of such Lender; (ii) reduce the principal of, or stated rate of interest on, the Notes held by such Lender or any fees or other amounts stated to be payable hereunder to such Lender; or (iii) postpone or forgive any date scheduled for any payment of principal of, or interest on, the Notes pursuant to
Section 2.04 or 2.08 or any date fixed for any payment of fees hereunder or any Guaranteed Obligations payable under the US Subsidiary Guaranty or the Canadian Subsidiary Guaranty; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Canadian Lender or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Canadian Lenders or of the Issuing Banks, as the case may be, under this Agreement; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents; provided, further, that, except as expressly provided in clauses (b)(i), (ii) and (iii) above, no amendment, waiver or consent shall, unless in writing and signed by the Required Revolving Credit Lenders, adversely affect the rights of the Revolving Credit Lenders and there shall be no amendment to the definition of Required Revolving Credit Lenders without the consent of all of the Revolving Credit Lenders; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Required Term B Lenders, adversely affect the rights of the Term B Lenders and there shall be no amendment to the definition of "Required Term B Lender" without the consent of all of the Term B Lenders.

         SECTION 8.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or
(y) as and to the extent set forth in Section 8.02(b) and in the proviso to this
Section 8.02(a), in an electronic medium and delivered as set forth in Section 8.02(b), if to the US Borrower, at its address at 55 Shuman Boulevard, Suite 600, Naperville, IL 60563, Attention: Chief Financial Officer (Fax: (630) 848-3149; E-mail: doug_carty@lpsg.com); if to Laidlaw Transit, at its address at 3221 North Service Road, Burlington, ON L7R 3Y8, Attention: Finance Director (Fax: (905) 336-8177; E-mail: tony_watson@lpsg.com); if to Greyhound Canada, at its address at 877 Greyhound Way SW, Calgary, AB T3C 3V8, Attention:
Vice-President, Finance (Fax: (403) 260-0839; E-mail: ron.love@greyhound.ca); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department (Fax: (302) 894-6120); or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the US Borrower and the Administrative Agent; provided that materials required to be delivered pursuant to Section 5.03(a), (b), (c), (d) and (g) shall be delivered to the Administrative Agent as specified in Section 8.02(b) or as otherwise specified to the US Borrower by the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  (b) So long as CNAI is the Administrative Agent, materials required to be delivered pursuant to Section 5.03(a), (b), (c), (d) and (g) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Borrowers agree that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to any Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "COMMUNICATIONS") available to the Lenders by posting such notices on "e-Disclosure" (the "PLATFORM"), the Administrative Agent's internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

                  (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "NOTICE") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that, if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

         SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.04. Costs and Expenses. (a) Each Borrower agrees to pay on demand (i) all reasonable costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of a single outside counsel and other local counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                  (b) Each Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents, advisors, trustees and representatives (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Bankers' Acceptances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby or any similar transaction or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. Each Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents, advisors, trustees and representatives, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Bankers' Acceptances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07, 2.10(b)(i) or 2.11(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason or if any Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.07 or 6.01 or otherwise, such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.11 and 2.13 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of any Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured; provided, however, that no deposit or other indebtedness owed to any Canadian Borrower may be set off or applied against any Obligation of any U.S. Loan Party. Each Agent and each Lender Party agrees promptly to notify such Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

         SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be an integral multiple of $1,000,000 in excess thereof (or, in each case, such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the US Borrower) under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee,
(iv) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed,
(v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (vi) each such Eligible Assignee shall comply with the requirements of Section 2.13(e), if applicable.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.11, 2.13 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and

Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the US Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (which shall be marked "Amended and Restated") an amended and restated Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, an amended and

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                                      147

restated Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such amended and restated Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

                  (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that
(i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender Party by or on behalf of any Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may, without the consent of the Borrower or the Administrative Agent, create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the US Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.11 and
2.13 (or any other increased costs protection provision) and (iii) the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and with the payment of a processing fee of $500, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

         SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 8.09. No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that any Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 8.10. Confidentiality. (a) Subject to paragraph (b) below, each of the Agents and the Lender Parties hereby agrees that it will not disclose to any person or entity any Confidential Information, except that each of the Agents and the Lender Parties may disclose Confidential Information (i) to its and its Affiliates' officers, directors, employees, agents, accountants, attorneys, and other advisors (collectively "LENDER REPRESENTATIVES") who have a need to know such Confidential Information for the purpose of assisting in the negotiation, completion and administration of the Facilities, (ii) to actual or potential Lenders who have agreed to hold the Confidential Information in confidence on substantially the same terms as provided herein, (iii) to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of any Borrower and
(iv) to the extent any portion of such Confidential Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 8.10 by any of the Agents or the Lender Parties or any of the Lender Representatives, (B) is or becomes available to any of the Agents or the Lender Parties or any of the Lender Representatives on a non-confidential basis from a source other than a Borrower or (C) is required to be disclosed by law, regulation or judicial order or is requested by any regulatory body with jurisdiction over any of the Agents or the Lender Parties or any of the Lender Representatives.

                  (b) Notwithstanding anything herein to the contrary, the Borrowers, the Agents, the Lender Parties and the Lender Representatives may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such U.S. tax treatment and tax structure.

         SECTION 8.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the US Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

         SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. The Canadian Borrowers hereby agree that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon the US Borrower at its address for notices as provided for in
Section 8.02 and the Canadian Borrower hereby irrevocably appoints the Borrower its authorized agent to accept such service of process, and the US Borrower hereby accepts such appointment, and the Borrowers agree that the failure of the US Borrower to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Canadian Borrowers hereby further irrevocably consents to the service of process in any action or proceeding to the Canadian Borrowers at their respective addresses specified in Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 8.13. Judgment Currency. (a) To the extent permitted by applicable law, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in US Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be determined in accordance with Section
1.04 of this Agreement on the Business Day preceding that on which final judgment is given.

                  (b) To the extent permitted by applicable law, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into US Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be determined in accordance with Section 1.04 of this Agreement on the Business Day preceding that on which final judgment is given.

                  (c) To the extent permitted by applicable law, the obligation of each Borrower in respect of any sum due in US Dollars from it to any Lender Party or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than US Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender Party or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender Party or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase US Dollars with such other currency; if the US Dollars so purchased are less than such sum due to such Lender Party or the Administrative Agent (as the case may be) in US Dollars, each Borrower agrees, to the extent permitted by applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Administrative Agent (as the case may be) against such loss, and if the US Dollars so purchased exceed such sum due to any Lender Party or the Administrative Agent (as the case may be) in US Dollars, such Lender Party or the Administrative Agent (as the case may be) agrees to remit to each such Borrower such excess.

         SECTION 8.14. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 8.15. Waiver of Jury Trial. Each of the Borrowers, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     LAIDLAW INVESTMENTS LTD.

                                     By ______________________________
                                        Title:

                                     LAIDLAW TRANSIT LTD.

                                     By ______________________________
                                        Title:

                                     GREYHOUND CANADA
                                     TRANSPORTATION CORP.

                                     By ______________________________
                                        Title:

                                     CITICORP NORTH AMERICA, INC.,
                                        as Administrative Agent and as
                                        Collateral Agent

                                     By ______________________________
                                        Title:

                                     CREDIT SUISSE FIRST BOSTON, acting
                                        through its Cayman Islands Branch,
                                        as Syndication Agent

                                     By ______________________________
                                        Title:

                                     By ______________________________
                                        Title:

                                     GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Co-Documentation
                                        Agent

                                     By:______________________________
                                        Title:

                                 INITIAL LENDERS

                                     CITICORP NORTH AMERICA, INC.

                                     By ______________________________
                                        Title:

                                     CREDIT SUISSE FIRST BOSTON, acting
                                        through its Cayman Islands Branch

                                     By ______________________________
                                        Title:

                                     By ______________________________
                                        Title:

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION

                                     By ______________________________
                                        Title:

                         INITIAL REVOLVING ISSUING BANK

                                     CITIBANK, N.A.

                                     By ______________________________
                                        Title:

                          INITIAL CANADIAN ISSUING BANK

                                     CITIBANK CANADA
                                        as Initial Canadian Issuing Bank

                                     By ______________________________
                                        Title:

                             ADDITIONAL ISSUING BANK

                                     CITIBANK, N.A.,
                                        as Additional Issuing Bank

                                     By ______________________________
                                        Title:

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

==============================================================================================================
                                                                   CANADIAN   ADDITIONAL
                                          REVOLVING   LETTER OF   REVOLVING   LETTER OF   DOMESTIC  EURODOLLAR
                                TERM B      CREDIT      CREDIT     CREDIT       CREDIT    LENDING    LENDING
   NAME OF INITIAL LENDER     COMMITMENT  COMMITMENT  COMMITMENT  COMMITMENT  COMMITMENT   OFFICE     OFFICE
==============================================================================================================
Citicorp North America, Inc.
--------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston
--------------------------------------------------------------------------------------------------------------
General Electric Capital
Corporation
--------------------------------------------------------------------------------------------------------------
Citibank Canada
--------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston,
acting through its Cayman
Islands Branch
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

==============================================================================================================